sec

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.         )

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☐	Soliciting Material Pursuant to § 240.14a-12

MarketAxess Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Market Axess 2023 Proxy Statement and Notice of Annual Meeting of Stockholders

MarketAxess Holdings Inc.

55 Hudson Yards, 15th Floor

New York, New York 10001

April 26, 2023

TO THE STOCKHOLDERS OF MARKETAXESS HOLDINGS INC.:

You are invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc. (the “Company”) scheduled for Wednesday, June 7, 2023 at 9:00 a.m., Eastern Daylight Time. The Annual Meeting will be a virtual meeting of stockholders.  You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/MKTX2023. The Company’s Board of Directors and management look forward to your participation.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On April 26, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 online and how to vote. The Notice contains instructions on how you can receive a paper copy of the Proxy Statement, proxy card and Annual Report if you only received a Notice by mail.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the Proxy Statement, please cast your vote via the Internet or telephone or complete, sign, date and return the proxy card in the pre-addressed envelope that we have included for your convenience if you received paper copies. If you hold your shares in a stock brokerage account, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote via the Internet or by telephone or how to instruct your broker to vote on your behalf.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Richard M. McVey
Executive Chairman of the Board of Directors

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
Attend the Annual Meeting at: www.virtualshareholdermeeting.com/MKTX2023

Your vote is very important, regardless of the number of shares you own. Please read the attached Proxy Statement carefully and complete and submit your proxy card via the Internet or sign and date your paper proxy card as promptly as possible and return it in the envelope that was enclosed if you received paper copies. Alternatively, you may be able to submit your proxy by touch-tone phone as indicated on the Notice or proxy card.

TO THE STOCKHOLDERS OF MARKETAXESS HOLDINGS INC.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc., a Delaware corporation (the “Company”), will be held via live webcast on Wednesday, June 7, 2023, at 9:00 a.m., Eastern Daylight Time. You can participate in the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MKTX2023. You must have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

At the Annual Meeting we will:

1.  vote to elect the 11 nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2024 Annual Meeting of Stockholders;

2.  vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

3.  hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;

4.  hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

5.  transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

BY INTERNET Visit 24/7 www.proxyvote.com

BY PHONE Call 1-800-690-6903 in the U.S. or Canada to vote your shares

BY MAIL If you received printed copies of the proxy materials, cast your ballot, sign your proxy card and return

PARTICIPATE IN THE ANNUAL MEETING Vote during the Annual Meeting at www.virtualshareholdermeeting.com/MKTX2023 using your 16-digit control number

These items are more fully described in the Company’s Proxy Statement accompanying this notice.

The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on April 10, 2023. You have the right to receive this Notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on April 10, 2023. Please remember that your shares cannot be voted unless you cast your vote by one of the following methods: (1) vote via the Internet or call the toll-free number as indicated on the Notice or proxy card; (2) sign and return a paper proxy card; or (3) vote during the Annual Meeting at www.virtualshareholdermeeting.com/MKTX2023.

By Order of the Board of Directors,

Scott Pintoff
General Counsel and Corporate Secretary

New York, New York

April 26, 2023

TABLE OF CONTENTS

PROXY SUMMARY	1	A LETTER FROM OUR COMPENSATION AND TALENT COMMITTEE	32

PROPOSAL 1 — ELECTION OF DIRECTORS	2

Your vote	2	COMPENSATION DISCUSSION AND ANALYSIS	33

Qualifications for director nominees	3	Responding to stockholders; evolving pay practices	34

Board of Directors skills and expertise	3	Executive summary	34

Director diversity	4	Executive compensation practices and governance	39

Director Information	5	How we determine pay levels	42

CORPORATE GOVERNANCE AND BOARD MATTERS	11	2022 compensation detail	43

		Additional compensation information	55

Director independence	11	REPORT OF THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS	58

Board refreshment	11

Board diversity policy	11	EXECUTIVE COMPENSATION	59

How nominees to our Board are selected	12	Summary compensation table	59

Board leadership structure	12	Grants of plan-based awards	60

Board committees	13	Outstanding equity awards at fiscal year-end	62

Meetings and attendance	15	Option exercises and stock vested	64

Risk oversight	15	Non-qualified deferred compensation	65

Board evaluations	17	Employment agreements and severance

Succession planning and talent management	17	arrangements with our Named Executive Officers	67

Code of Conduct, Code of Ethics and other governance documents	17	Potential termination or change in control payments and benefits	71

Communicating with our Board members	18	Compensation Committee interlocks and insider participation	78

Director compensation	18	PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	79

Certain relationships and related person transactions	22

ENVIRONMENTAL, SOCIAL AND GOVERNANCE STRATEGY AND INITIATIVES	23	PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE	80

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25	CEO PAY RATIO	81

		PAY VERSUS PERFORMANCE	82

Your vote	25	Financial performance measures	83

Audit and other fees	26	Analysis of the information presented in the Pay versus Performance table	84

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	27	OTHER INFORMATION	86

		General information	86

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28	Solicitation of proxies	87

		Voting	87

EXECUTIVE OFFICERS	30	Availability of certain documents	90

		Other matters	90

		Stockholder proposals for 2024 Annual Meeting	90

		APPENDIX A – Reconciliation of Non-GAAP Amounts	A-1

PROXY SUMMARY

This summary contains highlights about MarketAxess Holdings Inc. (“MarketAxess”, the “Company”, “we” or “our”) and the upcoming 2023 Annual Meeting of Stockholders (the “Annual Meeting”).  This summary does not contain all of the information you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to stockholders on or about April 26, 2023. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the June 7, 2023 meeting.

Annual Meeting information

Date and Time:	Wednesday, June 7, 2023, at 9:00 a.m., Eastern Daylight Time
Virtual Meeting:	www.virtualshareholdermeeting.com/MKTX2023
Record Date:	Monday, April 10, 2023

The Annual Meeting will be held in virtual format only.

Voting items

The following table summarizes the items on which we are asking our stockholders to vote at the Annual Meeting, along with the voting recommendations of our Board of Directors (the “Board” or “Board of Directors”).

Item	Board Recommendation	Required Approval	Page Reference
1. Election of 11 Directors	FOR each nominee	Majority of votes cast for each nominee	2
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023	FOR	Majority of shares of Common Stock having voting power present in person or represented by proxy	25
3. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement	FOR	Majority of shares of Common Stock having voting power present in person or represented by proxy	79
4. Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers	ONE YEAR	Majority of shares of Common Stock having voting power present in person or represented by proxy	80

How to vote

Your vote is important.  Stockholders of record as of the Record Date are entitled to vote through one of the following options:

By Mail:	If you received printed copies of the proxy materials, cast your ballot, sign your proxy card and return.
Via the Internet:

To vote before the meeting, visit www.proxyvote.com.

To vote at the meeting, visit www.virtualshareholdermeeting.com/MKTX2023. You will need the control number printed on your Notice, proxy card or voting instruction form.

By Telephone:	Call the phone number located on your Notice or proxy card.

2023 Proxy Statement	1

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of directors. Our Board currently consists of 12 directors, 10 of whom are not our employees. Each of the nominees for director was elected by the Company’s stockholders on June 8, 2022. The directors are nominated for a term that begins at the Annual Meeting and ends at the 2024 Annual Meeting of Stockholders. Each director will hold office until such director’s successor has been elected and qualified, or until such director’s earlier resignation, retirement or removal.  The Board will continue to evaluate its composition as part of its focus on self-assessment and board refreshment.

Xiaojia Charles Li, who has been a director since July 2021, has not been re-nominated for election at the Annual Meeting.  Mr. Li has not been renominated due to difficulty attending board meetings in person in the United States as a result of restrictions and requirements arising out of the COVID-19 pandemic. Mr. Li’s service as a director on the Board will cease as of the date of the Annual Meeting.  Following the Annual Meeting, assuming the election of each director nominee, our Board will consist of 11 directors, 9 of whom are not our employees.  The Company thanks Mr. Li for his service.

Your vote

If you sign the attached or enclosed proxy card and return it to the Company, your proxy will be voted FOR each nominee, for terms expiring at the 2024 Annual Meeting of Stockholders, unless you specifically indicate on the proxy card that you are casting a vote against one or more of the nominees or abstaining from such vote.

A vote of the majority of the votes cast is required to elect each director. Abstentions and broker non-votes are not treated as votes cast and will therefore have no effect on the outcome of the vote.

P	BOARD RECOMMENDATION
The board unanimously recommends that you vote “FOR” the election of each of the following nominees:

	• Richard M. McVey • Christopher R. Concannon • Nancy Altobello • Steven L. Begleiter • Stephen P. Casper • Jane Chwick	• William F. Cruger • Kourtney Gibson • Richard G. Ketchum • Emily H. Portney • Richard L. Prager

Each nominee currently serves as a director on our Board, and each nominee has agreed to continue to serve on the Board if such nominee is elected at the Annual Meeting. If any nominee is unable (or for good cause declines) to serve as a director at any time before the Annual Meeting, proxies may be voted for the election of a qualified substitute designated by the current Board, or else the size of the Board will be reduced accordingly. Biographical information about each of the nominees is included below under “Director information.”

2	2023 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Qualifications for director nominees

Our Board has adopted minimum qualifications for our directors:

•	substantial experience working as an executive officer for, or serving on the board of, a public company;
•	significant accomplishment in another field or endeavor; or
•	an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company.

A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors must demonstrate strong leadership skills and should possess a basic understanding of financial matters; have an ability to review and understand the Company’s financial and other reports; and be able to discuss such matters intelligently and effectively. A director also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the stockholders of the Company. The key experience, qualifications and skills each of our directors brings to the Board that are important in light of our business are included in their individual biographies below.

Board of Directors skills and expertise

The Company’s directors are selected on the basis of specific criteria set forth in our Corporate Governance Guidelines.  All of our directors possess financial industry experience and a history of strategic leadership.  In addition to those qualifications, listed below are the skills and experience that we consider important for our director nominees.  More detailed information is provided in each director nominee’s biography.

	Corporate Governance	Fixed Income/ Electronic Trading	Regulatory	Technology/ Cyber-security	Mergers and Acquisitions	Finance / Accounting	Risk Management	Other Public Company Board Experience	Talent Management
Richard M. McVey	●	●	●	●	●		●		●
Christopher R. Concannon	●	●	●	●	●		●	●
Nancy Altobello	●		●		●	●	●	●	●
Steven L. Begleiter	●				●	●	●	●	●
Stephen P. Casper	●	●	●		●	●	●		●
Jane Chwick	●	●		●			●	●	●
William F. Cruger	●	●			●	●	●	●
Kourtney Gibson		●	●			●	●	●	●
Richard G. Ketchum	●	●	●				●	●
Emily Portney	●				●	●	●		●
Richard L. Prager	●	●		●	●		●		●

2023 Proxy Statement	3

PROPOSAL 1 — ELECTION OF DIRECTORS

Director diversity

The Company recognizes and embraces that having a diverse Board enhances both the Board’s effectiveness in fulfilling its oversight role and the Company’s performance. See “Corporate governance and Board matters — Board diversity policy” for more information.

We are subject to Nasdaq Listing Rule 5605(f), which, after a transition period, will require us to have, or explain why we do not have, at least two members of our Board who are diverse, including at least one diverse director who self-identifies as female and at least one director who self-identifies as an underrepresented minority or LGBTQ+. We currently meet the diversity objectives of this requirement.

In addition, we are also subject to Nasdaq Listing Rule 5606, which requires each Nasdaq-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. Below, please find the board diversity matrix for the Company:

Board Diversity Matrix (As of April 26, 2023)
Total Number of Directors	12
	Female	Male
Part I: Gender Identity
Directors	4	8
Part II: Demographic Background
African American or Black	1	0
Asian	0	1
White	3	7

The charts below demonstrate the diversity of our director nominees by age, gender and tenure.

AGE	GENDER DIVERSITY	TENURE

4	2023 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Director information

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the persons named below to serve as directors of the Company for a term beginning at the Annual Meeting and ending at the 2024 Annual Meeting of Stockholders.

Richard M. McVey	Christopher R. Concannon
Age: 63 Director since: April 2000 Founder and Executive Chairman of the Board Board Committees: • None Public Company Directorships: • MarketAxess (NASDAQ: MKTX)	Age: 55 Director since: January 2019 Board Committees: • None Public Company Directorships: • MarketAxess (NASDAQ: MKTX)

Qualifications and Career Highlights:	Qualifications and Career Highlights:

Richard M. McVey, our founder, has been our Executive Chairman since April 2023. Prior to this role, Mr. McVey served as our Chief Executive Officer and Chairman from our inception in 2000 to April 2023. As an employee of J.P. Morgan & Co., one of our founding broker-dealers, Mr. McVey was instrumental in the founding of MarketAxess. Prior to founding MarketAxess, Mr. McVey was Managing Director and Head of North America Fixed-Income Sales at J.P. Morgan, where he managed the institutional distribution of fixed-income securities to investors. Mr. McVey led MarketAxess through the Company’s initial public offering in 2004, and since that time, MarketAxess has been one of the fastest growing financial technology companies in the U.S. public markets.  Mr. McVey was named the Ernst & Young National Entrepreneur of the Year for financial services in 2012, and he has been named to the Institutional Investor Tech 40 list 15 times. Mr. McVey was a member of the U.S. Securities and Exchange Commission’s (“SEC”) Fixed Income Market Structure Advisory Committee, for which he chaired the Technology and Electronic Trading Sub-Committee from November 2017 to March 2021. Mr. McVey serves on the Board of Directors of the Board of Trustees of Colby College. He previously served on the Board of Directors of Miami (Ohio) University Foundation and Blue Mountain Credit Alternatives L.P., an asset management fund focused on the credit markets and equity derivatives markets. Mr. McVey received a B.A. in finance from Miami (Ohio) University and an M.B.A. from Indiana University.

Mr. McVey’s role as one of our founders and his service as our Chief Executive Officer for over 20 years give him deep knowledge and understanding of all aspects of the business and operations of MarketAxess. Mr. McVey’s extensive experience in the financial services industry, including significant leadership roles at J.P. Morgan, has provided the Company with comprehensive knowledge of the financial markets that we serve and the institutions and dealers that are our clients.

Christopher R. Concannon has been our Chief Executive Officer since April 2023. Prior to serving in this role, Mr. Concannon served as our President and Chief Operating Officer from January 2019 to April 2023. Mr. Concannon previously served as President and Chief Operating Officer of Cboe Global Markets, Inc., one of the world’s largest exchange holding companies, until 2019, a position he was appointed to upon Cboe’s acquisition of Bats Global Markets, Inc. in 2017. Until Bats’ acquisition by Cboe, Mr. Concannon served as President of Bats from December 2014, director from February 2015, and Chief Executive Officer from March 2015. Mr. Concannon has more than 20 years of experience as an executive at Nasdaq, Virtu Financial, Instinet and as an attorney at Morgan Lewis & Bockius and the SEC. Mr. Concannon received a B.A. from Catholic University, an M.B.A. from St. John’s University, and a J.D. from Catholic University’s Columbus School of Law.

Mr. Concannon brings to the Board extensive experience leading companies in the global exchange industry. Mr. Concannon also has deep and critical knowledge regarding automated trading, the delivery of innovative technology solutions, market structure and clearing operations.

2023 Proxy Statement	5

PROPOSAL 1 — ELECTION OF DIRECTORS

Nancy Altobello	Steven L. Begleiter

Age:  65

Director since: April 2019

Lead Independent Director

Board Committees:

•    Compensation and Talent

•    Nominating and Governance

Public Company Directorships:

•    MarketAxess (NASDAQ: MKTX)

•    Amphenol Corporation (NYSE: APH)

•    WEX Inc. (NYSE: WEX)

Age: 61 Director since: April 2012 Board Committees: • Finance (Chair) Public Company Directorships: • MarketAxess (NASDAQ: MKTX) • Great Ajax Corp. (NYSE: AJX)
Qualifications and Career Highlights:	Qualifications and Career Highlights:

Nancy Altobello was most recently Global Vice Chair, Talent of Ernst & Young (“EY”), a professional services firm, where she was responsible for EY’s talent and people strategy worldwide from July 2014 until her retirement in June 2018. Previously, Ms. Altobello held a number of senior positions at EY, including Americas Vice Chair, Talent from 2008 to 2014, Managing Partner, Northeast Region Audit and Advisory Practices from 2003 to 2008 and Managing Partner, North American Audit Practice from 1999 to 2003. Throughout this time, Ms. Altobello also served as an audit partner for a number of leading global organizations.  She currently serves on the Board of Directors of Amphenol Corporation and WEX Inc. She previously served on the Board of Directors of CA Technologies, Cornerstone OnDemand and MTS Systems Corporation until each of their respective acquisitions. Ms. Altobello received a B.S. in accounting from Fairfield University, earned a Corporate Director Certificate from Harvard Business School and a certificate in Climate Leadership from the Diligent Institute and is a licensed Certified Public Accountant in Connecticut.

Ms. Altobello was selected to serve on the Board due to her financial, audit and Sarbanes Oxley compliance expertise, her knowledge of talent and people strategy, and her global business experience.

Steven L. Begleiter has been employed with Flexpoint Ford, LLC, a private equity group focused on investments in financial services and healthcare, since October 2008, where he currently serves as Managing Director. Prior to joining Flexpoint Ford, Mr. Begleiter spent 24 years at Bear Stearns & Co., serving first as an investment banker in the Financial Institutions Group and then as Senior Managing Director and member of its Management and Compensation Committee from 2002 to September 2008. Mr. Begleiter also served as head of Bear Stearns’ Corporate Strategy Group. Mr. Begleiter currently serves on the Board of Directors of Great Ajax Corp. and certain portfolio companies of Flexpoint Ford, LLC. He previously served on the Board of Directors of WisdomTree Investments, Inc. Mr. Begleiter received a B.A. with Honors in economics from Haverford College.

Mr. Begleiter brings many years of leadership experience in the financial services and private equity industries to the Board. Mr. Begleiter also has extensive industry knowledge and expertise relating to mergers and acquisitions and capital formation.

6	2023 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Stephen P. Casper	Jane Chwick
Age: 73 Director since: April 2004 Board Committees: • Audit (Chair) • Compensation and Talent Public Company Directorships: • MarketAxess (NASDAQ: MKTX)

Age:  60

Director since: October 2013

Board Committees:

•    Nominating and Governance

•    Risk (Chair)

Public Company Directorships:

•MarketAxess (NASDAQ: MKTX)

•M&T Bank Corporation (NYSE: MTB)

•Thoughtworks Holding, Inc. (NASDAQ: TWKS)

•Voya Financial, Inc. (NYSE: VOYA)

Qualifications and Career Highlights:	Qualifications and Career Highlights:

Stephen P. Casper was most recently the President of TRG Management L.P., the investment manager of the TRG Global Opportunity Master Fund, Ltd., from April 2010 to August 2012. From September 2008 to April 2010, Mr. Casper was a partner of Vastardis Capital Services, which provides fund administration and securities processing outsourcing services to hedge funds, funds of funds and private equity funds and their investment management sponsors. Prior to this, Mr. Casper was Chairman and Chief Executive Officer of Charter Atlantic Corporation, the holding company of Fischer Francis Trees & Watts, Inc. (“FFTW”), a specialist manager of U.S., global and international fixed-income portfolios for institutional clients, and Malbec Partners, a manager of single-strategy hedge funds. From April 2004 to January 2008, Mr. Casper was the President and CEO of FFTW. Mr. Casper joined FFTW as Chief Financial Officer in 1990 and was appointed Chief Operating Officer in May 2001. From 1984 until 1990, Mr. Casper was Treasurer of the Rockefeller Family Office.  Mr. Casper is Vice-Chairman of the Board of Directors of GMO LLC, a global investment management firm providing clients with asset management solutions and services, since May 2014 and a member of the Investment Committee of the Brooklyn Museum. Mr. Casper is a Certified Public Accountant and received a B.B.A. in accounting from Baruch College, from which he graduated magna cum laude, Beta Gamma Sigma, and an M.S. in finance and accounting from The Wharton School at the University of Pennsylvania.

Mr. Casper’s experience in the fixed-income markets and financial services industry and his experience in financial reporting and accounting roles bring extensive public accounting, financial reporting, risk management and leadership skills to the Board.

Jane Chwick was most recently the Co-Founder and Co-CEO of Trewtec, Inc., a technology advisory firm designed to help board members and CEOs evaluate the technology function in their companies, from September 2014 until the firm ceased operations in August 2017. Prior to this role, she was a Partner and Co-Chief Operating Officer of the Technology Division of Goldman Sachs Group, Inc. where she was responsible for financial and business planning, technical strategy and ongoing management of an 8,000-person organization until her retirement in April 2013. During her 30-year career at Goldman Sachs, Ms. Chwick held a number of senior positions, including Global Head of Technology of the Securities Division and Global Head of Derivatives Technology. Ms. Chwick served on many governance committees at Goldman Sachs, including the firm’s Finance Committee, the firm-wide New Activity Committee and the Technology Risk Committee, and served as co-chair of the Technology Division Operating Committee. During her tenure, she drove the design, build and integration of technology across all of Goldman Sachs’ derivatives businesses, including fixed income, commodities, currencies and equities. Ms. Chwick is a member of the Board of Directors of M&T Bank Corporation, Thoughtworks Holding, Inc. and Voya Financial, Inc., and Ms. Chwick previously served on the Board of Directors of Essent Group and People’s United Financial, Inc. until its acquisition by M&T Bank Corporation in 2022. Ms. Chwick received a B.A. in mathematics from Queens College and an M.B.A. from St. John’s University with a concentration in MIS and quantitative analysis.

Ms. Chwick’s extensive technology leadership experience gained in a global financial services firm, combined with her depth of market knowledge and industry insight, bring valuable skills and strategic perspective to the Board.

2023 Proxy Statement	7

PROPOSAL 1 — ELECTION OF DIRECTORS

William F. Cruger	Kourtney Gibson

Age:  64

Director since: November 2013

Board Committees:

•    Audit

•    Finance

•    Nominating and Governance (Chair)

Public Company Directorships:

•    MarketAxess (NASDAQ: MKTX)

•    M&T Bank Corporation (NYSE: MTB)

•    Virtu Financial, Inc. (NASDAQ: VIRT)

Age: 41 Director since: July 2020 Board Committees: • Audit • Compensation and Talent Public Company Directorships: • MarketAxess (NASDAQ: MKTX) • lululemon athletica inc. (NASDAQ: LULU)
Qualifications and Career Highlights:	Qualifications and Career Highlights:

William F. Cruger was most recently Vice Chairman of Investment Banking at JPMorgan Chase & Co., a multinational investment bank and financial services company, where he was responsible for key client relationships on a global basis until his retirement in August 2013. Previously, Mr. Cruger held a number of senior positions at J.P. Morgan, including Managing Director in the Financial Institutions group from 1996 to 2011. During this time, he oversaw the rationalization of the firm’s private equity investments in trading platforms and related ventures at LabMorgan from 2000 to 2001. Prior to this, Mr. Cruger ran the firm’s investment banking practices in Japan from 1991 to 1996, Latin America from 1989 to 1991 and Emerging Asia from 1984 to 1988. He currently serves on the Board of Directors of M&T Bank Corporation and Virtu Financial, Inc., and has previously served on the Boards of Directors of Archipelago, Credittrade, Capital IQ. and People’s United Financial, Inc. until its acquisition by M&T Bank Corporation. Mr. Cruger received a B.A. from Clark University and an M.B.A. from Columbia University.

Mr. Cruger’s diverse experience in investment banking at a global financial services firm, his extensive knowledge of financial institutions and financial markets, his leadership roles as a director of other financial services firms, and his international business experience bring critical skills and strategic insight to the Board.

Kourtney Gibson has been the Chief Institutional Client Officer of TIAA, a leading provider of secure retirements and outcome-focused investment solutions, since July 2022. Previously, Ms. Gibson was Executive Vice Chairman of Loop Capital Markets, an investment bank, brokerage and advisory firm, from March 2022 to July 2022. Prior to this role, Ms. Gibson served in various roles at Loop Capital Markets, including as President from June 2016 to March 2022, Head of the Fixed Income Division from January 2015 to June 2016 and Head of the Equity Division from June 2005 to December 2015. Ms. Gibson currently serves on the Board of lululemon athletica inc. and is a member of The Economic Club of Chicago. Ms. Gibson also currently serves on the Board of Trustees at the University of Miami and Viterbo University, the Board of the Dibia Dream Foundation and the Board of the Chicago Scholars Foundation. Ms. Gibson received an M.B.A. from the Kellogg School of Management at Northwestern University and a B.B.A. from the University of Miami.

Ms. Gibson brings to the Board her wealth of experience relating to the evolving market structure of both the fixed income and equity markets, as well her broad-based experience with institutional investor clients.

8	2023 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Richard G. Ketchum	Emily Portney
Age: 72 Director since: April 2017 Board Committees: • Audit • Risk Public Company Directorships: • MarketAxess (NASDAQ: MKTX)	Age: 51 Director since: October 2017 Board Committees: • Risk Public Company Directorships: • MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:	Qualifications and Career Highlights:

Richard G. Ketchum was most recently Chief Executive Officer of the Financial Industry Regulatory Authority, Inc. (“FINRA”) from March 2009 to July 2016 and served as Chairman of FINRA’s Board of Governors from March 2009 to August 2016.  Prior to joining FINRA, Mr. Ketchum held a range of senior regulatory positions in the financial industry over twenty years, including as Chief Executive Officer of NYSE Regulation, Inc., President of the NASDAQ OMX Group Inc., a predecessor of Nasdaq, Inc., President and Chief Operating Officer of the National Association of Securities Dealers Inc., a predecessor of FINRA, and Director of the Division of Market Regulation at the SEC.  Mr. Ketchum was also the General Counsel of the Corporate and Investment Bank of Citigroup Inc.   Mr. Ketchum is on the Board of Directors of GSS, a subsidiary of BNY Mellon.  He previously served as Non-Executive Chairman of the Board of Directors of Sculptor Capital Management, Inc.  Mr. Ketchum received a B.A. from Tufts University and a J.D. from New York University School of Law.

Mr. Ketchum brings to the Board substantial regulatory experience in the securities industry and deep knowledge of the legal and compliance issues facing companies in the financial services industry.

Emily Portney became the CEO of Asset Servicing for the Bank of NY Mellon (“BK”), a global financial services institution, in February 2023, after serving as the Chief Financial Officer of the firm from 2020 to 2023 and Head of Asset Servicing, Americas from 2018 to 2020. Emily is a member of BK’s Executive Committee.  As CEO of Asset Servicing, Emily oversees BK’s largest business unit, providing investment administration, operational and technology solutions to traditional and alternative asset managers, asset owners, insurance companies, banks and broker-dealers.  Prior to joining BK, Ms. Portney was Chief Financial Officer of Barclays International where she helped to establish the non-ring-fenced bank, and led a global organization spanning the Corporate and Investment Bank, the Private Bank, as well as Cards and Payments. Ms. Portney started her career at JPMorgan Chase & Co in 1993 and served in various senior roles including Global Head of Clearing and Collateral Management as well as Chief Financial Officer of Equities and Prime Services. Ms. Portney previously served on the Board of Directors of The Depository Trust & Clearing Corporation (DTCC).  Ms. Portney received a B.A. from Duke University and an M.B.A. from Columbia University.

Ms. Portney brings leadership experience from a number of financial institutions. Ms. Portney also has in-depth experience relating to clearing operations and strategies and the requirements of operating a firm in a highly regulated industry.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Richard L. Prager
Age: 63 Director since: July 2019 Board Committees: • Compensation and Talent (Chair) • Risk Public Company Directorships: • MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Richard L. Prager has been a Senior Advisor at Tresata, a data analytics firm, since July 2019. From May 2016 to July 2019, Mr. Prager was a Senior Managing Director of BlackRock Inc. and served on the firm’s Global Executive Committee. In that role, he led the firm’s global trading, cash management and securities lending teams and played a leadership role in managing BlackRock’s global investment platform for both active portfolios and the iShares ETF business. Mr. Prager joined BlackRock in 2008 during the financial crisis as a Managing Director in their Financial Market Advisory business where BlackRock assisted the U.S. Government and many financial firms navigating the crisis. After BlackRock acquired BGI in 2009, Mr. Prager moved internally to the investment platform where he initially headed fixed income trading and soon thereafter, oversaw all asset class trading. In 2012 he assumed responsibility of the firm’s cash management and securities lending businesses in addition to global trading. Before joining BlackRock in 2008, Mr. Prager worked in various senior roles for Bank of America from 2000 to 2008 including Global Head of Rates, Currencies and Commodities. He has also held senior roles at GenRe from 1999 to 2000, ING from 1993 to 1999 and Westpac from 1984 to 1993. Mr. Prager received a B.S. from Duke University.

Mr. Prager possesses valuable expertise in the financial markets, and has been an industry leader in the areas of electronic trading and trading technology. Mr. Prager also brings significant experience in the areas of global asset management, risk management and settlements.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director independence

The Board of Directors has determined that each of our current directors, other than Mr. McVey, our Executive Chairman, and Mr. Concannon, our Chief Executive Officer (“CEO”), currently meet the independence requirements contained in the NASDAQ listing standards and applicable securities rules and regulations. In determining the independence of each of our non-employee directors, the Board considered the transactions described under “Certain relationships and related person transactions – Other transactions.” None of our non-employee directors has a relationship with the Company or its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board refreshment

We do not have director age or term limits, as we believe our efforts to regularly refresh the Board with new directors, as well as natural turnover, have achieved the appropriate balance between maintaining longer-term directors with deep institutional knowledge and new directors who bring new perspectives and diversity to our Board. Our Board reviews director tenure every year in connection with its director independence determinations. We plan to continue to refresh our Board of Directors to ensure that it is composed of high functioning, qualified and diverse members.

Currently, 4 of our 11 director nominees have served for less than five years. See “Proposal 1 — Election of Directors — Director Diversity” for more information.

In addition, on an annual basis, the Nominating and Governance Committee reviews and makes recommendations to the Board related to the size, structure and composition of the Board and its Committees.

Board diversity policy

The Company recognizes and embraces that having a diverse Board enhances both the Board’s effectiveness in fulfilling its oversight role and the Company’s performance. The Company’s Board Diversity Statement, included in our Corporate Governance Guidelines, cites diversity at the Board level as an essential element in the attainment of its strategic objectives and in achieving sustainable and balanced development. In designing the Board’s composition, the Board takes a holistic view of diversity, considering, among other things, diversity of gender, age, race, ethnicity, nationality, cultural and educational background, professional experience, skills, knowledge and length of service. In any formal search for Board candidates, the Nominating and Corporate Governance Committee includes, and requests that any search firm that it engages include, qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.  The ultimate decision on all Board nominations is based on merit and the contributions that the selected candidates will bring to the Board, having due regard for the benefits of diversity.

The Nominating and Corporate Governance Committee annually reviews the approval criteria for the selection of new directors and the evaluation and renomination of existing directors, including with regard to the Board Diversity Statement. This annual evaluation enables the Board and the Nominating and Corporate Governance Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time, and to assess the effectiveness of efforts at promoting diversity.

We are subject to Nasdaq Listing Rule 5605(f), which, after a transition period, will require us to have, or explain why we do not have, at least two members of our Board who are diverse, including at least one diverse director who self-identifies as female and at least one director who self-identifies as an underrepresented minority or

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LGBTQ+. We currently meet the diversity objectives of this requirement. See “Proposal 1 — Election of Directors — Director Diversity” for more information.

How nominees to our Board are selected

Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for election by the stockholders. The Nominating and Corporate Governance Committee operates under a charter, which is available in the Investor Relations — Corporate Governance section of our corporate website at www.marketaxess.com. Under our By-Laws, directors are elected by a majority of the votes cast. Pursuant to our resignation policy, if an incumbent nominee for director does not receive at least a majority of the votes cast, that director is required to tender his or her resignation to the Board, subject to acceptance by the Board.

The Nominating and Corporate Governance Committee will give the same consideration to properly submitted candidates recommended by stockholders as they do candidates suggested by other parties. Stockholders may recommend candidates for the Nominating and Corporate Governance Committee’s consideration by submitting such recommendations directly to the Nominating and Corporate Governance Committee as described below under “— Communicating with our Board members.” In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above under “— Qualifications for director nominees” though meeting such minimum qualification standards does not imply that the Nominating and Corporate Governance Committee will necessarily nominate the person recommended by a stockholder. The Nominating and Corporate Governance Committee may also engage outside search firms to assist in identifying or evaluating potential nominees.

Board leadership structure

Currently, the roles of Chairman of the Board and CEO are held by two separate individuals. From 2000 until April 3, 2023 (the “Transition Effective Date”), Mr. McVey, MarketAxess’ founder, served as both Chairman of the Board and CEO of the Company. On January 9, 2023, the Company announced that Mr. McVey would become Executive Chairman and Mr. Concannon, formerly the Company’s President and Chief Operating Officer, would be promoted to CEO, each effective as of the Transition Effective Date. As Executive Chairman, Mr. McVey focuses on supporting Mr. Concannon in his new role, further developing corporate strategy and working closely with key clients and our Board. This separation of the roles of Executive Chairman and CEO allows MarketAxess to continue to leverage Mr. McVey’s industry expertise and extensive knowledge of MarketAxess while transitioning full management of MarketAxess’ operations and business plans to Mr. Concannon.

Our Corporate Governance Guidelines provide that when the Chairman of the Board is an affiliated director or a member of the Company’s management, the Chairman of the Nominating and Corporate Governance Committee shall act as the Lead Independent Director, unless otherwise determined by a majority vote of the independent directors of the Board. Mr. Casper served as our Lead Independent Director from 2012 to April 2023. In April 2023, the independent directors of the Board elected Ms. Altobello to serve as the Board’s Lead Independent Director. Our Lead Independent Director is responsible for, among other things, consulting with the Executive Chairman regarding the agenda and meeting schedules for each Board meeting, coordinating the activities of the non-employee directors, including presiding over the executive sessions of non-employee directors, and serving as a liaison between the Executive Chairman and the non-employee directors. The Lead Independent Director also has the authority to call meetings of the independent directors and, if requested by significant shareholders, is available for consultation and direct communication. Our Lead Independent Director leads an executive session of the independent directors at each board meeting.

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CORPORATE GOVERNANCE AND BOARD MATTERS

We believe that this Board leadership structure, when combined with the composition of the Board and the strong leadership of our independent directors and Lead Independent Director, strikes an appropriate balance between consistent leadership and independent oversight of MarketAxess’ business and affairs.

The Board has established other structural safeguards that serve to preserve the Board’s independent oversight of management. The Board is comprised almost entirely of independent directors who are highly qualified and experienced, and who exercise a strong, independent oversight function. The Board’s Audit Committee, Compensation and Talent Committee, Nominating and Corporate Governance Committee, Risk Committee and Finance Committee are comprised entirely of, and are chaired by, independent directors. Independent oversight of our Executive Chairman’s and CEO’s performance is provided through a number of Board and committee processes and procedures, including regular executive sessions of non-employee directors and annual evaluations of our Executive Chairman’s and CEO’s respective performance against pre-determined goals. The Board believes that these safeguards preserve the Board’s independent oversight of management and provide a balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board committees

Audit Committee

The Audit Committee of the Board of Directors oversees the accounting and financial reporting process of the Company and the audits of the financial statements of the Company. The Audit Committee is also responsible for preparing the audit committee report required to be included in this Proxy Statement, and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s outside auditor. The Audit Committee currently consists of Mr. Casper (Chair), Mr. Cruger, Ms. Gibson and Mr. Ketchum.

The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition, the Board has determined that each member of the Audit Committee satisfies the NASDAQ rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the SEC.  For information regarding the experience and qualifications of our Audit Committee members, see the information in this Proxy Statement under the section heading “Proposal 1 – Election of Directors — Director information.”

Compensation and Talent Committee

The Compensation and Talent Committee of the Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving, and, as applicable, recommending to the full Board for approval, the compensation of the CEO and all other officers of the Company, as well as the Company’s compensation philosophy, strategy, program design and administrative practices. The compensation programs reviewed and approved by the Compensation Committee consist of all forms of compensation, including salaries, cash incentives and stock-based awards and benefits. The Compensation Committee is also responsible for oversight of the Company’s talent management processes, including talent acquisition, leadership development and succession planning for key roles, reviewing the Company’s diversity, equity and inclusion programs, and reviewing the Company’s corporate culture.  The Compensation Committee currently consists of Mr. Prager (Chair), Ms. Altobello, Mr. Casper and Ms. Gibson. Mr. Casper joined the Compensation Committee effective April

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CORPORATE GOVERNANCE AND BOARD MATTERS

12, 2023, following the review by the Committee of the “Letter from the Compensation and Talent Committee,” the “Compensation Discussion and Analysis” and the “Report of the Compensation and Talent Committee.” The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in accordance with NASDAQ listing standards and a “non-employee director” under the applicable SEC rules and regulations.

Finance Committee

The Finance Committee assists the Board with its oversight of the Company’s global treasury activities, mergers, acquisitions, divestitures, strategic investments, capital structure and capital allocation strategy, financing and liquidity requirements, dividends, stock repurchase authorizations, investor relations activities and insurance and self-insurance programs. The Finance Committee currently consists of Messrs. Begleiter (Chair) and Cruger.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors identifies individuals qualified to become Board members and recommends for selection by the Board the director nominees to stand for election at each annual meeting of the Company’s stockholders. In connection therewith, the Nominating and Corporate Governance Committee reviews certain policies regarding the nomination of directors and recommends any changes in such policies to the Board for its approval; identifies individuals qualified to become directors; evaluates and recommends for the Board’s selection nominees to fill positions on the Board; and recommends changes in the Company’s corporate governance policies, including the Corporate Governance Guidelines, to the Board for its approval. The Nominating and Corporate Governance Committee oversees the annual review of the performance of the Board of Directors, each director and each committee. The Nominating and Corporate Governance Committee also oversees the Company’s environmental, social and governance strategy and initiatives. See “Environmental, social and governance strategy and initiatives.” The Nominating and Corporate Governance Committee currently consists of Mr. Cruger (Chair), Ms. Altobello and Ms. Chwick. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with NASDAQ listing standards.

Risk Committee

The Risk Committee assists the Board with its oversight of the Company’s risk management activities, with particular responsibility for overseeing designated areas of risk that are not the primary responsibility of another committee of the Board or retained for the Board’s direct oversight. Items delegated to the Risk Committee by the Board include technology and cyber-security risk, credit risk, clearing risk and regulatory risk. The Risk Committee also oversees and receives reports related to the Company’s cyber-security insurance policies and data security policies and procedures. The Risk Committee currently consists of Ms. Chwick (Chair), Mr. Ketchum, Ms. Portney and Mr. Prager.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings and attendance

The following table sets forth the chairs and membership structure of the Board and each standing Board committee as of April 26, 2023, and the number of Board and Board committee meetings held during 2022.

The non-management directors met in executive session without management directors or employees at each of the meetings of the Board during 2022. We expect each director to attend each meeting of the full Board and of the committees on which such director serves and to attend the annual meeting of stockholders. All directors, except Mr. Li, attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served. Mr. Li has not been renominated due to the difficulty in attending board meetings in the United States as a result of restrictions and requirements arising out of the COVID-19 pandemic. All of the directors who were serving on our Board at the time attended our 2022 annual meeting of stockholders (the “2022 Annual Meeting”).

Risk oversight

The Board’s involvement in risk oversight

The Board’s responsibility is to oversee the Company’s risk management processes over the short-, medium- and long-term by informing itself of the Company’s material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible, however, for defining or managing the Company’s various risks. See “—Management’s involvement in risk oversight” below.

The Board of Directors and its committees oversee risk through regular reports from management. The Board’s committees report on the matters discussed at the committee level to the full Board. The Risk Committee assists the Board with its oversight of the Company’s risk management activities, including operational risks, technology risks relating to information security, business resiliency and continuity, software change management and deployment and system capacity, credit and settlement risks and regulatory risks. The Audit Committee assists the Board in its oversight of the Company’s significant financial risk exposures. In addition, the Compensation Committee is charged with reviewing and assessing risks arising from the Company’s compensation policies. Risk management is a factor that the Board and the Nominating and Corporate Governance Committee consider when determining who to nominate for election as a director of the Company and which directors serve on each Committee. In addition, the Nominating and Corporate Governance Committee is charged with overseeing risk related to the Company’s environmental, social and governance strategy and initiatives. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Management’s involvement in risk oversight

The Company’s management is responsible for defining the various short-, medium and long-term risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Company has adopted an Enterprise Risk and Resilience Framework (the “ERRF”) to identify, assess, monitor, and control the Company’s risks. The implementation and execution of the ERRF is headed by our Chief Risk Officer.

The Company maintains several management risk governance committees, including:

•

The Global Management Team, which assists management’s efforts to assess and manage risk and is comprised of the Company’s senior managers. The Global Management Team assesses the Company’s business strategies and plans and ensures that appropriate policies and procedures are in place for identifying, evaluating, monitoring, managing and measuring significant risks;

•	The Credit Risk Management Committee, which is responsible for overseeing and challenging risk appetite for global credit risk exposures;
•	The EMEA and APAC Operating Committee, which maintains operational oversight of the international business of MarketAxess across EMEA & APAC;
•	The Data Management Committee, which is responsible for overseeing data risk-related matters including privacy considerations;
•

The Information Security Management System Committee, which is responsible for maintaining the Company’s global Information Security Management Framework and providing oversight on information security matters; and

•	The Operational Risk Committee, which is responsible for operational risks are adequately resourced, risk assessed and controlled.

The Company follows the “three lines of defense” approach to risk management. The first line of defense is the Company’s business functions that generate revenue. This line is changed with: (i) identifying, assessing, monitoring and managing the Company’s risks within the Company’s risk appetite limits; and (ii) identifying inherent and residual risks by process. The second line of defense is comprised of the Company’s Risk and Legal and Compliance departments. This line is charged with: (i) independently assessing, quantifying and overseeing risks by the first line; and (ii) assisting risk owners in reporting risk-related information up and down the Company. The third line of defense is the Company’s internal audit department. This line: (i) independently assesses and tests the effectiveness of the control processes established by the first line; (ii) independently evaluates design and effectiveness of the second line’s risk management program; and (iii) provides global assurance to the Audit Committee and executive management on the effectiveness of internal controls and risk processes. See “—Internal Audit’s involvement in risk oversight” below.

The Chief Risk Officer regularly prepares updates and reports for the Global Management Team, Risk Committee and the Board of Directors.

Outside advisors’ role in risk oversight

Management and our Board and its committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing our business. Advisors may be engaged either on a regular basis to inform the Board or management of ongoing risks, or occasionally to advise on specific topics.

Such advisors include auditors, law firms, financial firms, compensation consultants, cybersecurity experts and other consultants.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Internal Audit’s involvement in risk oversight

Our internal audit department, led by our Chief Audit Executive and under the direct supervision of the Audit Committee, provides independent and objective assurance, verifies risk mitigation activities and strives to improve the Company’s overall operations through effective internal controls. The internal audit department assesses the Company’s disclosure controls and procedures and reports any material weaknesses or significant deficiencies to the Audit Committee. At each meeting of the Audit Committee, the Chief Audit Executive meets with the Audit Committee in a closed executive session.

Board evaluations

Each year, the members of the Board of Directors conduct a confidential written assessment of the Board’s performance that is reviewed and summarized by the Company’s Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee. As part of the evaluation process, the Board reviews its overall composition, including director tenure, board leadership structure, diversity, including the effectiveness of its diversity policy, and individual skill sets, to ensure it serves the best interests of stockholders and positions the Company for future success. Each Board committee also conducts an annual written self-assessment of its performance during the prior year.  The results of the assessments are then summarized and communicated back to the appropriate committee chairpersons and our Lead Independent Director. After the evaluations, the Board and management work to improve upon any issues or focus points disclosed during the evaluation process. As part of the evaluation process, each committee reviews its charter annually.

Succession planning and talent management

The Board is committed to positioning MarketAxess for further growth through ongoing talent management, succession planning and the deepening of our leadership bench.  Management facilitates a formal talent management and leadership development review on an annual basis for the Board.  The review is focused on both immediate, short-term coverage plans for all executives in the event of an unforeseen situation, as well as longer-term, strategic succession planning.  A critical element of the review is an evaluation of the Company’s formal leadership development and talent acquisition initiatives in order to ensure that our leadership team has the skills, capabilities and experience to effectively lead our existing, and future, global business.  The review also focuses on the retention of key managers.  The annual talent management and leadership development review is supplemented by an additional year-end review by the Board of the individual performance and year-end compensation proposals for the executive management team and other key staff.

The Board values diversity among the management team and strives to increase the diversity of the executive management team, as well as the management teams reporting to them.  The Board considers formal and informal initiatives to promote diversity as part of their annual talent management review.  In addition, in any external searches for executive management team candidates in which the Company considers candidates that are not employees of the Company, the Company will request that any search firm that it engages include qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Company selects such executive management team candidates.

The Board has formal exposure to the executive team at Board meetings, as well as at Board committee meetings and other discussions.  There are other opportunities for more informal interaction with employees across the organization throughout the year through various events and collaborative experiences.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Conduct, Code of Ethics and other governance documents

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the CEO and Senior Financial Officers, which includes Mr. Gerosa, our Chief Financial Officer (“CFO”). Both the Code of Conduct and the Code of Ethics for the CEO and Senior Financial Officers can be accessed in the Investor Relations — Corporate Governance section of our website at www.marketaxess.com.  We intend to satisfy any disclosure obligations regarding waivers of or amendments to our Code of Ethics for the CEO and Senior Financial Officers by posting such information on our website at www.marketaxess.com.

You may also obtain a copy of these documents without charge by writing to MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, New York 10001, Attention: Investor Relations.

Copies of the charters of our Board’s Audit Committee, Compensation Committee, Finance Committee, Risk Committee and Nominating and Corporate Governance Committee, as well as a copy of the Company’s Corporate Governance Guidelines, can be accessed in the Investor Relations — Corporate Governance section of our website.

Communicating with our Board members

We make every effort to ensure that the views of stockholders are heard by the Board or by individual directors, as applicable, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the MarketAxess Holdings Inc. Board of Directors, c/o General Counsel, 55 Hudson Yards, 15th Floor, New York, New York 10001. The General Counsel will review the correspondence and forward it to our Executive Chairman and the Lead Independent Director, or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General Counsel has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

In addition, any person, whether or not an employee, who has a concern regarding the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner where permitted by local law, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address, which is 55 Hudson Yards, 15th Floor, New York, New York 10001, or electronically, at our corporate website, www.marketaxess.com under the heading “Investor Relations — Corporate Governance,” by clicking the “Confidential Ethics Web Form” link.

Director compensation

For 2022, our Compensation Committee retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant for purposes of advising on non-employee director compensation. FW Cook reports directly to the Compensation Committee and prepares an annual review of director compensation for the Compensation Committee. The Compensation Committee then submits any proposed changes in pay level or program structure to the full Board for its consideration, and if appropriate, approval.

FW Cook reviews and recommends compensation structure and adjustments based on the board compensation of our Proxy peer group (see “Compensation discussion and analysis — How we determine pay levels — Peer group”).

All directors, other than Mr. McVey and Mr. Concannon, are non-employee and independent directors. Mr. McVey and Mr. Concannon receive no additional compensation for their service as a director.

In 2022, (i) the Risk Committee chair fee was increased to $25,000 per year; and (ii) the Risk Committee member fee was increased to $12,500 per year, in each case, as recommended by FW Cook. The changes were effective as of July 1, 2022 and were made to better align director compensation with the market data provided by FW Cook.

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CORPORATE GOVERNANCE AND BOARD MATTERS

A summary of the structure of our director pay program that is in effect as of July 2022 is as follows:

Director Compensation Pay Structure - Effective July 2022

	Board Cash Retainer	Cash Committee Chair / LID Fee [1]	Cash Committee Membership Fee [1]	Board Equity Retainer
Annual Retainer - All	$85,000	-	-	$140,000
Audit Committee	-	$25,000	$12,500	-
Compensation / Talent Committee	-	$20,000	$10,000	-
Governance / Nominating Committee	-	$20,000	$10,000	-
Finance Committee	-	$20,000	$10,000	-
Risk Committee	-	$25,000	$12,500	-
Lead Independent Director[2]	-	$25,000	-	$25,000

(1)	Committee members serving as chair do not also receive a membership fee.
(2)	The Lead Independent Director may choose to receive the retainer in cash or a combination of cash and equity.

In June 2022, we granted 497 shares of restricted stock or restricted stock units (“RSUs”) to each non-employee director. Mr. Casper, as Lead Independent Director, received 89 additional shares of restricted stock, equating to half of his Lead Independent Director Fee.  All shares are scheduled to vest on the date of the next annual stockholders’ meeting. The number of shares of restricted stock or RSUs granted was determined on the grant date by dividing the equity grant value of $140,000 by the average of the closing price of our Common Stock for the ten trading days up to and including the grant date. We expect to continue to compensate our non-employee directors with a combination of cash and equity awards. All equity awards to non-employee directors are made under the Company’s 2020 Equity Incentive Plan.

Below is a summary of the amount and form of actual compensation received by each non-employee director in 2022:

Director Compensation for Fiscal 2022

Name	Fees Earned or Paid in Cash [1]	Stock Awards [2,5]	All Other Compensation [3]	Total
	($)	($)	($)	($)
Stephen P. Casper	120,000	164,672	960	285,632
Nancy Altobello	120,000	139,662	0	259,662
Steven L. Begleiter	105,694	139,662	0	245,356
Jane Chwick	117,500	139,662	816	257,978
William F. Cruger	127,500	139,662	816	267,978
Kourtney Gibson	107,500	139,662	816	247,978
Justin Gmelich[4]	104,511	139,662	0	244,173
Richard Ketchum	96,250	139,662	816	236,728
Xiaojia Charles Li4	85,000	139,662	0	224,662
Emily Portney	96,250	139,662	816	236,728
Richard Prager	116,250	139,662	816	256,728

(1)	The amounts represent Board, Committee, Committee Chair and Lead Independent Director cash retainers earned in 2022.
(2)

The amounts represent the aggregate grant date fair value of stock awards granted by the Company in 2022, computed in accordance with FASB ASC Topic 718.  For further information on how we account for stock-based compensation, see Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

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(3)	Represents accrued dividends paid on restricted stock or RSUs, as applicable.
(4)	Mr. Gmelich resigned from the Board, effective April 13, 2023 and Mr. Li has not been re-nominated for election at the Annual Meeting.
(5)

The table below sets forth information regarding the aggregate number of unvested stock awards outstanding at the end of fiscal year 2022 for each non-employee director, including unvested stock awards granted in fiscal year 2022 and, in relation to Messrs. Begleiter, Cruger, Gmelich and Li and Ms. Altobello, RSUs for which the director previously elected to defer receipt.  There are no stock option awards granted to directors in fiscal year 2022 and no stock options outstanding at fiscal year-end.

Equity Awards Outstanding

Name	Aggregate Number of Stock Awards Outstanding at Fiscal Year End
Stephen P. Casper	586
Nancy Altobello	1,035
Steven L. Begleiter	1,553
Jane Chwick	497
William F. Cruger	1,469
Kourtney Gibson	497
Justin Gmelich	1,035
Richard Ketchum	497
Xiaojia Charles Li	768
Emily Portney	497
Richard Prager	497

Stock ownership and holding guidelines

To keep the interests of non-employee directors and stockholders aligned, the Board of Directors has adopted stock ownership guidelines for our non-employee directors.  Non-employee directors are required to hold not less than the number of shares of Common Stock equal in value to five times the annual cash retainer payable to a director, or $425,000.  The holding requirement must be achieved within five years after the director has become a Board member and maintained throughout the non-employee director’s service with the Company. All shares of Common Stock beneficially owned by the director, including shares purchased and held personally, vested and unvested restricted shares, vested and unvested RSUs, settled performance shares, and shares deferred under a non-qualified deferred compensation arrangement, count toward the minimum ownership requirement. Vested and unvested stock options and unearned performance shares are excluded.

In addition to the ownership guidelines, all non-employee directors must hold all shares granted for service for a minimum of five years from the date of grant. Directors are also required, for a period of six months following his or her departure from the Board, to comply with the Company’s Insider Trading Policy that, among other things, prohibits trading in the Company’s securities during specified blackout periods.

20	2023 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

As of April 1, 2023, the holding requirement was equal to 1,491 shares, calculated using a price of $285.06 per share, which was the average of the daily closing price of our Common Stock for the twelve-month period ended on March 31, 2023. All of our non-employee directors have either achieved the designated level of ownership or are in the five-year period following their appointment or election to the Board during which they are expected to achieve compliance:

Directors' Stock Ownership

Name	Appointed	Requirement (multiple of cash retainer)	Current Holdings (multiple of cash retainer)
Stephen P. Casper	April 2004	5.0x	182.3x
Nancy Altobello	April 2019	5.0x	4.7x
Steven L. Begleiter	April 2012	5.0x	28.6x
Jane Chwick	October 2013	5.0x	22.4x
William F. Cruger	November 2013	5.0x	22.3x
Kourtney Gibson	July 2020	5.0x	3.4x
Justin Gmelich[1]	October 2019	5.0x	4.2x
Richard Ketchum	April 2017	5.0x	8.6x
Xiaojia Charles Li1	July 2021	5.0x	2.6x
Emily Portney	October 2017	5.0x	7.7x
Richard Prager	July 2019	5.0x	11.1x

(1)	Mr. Gmelich resigned from the Board, effective April 13, 2023 and Mr. Li has not been re-nominated for election at the Annual Meeting.

Our equity plan provides for the accrual of dividends (or dividend equivalents) on unvested shares and units.   However, dividends are not paid and are subject to forfeiture until all restrictions on the shares or units have lapsed.

We do not provide any retirement benefits or other perquisites to our non-employee directors.

2023 Proxy Statement	21

CORPORATE GOVERNANCE AND BOARD MATTERS

Certain relationships and related person transactions

Related person transactions

Our related persons include our directors, director nominees, executive officers, holders of more than five percent of the outstanding shares of our Common Stock and the foregoing persons’ immediate family members. We review relationships and transactions in which the Company and our related parties are or will be participants to determine whether such related persons have a direct or indirect material interest. As required under SEC rules, related person transactions that involve in excess of $120,000 and are determined to be directly or indirectly material to a related person are disclosed in this Proxy Statement. In addition, pursuant to its charter, the Audit Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed.

Since January 1, 2022, there has not been, nor is there currently proposed, any related person transaction in which the Company was a participant, the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Other transactions

Although not considered related person transactions that are required to be disclosed under SEC rules, each of the 5% stockholders that are listed under “Security ownership of certain beneficial owners and management” or their affiliated entities is a party to a user agreement, dealer agreement or data agreement that governs their access to, and activity on, our electronic trading platforms and access to our data products.

In addition, certain entities for which some of our directors serve as employees or officers have entered into transactions with the Company, including user agreements, dealer agreements and data agreements that govern their access to, and activity on, our electronic trading platforms and access to our data products. Each of these agreements were entered into in the ordinary course of business and, subject to our usual trade terms, provide for the fees and expenses to be paid by such entities for the use of the platform or access to data. While these transactions are not considered related person transactions that are required to be disclosed under SEC rules, our Audit Committee reviews and approves such transactions on an annual basis.

22	2023 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE STRATEGY AND INITIATIVES

We are focused on growing our business sustainably by delivering long-term value for our customers, suppliers, stockholders, employees and the communities where we live and work. At MarketAxess, we think of our environmental, social and governance (“ESG”) strategy as one that encompasses both corporate and commercial objectives. We aim to operate the Company responsibly while managing risks and using our resources wisely.  The report details topics identified by a non-financial materiality and prioritization assessment, including customer privacy, data security, ethical conduct of business, diversity, equity and inclusion, human capital management and employee health and wellbeing. Our 2022 ESG Report can be accessed in the Investor Relations — Corporate Governance section of our website. The 2022 ESG Report, and our response to the Climate Disclosure Project’s climate change questionnaire referenced below are not, and will not be deemed to be, part of this Proxy Statement or incorporated by reference into any of our filings with the SEC.

Board and management oversight of ESG matters

Our board has played the leading role in setting the objectives and priorities for our ESG initiatives and will continue to do so. Their industry knowledge and independent viewpoints have helped ensure that our ESG initiatives align with our company’s values and the interests of our shareholders and clients. As a result, our corporate governance policies have consistently been recognized as among the best of our peers.

The Company’s ESG strategy and initiatives are generally overseen by the Board’s Nominating and Corporate Governance Committee.  In addition, other Board committees have oversight of specific topics that fall within our ESG umbrella. For example, the Compensation Committee oversees the Company’s efforts with respect to diversity, equity and inclusion and the Risk Committee oversees the Company’s cyber-security policies and procedures. Our CEO and General Counsel & Corporate Secretary share management oversight over our ESG strategy and initiatives.

Investing in our people and supporting our communities

In 2022, we increased investment in learning and development for all employees and launched a centralized learning management system. In addition, we initiated programs designed to ensure that our company culture is one in which diverse employees can thrive. When it comes to employee benefits, MarketAxess is well positioned to compete for talent with the largest financial and technology companies.

We also continued to expand philanthropic and community partnerships through the MarketAxess Charitable Foundation as well as volunteer opportunities for MarketAxess employees.  The Charitable Foundation’s mission is to work with organizations that support underserved communities, with an emphasis on youth education, equality, diversity, and inclusion. Our aim is to use the Charitable Foundation to help shape the future of financial technology by creating opportunities for today’s youth in the fields of software development and finance.

2023 Proxy Statement	23

ENVIRONMENTAL, SOCIAL AND GOVERNANCE STRATEGY AND INITIATIVES

Promoting diversity and the transition to a greener economy

Based on US reported data, we believe that MarketAxess ranks as the largest electronic corporate and municipal green bond marketplace for corporate and municipal green bond trading volume.  The MarketAxess “Trading for Trees” initiative, now in its fourth year, resulted in over 316,000 trees being planted across the world in 2022. Our Diversity Dealer Initiative, launched in 2021, opened the way for large investment managers to trade more easily with minority-, women-, and veteran-owned broker-dealers, while still achieving best execution.

In addition, in 2022, we first responded to the Climate Disclosure Project’s climate change questionnaire and this year marks our first reporting against the Task Force on Climate-Related Disclosure framework in order to give our stakeholders more information on our climate change practices and policies.

24	2023 Proxy Statement

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023 and to audit the Company’s internal control over financial reporting as of December 31, 2023, and the Board is asking stockholders to ratify that selection. PwC has audited our consolidated financial statements each year since our formation in 2000. The Audit Committee periodically considers whether there should be a rotation of independent registered public accounting firms and the Audit Committee currently believes that the continued retention of PwC is in the best interests of the Company and our stockholders. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

In 2011, the Company, in the ordinary course of its business, entered into a bulk data agreement with PwC for the purpose of supporting valuation conclusions reached by PwC in the normal course of PwC’s audit and other work for its clients, which has been amended from time to time. Pursuant to the agreement, the Company provides bond pricing data to PwC on terms consistent with the terms of similar data sales agreements entered into by the Company. The aggregate annual revenue to the Company from the data agreement is $295,000. On an annual basis, the Audit Committee evaluates the effect of such agreement on the independence of PwC and has concurred with the opinion of the Company’s management and PwC that the arrangement constitutes an “arm’s-length” transaction that would not affect PwC’s independence.

Representatives of PwC will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy. Abstentions will have the same effect as a vote AGAINST this proposal. Brokers have discretionary authority to vote on Proposal 2 and, therefore, there will be no broker non-votes on Proposal 2.

BOARD RECOMMENDATION
The board unanimously recommends that you vote “FOR” ratification of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

2023 Proxy Statement	25

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit and other fees

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2022 and 2021 and the audit of our broker-dealer subsidiary annual financial statements, as well as fees paid to PwC for tax compliance and planning, if any, and other services, are set forth below.

Except as set forth in the following sentence, the Audit Committee, or a designated member thereof, pre-approves 100% of all audit, audit-related, tax and other services rendered by PwC to the Company or its subsidiaries. The Audit Committee has authorized the CEO and the CFO to purchase permitted non-audit services rendered by PwC to the Company or its subsidiaries up to, and including, a limit of $10,000 per service and an annual aggregate limit of $20,000 for all such services.

Each fiscal year, the Company’s independent registered public accounting firm submits to the Audit Committee (and the Audit Committee requests from the independent registered public accounting firm) the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Each fiscal year, the independent registered public accounting firm also submits to the Audit Committee (and the Audit Committee requests from the independent registered public accounting firm), a formal written statement of the fees billed by the independent registered public accounting firm to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

Set forth below is information regarding fees paid by the Company to PwC during the fiscal years ended December 31, 2022 and 2021.

Fee Category	2022	2021
Audit Fees[1]	$2,869,147	$2,690,747
Tax Fees[2]	228,000	-
All Other Fees[3]	10,650	1,720
Total	$3,107,797	$2,692,467

(1)

The aggregate fees incurred include amounts for the audit of the Company’s consolidated financial statements (including fees for the audit of our internal control over financial reporting), the audit of our broker-dealer subsidiary’s annual financial statements and the audits of our foreign subsidiaries’ annual statutory financial statements.

(2)	Tax fees are comprised of fees for transfer pricing services.
(3)	Other Fees are comprised of annual subscription fees for accounting related research and service fees related to XBRL conversion services.

26	2023 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee currently consists of Mr. Casper (Chair), Mr. Cruger, Ms. Gibson and Mr. Ketchum. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of NASDAQ and the applicable rules and regulations of the SEC.

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between the Company and its officers, directors and affiliates, and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors.

During fiscal year 2022, the Audit Committee met five times. The Company’s senior financial management and independent registered public accounting firm were in attendance at such meetings. Following each quarterly meeting during 2022, the Audit Committee conducted a private session with the independent registered public accounting firm, without the presence of management. The Audit Committee also had two joint meetings with the Risk Committee during 2022.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

We have reviewed and discussed with senior management the Company’s audited financial statements for the year ended December 31, 2022 which are included in the Company’s 2022 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

We have received the written disclosures and the letter from PwC concerning their communications with us concerning independence, as required by applicable requirements of the PCAOB, and we have discussed with PwC their independence.

Based upon the foregoing review and discussions with our independent registered public accounting firm and senior management of the Company, we recommended to our Board that the financial statements prepared by the Company’s management and audited by its independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, that was filed with the SEC.

Submitted by the Audit Committee of the
Board of Directors:

Stephen P. Casper— Chair
William F. Cruger
Kourtney Gibson
Richard G. Ketchum

2023 Proxy Statement	27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 10, 2023 by (i) each person or group of persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our named executive officers (“NEOs”), (iii) each of our directors and nominees for director and (iv) all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 10, 2023 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act and includes voting and investment power with respect to shares. The percentage of beneficial ownership is based on 37,381,480  shares of Common Stock outstanding at the close of business on April 10, 2023. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that such person or entity beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, New York 10001.

	Number of Shares Beneficially Owned	Percentage of Stock Owned
5% Stockholders
The Vanguard Group [1]	4,291,798	11.48%
BlackRock, Inc. [2]	3,820,652	10.22%
T. Rowe Price Investment Management, Inc. [3]	2,071,391	5.54%
Guardian Capital LP [4]	1,910,101	5.11%
NEOs and Directors
Richard M. McVey [5]	540,529	1.44%
Christopher R. Concannon [6]	38,946	*
Nancy Altobello [7]	865	*
Steven Begleiter [8]	7,482	*
Stephen P. Casper [9]	54,347	*
Jane Chwick [10]	6,674	*
William F. Cruger [11]	5,689	*
Kourtney Gibson [12]	1,006	*
Richard G. Ketchum [13]	2,557	*
Xiaojia Charles Li [14]	497	*
Emily H. Portney [15]	2,294	*
Richard Prager [16]	3,323	*
Christopher N. Gerosa [17]	1,788	*
Kevin M. McPherson [18]	70,032	*
Naineshkumar S. Panchal [19]	520	*
Scott Pintoff [20]	5,077	*
Christophe Roupie [21]	3,782	*
All Executive Officers and Directors as a Group (17 persons) [22]	745,408	2.00%

*	Less than 1%.

28	2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Information regarding the number of shares beneficially owned by The Vanguard Group was obtained from a Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2023. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

Information regarding the number of shares beneficially owned by BlackRock, Inc. was obtained from a Schedule 13G filed by BlackRock, Inc. with the SEC on March 8, 2023. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)

Information regarding the number of shares beneficially owned by T. Rowe Price Investment Management, Inc. was obtained from a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2023. The principal business address of T. Rowe Price Associates, Inc. is 101 E. Pratt Street, Baltimore, MD 21202.

(4)

Information regarding the number of shares beneficially owned by Guardian Capital LP was obtained from a Schedule 13G filed by Guardian Capital LP with the SEC on February 15, 2023. The principal business address of Guardian Capital LP is Commerce Court West, Suite 2700, P.O. Box 201, Toronto, Ontario, Canada M5L 1E8.

(5)

Consists of (i) 468,550 shares of Common Stock owned individually; (ii) 2,000 shares of Common Stock owned by immediate family members; (iii) 37,742 shares of unvested restricted stock; and (iv) 32,237 shares of Common Stock issuable pursuant to stock options granted to Mr. McVey that are or become exercisable within 60 days. Does not include (i) 163,078 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 4,568 unvested RSUs; (iii) 144,753 deferred RSUs or (iv) 12,872 PSUs (as defined herein).

(6)

Consists of (i) 17,713 shares of Common Stock owned individually; (ii) 18,914 shares of unvested restricted stock; and (iii) 5,048 shares of Common Stock issuable pursuant to stock options granted to Mr. Concannon that are or become exercisable within 60 days. Does not include (i) 88,154 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 6,269 unvested RSUs or (iii) 14,895 PSUs.

(7)	Consists of (i) 368 shares of Common Stock owned individually; and (ii) 497 unvested RSUs that vest within 60 days. Does not include 538 deferred RSUs.
(8)	Consists of (i) 6,985 shares of Common Stock owned individually; and (ii) 497 unvested RSUs that vest within 60 days. Does not include 1,056 deferred RSUs.
(9)

Consists of (i) 8,953 shares of Common Stock owned individually; (ii) 44,808 shares of Common Stock held indirectly in a trust for which Mr. Casper’s spouse is the trustee; and (iii) 586 unvested restricted stock awards that vest within 60 days.

(10)	Consists of (i) 6,177 shares of Common Stock owned individually; and (ii) 497 unvested restricted stock awards that vest within 60 days.
(11)	Consists of (i) 5,192 shares of Common Stock owned individually; and (ii) 497 unvested restricted stock awards that vest within 60 days. Does not include 972 deferred RSUs.
(12)	Consists of (i) 509 shares of Common Stock owned individually; and (ii) 497 unvested restricted stock awards that vest within 60 days.
(13)	Consists of (i) 2,060 shares of Common Stock owned individually; and (ii) 497 unvested restricted stock awards that vest within 60 days.
(14)	Consists of 497 unvested RSUs that vest within 60 days. Does not include 271 deferred RSUs.
(15)	Consists of (i) 1,797 shares of Common Stock owned individually; and (ii) 497 unvested restricted stock awards that vest within 60 days.
(16)	Consists of (i) 2,826 shares of Common Stock owned individually; and (iii) 497 unvested restricted stock awards that vest within 60 days.
(17)

Consists of (i) 966 shares of Common Stock owned individually; and (ii) 822 shares of Common Stock issuable pursuant to stock options granted to Mr. Gerosa that are or become exercisable within 60 days.  Does not include (i) 2,585 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 978 unvested RSUs or (ii) 2,037 PSUs.

(18)	Consists of (i) 70,032 shares of Common Stock owned individually. Does not include (i) 3,867 unvested RSUs or (ii) 5,384 PSUs.
(19)	Consists of (i) 520 shares of Common Stock owned individually. Does not include (i) 5,680 unvested RSUs; or (ii) 4,899 PSUs.
(20)	Consists of (i) 5,077 shares of Common Stock owned individually. Does not include (i) 2,079 unvested RSUs or (ii) 2,904 PSUs.
(21)

Consists of (i) 3,634 shares of Common Stock owned individually and (ii) 148 shares of unvested restricted stock. Does not include (i) 2,100 unvested restricted stock units or (ii) 2,973 performance shares and PSUs.

(22)

Consists of (i) 648,375 shares of Common Stock owned individually; (ii) 56,804 shares of unvested restricted stock; (iii) 5,556 shares of RSUs that vest or deliver within 60 days; and (iv) 38,107 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.  Does not include (i) 253,817 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 22,812 RSUs that are unvested; (iii) 148,128 deferred RSUs or (iv) 40,925 performance shares PSUs.

2023 Proxy Statement	29

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of the date hereof.

Name	Age	Position
Richard M. McVey	63	Executive Chairman
Christopher R. Concannon	55	Chief Executive Officer
Christopher N. Gerosa	47	Chief Financial Officer
Kevin M. McPherson	52	Global Head of Sales
Naineshkumar S. Panchal	51	Chief Information Officer
Scott Pintoff	52	General Counsel and Corporate Secretary
Christophe Roupie	57	Head of EMEA and APAC

Richard M. McVey has been Executive Chairman since April 2023 and previously served as our Chairman and CEO from our inception to April 2023. See “Proposal 1 – Election of Directors — Director information” for a discussion of Mr. McVey’s business experience.

Christopher R. Concannon has been Chief Executive Officer since April 2023 and previously served as our President & Chief Operating Officer, from January 2019 to April 2023. Mr. Concannon has been a member of the Board of Directors since January 2019. See “Proposal 1 – Election of Directors — Director information” for a discussion of Mr. Concannon’s business experience.

Christopher N. Gerosa has been CFO since August 2021. Prior to his current role, Mr. Gerosa was Head of Accounting and Finance of the Company from April 2015 to August 2021, with global responsibility for accounting, tax, treasury management and financial planning and analysis functions. Prior to joining the Company, Mr. Gerosa was Chief Financial Officer of Primus Guaranty, Ltd. (“Primus”) from 2010 to 2014 and Corporate Treasurer from April 2007 to 2014. Prior to these roles, Mr. Gerosa held the position of Corporate Controller and served as the Director of Investor Relations of Primus. Mr. Gerosa joined Primus in 2003 and was an integral part of taking Primus public in 2004. Before joining Primus, he worked in the product controller areas of Deutsche Bank and Goldman Sachs. Mr. Gerosa began his professional career at Arthur Andersen. He served as a U.S. Army National Guard Infantry Officer after receiving his B.B.A. from the University of Notre Dame.

Kevin M. McPherson has been Global Head of Sales since June 2014.  From January 2008 to June 2014, Mr. McPherson was the Company’s U.S. Sales Manager.  From March 1999 to December 2007, Mr. McPherson was a Sales Representative for the Company, running the Company’s West Coast sales and distribution effort.  From June 1996 to March 1999, Mr. McPherson worked within the Emerging Markets Fixed Income Group of Scudder Stevens & Clark, where he traded emerging market fixed income securities and supported portfolio administration.  Mr. McPherson began his career at State Street Bank & Trust, where he worked from June 1994 to June 1996 as an accountant and auditor for fixed income and equities portfolios.  Mr. McPherson received a B.A. in business administration from the University of Maine.

30	2023 Proxy Statement

EXECUTIVE OFFICERS

Naineshkumar S. Panchal has been Chief Information Officer since March 2022. Prior to his current role, Mr. Panchal served as a Managing Director of Goldman Sachs Asset Management Technology from November 2014 to February 2022. In that role, he served in various capacities, including a Global Co-Head of Technology, Asset Management Division from 2020 to 2021, Global Head of Goldman Sachs Asset Management Portfolio Management and Trading Technology from 2019 to 2020, Global Co-Head of Goldman Sachs Asset Management Portfolio Management and Trading Technology from 2018 to 2019 and Global Head of Fixed Income and Sales Technology, Asset Management Division from 2014 to 2018. Prior to this role, he was a Managing Director, Technology of Goldman Sachs Securities Division, serving in various capacities from 1996 to 2014. Mr. Panchal began his career as a Consultant, Financial Services at Andersen Consulting prior to his tenure at Goldman Sachs. He holds a B.A. and an M.A., each in Computer Science, from Cambridge University.

Scott Pintoff has been General Counsel and Corporate Secretary of MarketAxess since February 2014. In this role, Mr. Pintoff is responsible for the legal and compliance departments, as well as the regulatory affairs of the Company. Prior to joining MarketAxess, Mr. Pintoff was General Counsel and Corporate Secretary at GFI Group, a position he held since 2003. At GFI, Mr. Pintoff was responsible for all legal, regulatory and compliance matters, including GFI’s initial public offering, all major acquisitions and implementation of the Dodd-Frank Act. Mr. Pintoff joined GFI Group in 2000 as Associate General Counsel. Prior to GFI, Mr. Pintoff was at Dewey Ballantine LLP from 1996 to 2000 within the mergers and acquisitions group. Mr. Pintoff received a B.A. (Honors) from Wesleyan University and a J.D from the New York University School of Law.

Christophe Roupie has been Head of EMEA and APAC since May 2020. From March 2017 through May 2020, Mr. Roupie was the Company’s Head of Europe and Asia.  Prior to joining MarketAxess, from October 2015 until October 2016, Mr. Roupie was the CEO of HiRock AG, a family office in Switzerland.  From May 2005 to October 2015, Mr. Roupie was Global Head of Trading and Securities Financing at AXA Investment Managers. While at AXA Investment Managers, he managed trading teams in Paris, London, Hong Kong and Greenwich, Connecticut across equities, fixed income, FX, derivatives, repo and stock lending.  Prior to this, Mr. Roupie was the Global Head of Fixed Income Trading at IXIS AM (now Natixis Asset Management) from October 2000 to March 2005.

2023 Proxy Statement	31

A LETTER FROM OUR COMPENSATION AND TALENT COMMITTEE

Dear Fellow Stockholders,

As members of MarketAxess’ Compensation and Talent Committee (the “Compensation Committee”), we endeavor to create an executive compensation program that is performance-based, directly correlated with business and financial results, and designed to attract, reward and retain high caliber executives.

In 2022, we received strong positive feedback from stockholders on our compensation program. The 2022 say-on-pay proposal received 96.4% support, and subsequent stockholder engagement in late 2022 and early 2023, has generally been positive. The Compensation Committee seeks to include the input of our stockholders in the regular evaluation of our programs and welcomes continued stockholder feedback regarding our executive compensation practices. The Company reached out to stockholders who collectively represented over 66% of our outstanding common stock and had conversations with 13 stockholders who requested engagement representing approximately 38% percent of our outstanding common stock. The feedback from our stockholders, including the welcomed evolution of our executive compensation programs over the last few years, was conveyed to our Compensation Committee. We remain determined to understand your perspectives and committed to considering constructive changes in response to your feedback.

Our compensation program is designed to reward the short-term and long-term success of the Company. The Company’s 2022 NEO cash incentives were tied to both 2022 Adjusted Operating Income and the executive’s individual performance, including contributions to the Company’s growth strategy and performance related to the Company’s diversity and human capital goals. The Company’s 2022 equity incentives, granted in February 2023, were comprised 50% of performance stock units (“PSUs”), which measure a combination of market share, revenue growth, and operating margin, over a subsequent three-year performance period.

Our Compensation Committee is and will remain committed to the ongoing evaluation and improvement of our executive compensation program. We look forward to continuing the dialogue and encourage you to reach out with any questions or concerns related to our program before making your voting decision. Thank you for your investment in MarketAxess.

Submitted by the Compensation and
Talent Committee of the Board of
Directors:

Richard L. Prager – Chair
Nancy Altobello
Kourtney Gibson

32	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program and provides an overview of the Company’s pay for performance methodology and compensation decisions for the following NEOs:

Name	Title
Richard M. McVey	Executive Chairman
Christopher R. Concannon	Chief Executive Officer
Christopher N. Gerosa	Chief Financial Officer
Kevin M. McPherson	Global Head of Sales
Naineshkumar S. Panchal	Chief Information Officer

On January 9, 2023, the Company announced that Mr. McVey, formerly the Company’s CEO, would become Executive Chairman and Mr. Concannon, formerly the Company’s President and Chief Operating Officer, would be promoted to CEO, each effective as of April 3, 2023. Messrs. McVey and Concannon are currently serving as Executive Chairman and Chief Executive Officer, respectively.

Responding to stockholders; evolving pay practices

Say-on-Pay support and 2022 stockholder engagement

Our annual say-on-pay vote (“Say-on-Pay”) is one of our opportunities to receive feedback from stockholders regarding our executive compensation program. At the 2022 Annual Meeting, approximately 96.4% of the votes cast approved the Say-on-Pay proposal, an increase from 96.2% and 93.7% in 2021 and 2020, respectively.  The Company continues to conduct annual outreach with our stockholders to better understand investors’ perspectives on our compensation program and incorporate their feedback. Following the 2022 Annual Meeting, we continued this dialogue by reaching out to stockholders who collectively represented over 66% of our outstanding common stock and had conversations with 13 stockholders who requested engagement representing more than 38% percent of our outstanding common stock.  During our outreach, we discussed a range of relevant topics with stockholders, including the evolution of our executive compensation programs, for which we received consistently positive feedback.

With regard to non-compensation matters, the stockholders with whom we spoke welcomed the publication of our third ESG Report, our decision to begin measuring the Company’s carbon emissions in 2022 and the success of our Trading-for-Trees and Diversity Dealer initiatives.

Stockholder feedback was relayed directly to the Board of Directors, including to relevant Board committees that oversee various ESG Topics. See “Environmental, social and governance strategy and initiatives — Board and management oversight of ESG matters” for more information.

2023 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Executive summary

MarketAxess 2022 performance overview

In 2022, the Company made significant strides in executing its long-term growth strategy despite the headwinds from the shock of rapid interest rate increases, which had an indirect negative impact on our U.S. high-grade variable transaction fees per million, and the impact of a strengthening U.S. dollar. In terms of our core business, the Company delivered record total credit average daily trading volume of $11.8 billion, representing an increase of 13% compared to the prior year. The Company delivered these strong results by expanding our strong leadership position in the global institutional client e-trading space driven by record levels of estimated market share in the U.S., including high-yield (17.9%, up +270 bps) and municipal bonds (4.5%, up +240 bps), as well as in our international credit businesses, including Eurobonds (15.4%, up +330 bps) and emerging markets, reflecting the benefit of our global product diversification efforts.

Open Trading continues to be a key differentiator for the Company, with a record 36% of total credit trading executed via Open Trading in 2022. With approximately 1,700 counterparties, we delivered price improvement of approximately $945 million for our clients in 2022, well in excess of our full-year 2022 total revenue.

Beyond our core business, we made significant progress expanding our new growth initiatives. Our U.S. Treasury bond platform generated a record $5.3 trillion of trading volume in 2022 and we are continuing to expand the platform to our broad institutional investor client base to make the platform a unique and innovative all-to-all solution for the U.S. Treasury market. In municipal bonds, we are leveraging our acquisition of MuniBrokers to drive continued electronification and bring higher levels of efficiency to a market characterized by a large number of small trade tickets. The result has been record levels of estimated market share and record trading volumes. As we continue to add liquidity providers, we are also focused on bringing enhanced transparency to the municipal bond market with our premier pricing engine, CP+, for municipal bonds. We also made significant headway in growing our data and post-trade businesses, despite the negative impact of a strengthening U.S. dollar.

In 2022, we announced our strategic collaboration with MSCI on liquid fixed income indices, portfolio construction solutions and ESG data, and we launched two new fixed income indices. State Street Global Advisors launched an ETF on the MarketAxess U.S. Investment Grade 400 Corporate Bond Index and we also acquired a significant minority stake in RFQ-hub Holdings, a bilateral multi-asset and multi-dealer request for quote platform with several of the leading ETF market makers.

For reference, we have included compound annual growth rates (“CAGR”), where appropriate, for the key performance metrics discussed below.

34	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Key financial and operational performance highlights

Our key financial and operational performance highlights include:

Total Revenues:

Market conditions began to improve in 2022 as the fixed-income markets continued to normalize with higher levels of interest rates and volatility after a period of benign credit market conditions in 2021. The Company reported a record $718 million in revenue, the 14th consecutive year of record revenue. Total revenue growth of 3% reflected a 10% decline in our total credit variable transaction fees per million, principally due to the negative impact of the sharp increase in interest rates, as well as the impact of a strengthening U.S. dollar. These headwinds partially offset record levels of estimated market share across U.S. high-yield, emerging markets, Eurobonds and municipal bonds.

Operating Income:

Total expenses increased 8% as the Company is continuing to invest in new markets, trading protocols and data and in 2022, our U.S. high-grade variable transaction fees per million was negatively impacted by the shock of rapid interest rate increases . In addition, the impact of a strengthening U.S. dollar dampened our top-line growth.

Estimated U.S. Credit Market Share:

In 2022, the Company expanded its strong leadership position in the U.S. credit institutional e-trading space. The institutional client segment is the largest in the global credit markets and represents the highest-quality order flow for banks and other market makers. In 2022, approximately 91% of credit volume on the platform was executed by institutional clients and our estimated market share of the U.S. credit market was 20.4%, an increase of 110 basis points, and estimated U.S. credit market TRACE volumes increased 5%.

Closing Stock Prices as of December 31:

As discussed below, the increase in interest rates in 2022 also negatively impacted technology focused, high multiple stocks. Multiple contraction was broad based across the technology sector. See below for a discussion of our relative stock performance against the S&P 500, the Dow Jones U.S. Financials Index and our peer group median.

2023 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Relative Stock Performance

All of the major product areas trading on the Company’s platforms are in relatively early stages of electronification. Given this, the Company’s focus is on investing and innovating to capture the long-term opportunity. We believe that the differentiated liquidity pool on our platforms, and the trading efficiency and price improvement that we provide to investors and dealers globally, will lead to greater growth in market share and volumes on our platforms. The lower stock price returns for stockholders over the last several years has been driven by several factors. First, coming off our strong pandemic-driven financial performance of 2020, the market environment changed dramatically in 2021, characterized by a significant tightening of credit spreads and decrease in credit spread volatility driven by the extreme levels of liquidity injected into the market by central banks. These challenging market conditions resulted in lower levels of growth in 2021 relative to the record levels generated in 2020. Next, at the end of 2021, the Federal Reserve signaled that interest rate increases would begin in early 2022 and the rapid pace of rate increases, the most since the early 1980s, resulted in a massive interest rate shock to the market. The rapid pace of interest rate hikes negatively impacted our U.S. high-grade average variable fee per million and dampened our top-line growth. Last, in 2022, technology-focused, high-multiple stocks were negatively impacted by the increase in interest rates and, as a result, multiples contracted broadly across the sector.

	10-Year Return	5-Year Return	3-Year Return	1-Year Return
MKTX	757.6	43.4	-24.9	-31.5
S&P 500	169.2	56.9	24.8	-18.1
Dow Jones U.S. Financials Index	N/A	37.1	13.6	-13.7
Peer Group Median	275.0	37.9	21.1	-22.2

Elements of executive compensation

The compensation structure for our NEOs is comprised of base salaries, annual cash incentive compensation and various forms of equity granted under our 2020 Equity Incentive Plan.  The combination of these elements enables us to offer a competitive, cost-effective compensation program that balances variable, or at-risk, compensation with prudent risk-taking and the interests of our stockholders. Equity awards may be granted on an annual basis or as one-time awards, including multi-year awards that are attributed over multiple years of compensation.  We believe that equity awards serve as an important part of a NEO’s compensation in that they further ensure alignment of the NEO’s interests with those of our stockholders.

Annual variable cash and equity compensation gives the Compensation Committee the flexibility to tie NEO compensation to individual and corporate performance, which is an important element of our pay philosophy and each NEO’s compensation.

36	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The table below summarizes the elements of our compensation program as in effect for fiscal year 2022, and how each element supports the Company’s compensation objectives:

Component		Performance Link	Description
Base Salary	Cash	N/A	• Provides a consistent minimum level of compensation that is paid throughout the year at a cost-effective level for the Company
Annual Cash Incentive	Cash	Adjusted operating income (60% for Messrs. McVey and Concannon; 50% for all other NEOs)	• Performance-based cash incentive opportunity • Rewards short-term performance in a framework that discourages excessive risk-taking
Individual performance and contributions to strategic corporate objectives (40% for Messrs. McVey and Concannon; 50% for all other NEOs)
Long-Term Annual Equity Incentive	50% PSUs	U.S. credit market share (1/3rd)

•  Financial performance targets are pre-determined by the Compensation Committee and reflect our financial and strategic long-term goals

•  Three-year performance periods with one- year calculation periods

•  Targets for years two and three are tied to prior year’s results

•  Cliff-vest after three years

Revenue growth excluding U.S. credit (1/3rd)
Operating margin (1/3rd)
	50% Time vested equity (RSUs and stock options)	Stock price performance

•  Stock-based awards establish direct alignment with our stock price performance and stockholder interests

•  Messrs. McVey and Concannon receive half of their annual long-term equity award that is time-based in RSUs and the other half in stock options

•  Under our “Flex Share” program, the other NEOs may choose to receive this portion of their award in all RSUs or a combination of RSUs and stock options, allowing the Company to deliver more individualized awards without incurring additional expense

•  Vest ratably over three years

2023 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

The NEOs also receive standard employee benefits, including healthcare, life insurance, disability and retirement savings plans. The NEOs do not generally receive any perquisites. In 2022, however, Mr. McVey received a one-time perquisite in the form of a payment of fees to the Federal Trade Commission for his required filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as a result of his stock ownership of the Company. See “—2022 compensation detail—Other benefits; Perquisites” for more information.

2022 compensation decisions

A significant portion of each NEO’s compensation is dependent on our financial performance, with firm-wide annual cash incentives tied to the Company’s adjusted operating income. The Company generated $370.4 million of adjusted operating income in 2022, which was below our 2022 internal target goal of $426.0 million.  Accordingly, the cash incentive plan pool funding was lower than budgeted. See “Appendix A–Reconciliation of Non-GAAP Amounts” for a reconciliation of adjusted operating income to operating income, a non-GAAP measure. Further details about how the adjusted operating income affected the NEO’s cash incentive can be found under “— 2022 compensation detail — Annual cash incentives” below. The remainder of each NEO’s annual cash incentive awards for 2022 was determined by the Compensation Committee’s assessment of each NEO’s attainment of quantitative and qualitative performance criteria, which include contributions to the Company’s growth strategy as well as progress on diversity and human capital objectives.

Our annual long-term equity incentives are stock-based awards that establish direct alignment with our stock price performance and stockholder interests. The amount awarded to each of the NEOs is based upon the NEO’s individual performance and may be further informed by benchmark data.

Given the NEOs’ attainment of objectives within their control and the Company’s compensation positioning relative to market benchmarking data, cash incentives were largely funded below target with additional total compensation driven by the use of long-term equity incentive awards.

2022 Total Compensation Summary (000’s)

	2022 Base	2022 Incentive			Total Compensation [2]
	Salary	Cash	Equity [1]	Total	2022	vs. 2021 ($)	vs. 2021 (%)
Richard M. McVey	$500	$1,750	$5,750	$7,500	$8,000	$250	3%
Christopher R. Concannon	$500	$1,300	$3,800	$5,100	$5,600	$350	7%
Christopher N. Gerosa [3]	$300	$600	$800	$1,400	$1,700	$500	42%
Kevin M. McPherson	$300	$900	$1,550	$2,450	$2,750	$100	4%
Naineshkumar S. Panchal [4]	$400	$900	$1,400	$2,300	$2,700	-	-

(1)

Represents equity awards attributable to 2022 performance. Messrs. McVey’s, Concannon’s, Gerosa’s and Panchal’s equity incentive column include $2,200,000, $1,000,000, $333,333 and $750,000 in attributed multi-year compensation from previously granted multi-year equity awards. See “—Multi-Year Awards” below.

(2)

“2022 Total Compensation” differs from the figures shown in the total column of the table under “Executive compensation —Summary compensation table.” The Summary Compensation Table reflects the full grant date value of any equity award received by the NEOs in the year actually granted, in accordance with FASB ASC Topic 718.

(3)	Mr. Gerosa was promoted to CFO effective as of August 1, 2021. 2022 represents his first full year as CFO.
(4)	Mr. Panchal became CIO on March 1, 2022. The amount in the 2022 Base Salary column reflects his salary on an annualized basis. Mr. Panchal received $333,333 in base salary in 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive compensation practices and governance

Principles and strategy

Our executive compensation program is designed to promote the following core principles that are aligned with our Company’s business strategy:

•	Alignment: we align Company and individual performance and decision-making with long-term stockholder value creation;
•	Retention: attract, reward and retain high caliber executives;
•	Motivation: motivate high performance from our NEOs by offering greater incentives for superior performance and reduced awards for underperformance;
•	Prudence: discourage imprudent risk-taking by avoiding undue emphasis on any one metric or short-term goals; and
•	Fairness: be transparent and fair to both our NEOs and our stockholders.

We believe these principles have served us well for many years, and we are continuing to refine them in response to input from our stockholders.

Our compensation principles place a majority of our executive officers’ compensation at risk and emphasize incentives tied to individual and Company performance, as well as continued service. As a result, the only fixed compensation paid is base salary, which represented 6% of Mr. McVey’s total compensation, 9% of Mr. Concannon’s total compensation and no more than 18% of the other NEO’s total compensation in 2022.  We also seek to promote long-term commitments from our NEOs because we believe that continuity of the Company’s leadership team benefits both the Company and our stockholders. As such, we utilize long-term (three- to five-year) equity incentives in conjunction with short-term incentives (performance-based annual cash awards). Ultimately, the value realized by our NEOs from our equity incentive awards will depend on our financial performance, changes in our Common Stock price, and satisfaction of an award’s vesting schedule. Taken together, we believe these factors help create a comprehensive scheme that both reinforces our long-term performance-based orientation and is aligned with the interests of our stockholders.

Best practices

Our pay practices align with our compensation principles and facilitate our implementation of those principles.  They also demonstrate our commitment to sound compensation and governance policies.

Compensation Policies and Practices
What We Do	What We Avoid

✓  Emphasis on performance-based compensation

✓  Maintain clawback policies

✓  Stock ownership guidelines

✓  Use of long-term equity awards that align with stockholder interests

✓  Automatic reduction of severance payments subject to §280G excise tax

✓  Engage with investors

✓  Dividends and dividend equivalents on restricted stock and RSUs are paid only when the awards vest

✓  Engage independent compensation consultants

X  No guaranteed bonuses except for new hires

X  No pension / SERP plans

X  No single-trigger change in control benefits

X  No §280G excise tax “gross-up” benefits

X  No recycling of options or stock appreciation rights

X  No “repricing” underwater options without

stockholder approval

X  No hedging or pledging of MarketAxess stock

X  No significant perquisites or other personal benefits for NEOs

2023 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Committee

The Compensation Committee administers the compensation program for our NEOs.  The Compensation Committee reviews all components of remuneration (both cash and equity) and decides which elements of compensation, if any, should be adjusted or paid based on corporate and individual performance results and competitive benchmark data. The Compensation Committee also determines performance award payouts for the prior fiscal year based on actual results against performance goals.

In performing its duties, the Compensation Committee:

•

annually reviews competitive compensation data, recent compensation trends and any other relevant market data obtained by its compensation consultants and considers the impact on our compensation architecture, policies and strategies;

•	reviews all compensation earned by each NEO, including each NEO’s past wealth realization and future equity incentive opportunities;
•

consults with the compensation consultants and full Board regarding market and performance data when considering decisions concerning the structure and amount of our Executive Chairman’s and CEO’s compensation;

•

considers the recommendations of our CEO relating to the performance of our NEOs (other than himself) and the recommendations of its compensation consultants relating to market data and compensation trends when considering decisions concerning the structure and amount of compensation of our NEOs.

The Compensation Committee’s function is fully described in its charter, which is available on our corporate website at www.marketaxess.com under “Investor Relations – Corporate Governance.”  In performing its duties, the Compensation Committee receives assistance from management and our independent compensation consultants. The Compensation Committee’s decisions relating to compensation for our NEOs are reviewed by our full Board of Directors.

Role of independent compensation consultants

Pursuant to its charter, the Compensation Committee may retain and terminate any consultant or other advisor, as well as approve the advisor’s fees and other engagement terms. For fiscal year 2022, the Compensation Committee retained FW Cook as its independent compensation consultant for purposes of advising on executive compensation.  Representatives from FW Cook attended Compensation Committee meetings, participated in executive sessions and communicated directly with the Compensation Committee.  During 2022, FW Cook provided the following services to the Compensation Committee:

•	Executive Compensation Design – Provided the Compensation Committee with executive compensation design suggestions and alternatives;
•	Pay Analysis – Reviewed and benchmarked competitive market pay levels with respect to 2022 compensation for our global management team, including the NEOs;
•	Peer Group Construction – Reviewed and recommended changes to the Company’s peer group composition (as discussed below in Peer Group); and
•

General Advice/Compliance – Provided general compensation-related recommendations to the Compensation Committee and performed other services, including providing advice regarding regulatory and advisory compliance issues, CEO succession and other governance issues.

FW Cook also advised the Compensation Committee with regard to the compensation for our Board of Directors. See “Corporate governance and board matters — Director compensation” for more information.

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COMPENSATION DISCUSSION AND ANALYSIS

The compensation consultant reported directly, and is directly accountable, to the Compensation Committee. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and determined that its work did not raise any conflicts of interest. The Compensation Committee will continue to monitor the independence of its compensation consultant on an annual basis.

Role of senior management

Senior management, including the Executive Chairman, the CEO and Chief Human Resources Officer, make recommendations for the meeting agendas and prepare the materials for Compensation Committee meetings and attend those meetings, other than during executive session.  Other senior managers, such as the CFO and General Counsel, may also assist in the preparation or presentation of relevant material.  In 2022, Mr. McVey, then CEO, made recommendations regarding the annual compensation for the NEOs, other than himself, to the Compensation Committee for consideration.  No member of management is present in the Compensation Committee meetings when matters related to their individual compensation are under discussion.

Compensation risk assessment

The Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices.  The Compensation Committee regularly reviews the Company’s compensation policies and practices to ascertain any potential material risks that may be created by the Company’s compensation programs. FW Cook provided the Compensation Committee an assessment of the effectiveness of all major components of the Company’s compensation programs, including the mix between annual and long-term compensation; short and long-term incentive program design; incentive plan performance criteria and corresponding objectives; the Company’s severance and change-in-control policies; its clawback policy; and its stock ownership guidelines. The Compensation Committee’s review includes the compensation practices for our entire employee base to ensure that our pay practices, compensation programs and business strategies do not motivate imprudent risk-taking by any employee.

The Compensation Committee considered these items in determining the appropriate compensation programs for the Company.  The Company utilizes many design features that mitigate the likelihood of encouraging excessive risk-taking behavior. Among these design features are the use of:

•	Equity compensation with long-term vesting (three to five years);
•	Holding periods or cliff-vesting for certain long-term equity awards;
•	Clawback policies;
•	Stock ownership and retention guidelines that meet market standards;
•	The Compensation Committee’s ability to exercise downward discretion in determining payouts, including after consideration of regulatory, compliance and legal issues; and
•	Training on our Code of Conduct and other policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

Based on the foregoing, the Compensation Committee and management agree that our compensation policies and practices do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company. We believe that our compensation programs do not provide incentives that encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks and is compatible with the internal controls and the risk management practices of the Company.

2023 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

How we determine pay levels

Peer group

The Compensation Committee assesses the Company’s financial performance and executive compensation competitiveness against a group of peer companies that it selects based on input from FW Cook.  A key objective of our executive compensation program is to ensure that the total compensation package and structure that we provide to our NEOs is competitive with the companies with whom we compete for executive talent. The 2022 peer group consisted of companies that are similar to the Company in terms of competitive positioning, financial size, operating characteristics, market sector or industry classification. FW Cook engages with the Compensation Committee to review the peer group annually and periodically make changes.

In 2022, FW Cook completed an annual review of the composition of our peer group. Factors considered in determining the peer group (“Peer Group”) included:

•	financial size (e.g., revenue, market capitalization, operating income, etc.);
•	whether companies compete with us for clients, executives or other employee talent;
•	market sector, asset class or product offering;
•	peers of peers, as well as peers designated by shareholder advisory firms in their annual reviews; and
•	reviewing the broader market for additional firms in financial services, IT services and software industries, based on relative revenue, market capitalization and operating income similarity.

For 2022, our Peer Group was comprised of the following firms:

2022 Peer Group
ACI Worldwide, Inc.	Factset Research Systems, Inc.	Q2 Holdings Inc.
Aspen Technologies, Inc.	Fair Isaac Corporation	SEI Investments Company
BGC Partners, Inc.	Guidewire Software, Inc.	Tradeweb Markets Inc.
Black Knight, Inc.	Hercules Capital, Inc.	Virtu Financial, Inc.
Cboe Global Markets, Inc.	Morningstar, Inc.	WisdomTree Investments, Inc.
Cohen & Steers, Inc.	MSCI Inc.
Envestnet, Inc.	Nasdaq Inc.

In 2022, we added Hercules Capital, Inc., Q2 Holdings Inc. and WisdomTree Investments, Inc. to, and removed TransUnion and Verisk Analytics from, our Peer Group. We made these changes because they result in a Peer Group that is more representative of the Company’s revenue profile.

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COMPENSATION DISCUSSION AND ANALYSIS

Benchmarking — importance and process

In addition to the peer group, FW Cook also used leading industry compensation surveys for the financial services and financial technology sectors for benchmarking purposes.  The surveys provide a broader view of compensation levels and trends, which is useful in combination with the Peer Group data. The Compensation Committee considered this data, in conjunction with the Company’s performance and each NEO’s individual performance, contribution and expertise in determining how each NEO is paid vis-à-vis the recommended market data. The Compensation Committee is presented summary statistics and does not review the list of individual companies that participate in the surveys.

2022 compensation detail

Elements of executive compensation

The compensation structure for our NEOs is comprised of base salaries, annual cash incentive compensation and various forms of equity granted under our 2020 Equity Incentive Plan.  The combination of these elements enables us to offer a competitive, cost-effective compensation program that balances variable, or at-risk, compensation with prudent risk-taking and stockholder interests. Equity awards may be granted on an annual basis or as one-time awards, including multi-year awards, that are attributed over multiple years of compensation.  We believe that equity awards serve as an important part of an NEO’s compensation in that they further ensure alignment of the NEO’s interests with those of our stockholders.

Annual variable cash and equity compensation gives the Compensation Committee the flexibility to tie NEO compensation to individual and corporate performance, which is an important element of our pay philosophy and each NEO’s compensation.

The NEOs also receive standard employee benefits including healthcare, life insurance, disability and retirement savings plans. The NEOs do not generally receive any perquisites. In 2022, however, Mr. McVey received a one-time perquisite in the form of a payment of fees to the Federal Trade Commission for his required filing under the HSR Act as a result of his stock ownership of the Company. See “—Other benefits; Perquisites” for more information.

2023 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

Pay mix

We believe that the balance among pay components in our compensation program design mitigates against a focus on short-term results and decreases the potential for excessive or inappropriate risk-taking (see “Executive compensation practices and governance — Compensation risk assessment” above). An overview of the elements of pay provided to Messrs. McVey and Concannon and, on average, to the other NEOs for fiscal year 2022 is as follows:

Base salary

Base salary is the only fixed component of our NEOs’ total cash consideration and is intended to provide a minimum consistent level of compensation throughout the year at a cost-effective level for the Company.  We avoid automatic base salary increases and any historical increases have been infrequent. For example, Mr. McVey’s base salary remained unchanged from 2011 through 2022.

While most of the NEOs’ base salaries were at or below the market median for base salaries, we did not adjust base salaries in 2022. Instead, we provided our NEOs with increased compensation opportunities through variable and long-term incentive awards, as described below.

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COMPENSATION DISCUSSION AND ANALYSIS

Change to base salaries for 2023

For 2023, the Board approved with respect to Messrs. McVey and Concannon, and the Compensation Committee approved with respect to the other NEOs, base salary increases. For 2023 the base salary of each of Messrs. McVey and Concannon is $650,000 and the base salary of each of Messrs. Gerosa, McPherson and Panchal is $450,000. The base salary increase for Mr. McVey was offset by a commensurate decrease in his 2023 cash incentive target for the portion of the year that Mr. McVey served as Chief Executive Officer in 2023. The base salary increases for Messrs. McPherson and Panchal were also offset by commensurate decreases in their 2023 cash incentive targets.   The base salary increases for Messrs. Concannon and Gerosa were not offset by commensurate decreases in cash incentive targets in light of their recent promotions to Chief Executive Officer and Chief Financial Officer, respectively. The Board and the Compensation Committee believe that these changes were warranted to position base salaries closer to market median. For a discussion of our leadership structure, including the roles of Executive Chairman and Chief Executive Officer, see “Corporate governance – Board leadership structure.”

Annual cash incentives

The NEO’s annual cash incentives are designed to reward short-term performance in a framework that discourages excessive risk-taking.

The chart below summarizes each NEO’s target annual cash incentive, along with the funding as a percentage of target for both the adjusted operating income and individual performance portions and the actual payout amounts for the year ended December 31, 2022.

2022 Cash Incentive Summary (000’s)

	Target Cash	Funding as a Percentage of Target			2022 Cash
	Incentive	Adjusted Operating Income [1]	Individual	Total [2]	Incentive
Richard M. McVey	$2,025	87%	86%	86%	$1,750
Christopher R. Concannon	$1,350	87%	110%	96%	$1,300
Christopher N. Gerosa	$600	87%	113%	100%	$600
Kevin M. McPherson	$1,000	87%	93%	90%	$900
Naineshkumar S. Panchal	$920	87%	109%	98%	$900

(1)

Adjusted operating income excludes unplanned inorganic activity and the impact of cash incentives. See “Appendix A – Reconciliation of Non-GAAP Amounts” for a reconciliation of adjusted operating income to operating income.

(2)

Funding as a percentage of target is weighted (i) for Messrs. McVey and Concannon, between adjusted operating income (60%) and their respective individual performance and contributions to strategic corporate objectives (40%); and (ii) for the other NEOs, between adjusted operating income (50%) and the NEO’s respective individual performance and contributions to strategic corporate objectives (50%).

In 2022, 60% of Messrs. McVey’s and Concannon’s annual cash incentive, and 50% of the other NEO’s respective annual cash incentives, was directly linked to the Company’s adjusted operating income results. This performance metric is different than the performance metrics used for the Company’s annual long-term equity incentive awards. The other 40% or 50%, as applicable, of the annual cash incentive for our NEOs was based on the executive’s individual performance (see “2022 individual performance” below). For 2022, the NEOs’ cash incentives were paid out of the 2009 Employee Performance Incentive Plan (the “Employee Cash Incentive Plan”).

2023 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

2022 adjusted operating income performance

As detailed in the table below, our adjusted operating income was $370.4 million and resulted in funding of 87% for the portion of each executive officer’s cash award payable based on adjusted operating income results.  The Committee established a target of $426.0 million, approximately 12% above last year’s result of $379.6 million, to ensure a rigorous performance objective for the management team.

Adjusted Operating Income Performance Grid (millions)

Performance	Adjusted Operating Income [1]	Payout
150% of Target or Higher	≥ $639.1	150%
125% of Target	$532.5	125%
100% of Target	$426.0	100%
2022 Actual	$370.4	87%
75% of Target	$319.5	75%
50% of Target	$213.0	50%
Less Than 50% of Target	< $213.0	0%

(1)

Adjusted operating income excludes unplanned inorganic activity and the impact of cash incentives. See “Appendix A – Reconciliation of Non-GAAP Amounts” for a reconciliation of adjusted operating income to operating income.

2022 individual performance

In connection with the determination of each NEO’s annual cash incentive award, the Compensation Committee assessed individual performance.  Individual performance is reflective of an individual’s attainment of quantitative and qualitative performance criteria, which include contributions to the Company’s growth strategy as well as progress on diversity and human capital objectives.  The Compensation Committee believes this component provides an opportunity to evaluate the quality of individual results on an annual basis and that the inclusion of diversity and human capital goals reinforces the achievement of such objectives.

The Compensation Committee assessed contributions to the Company’s growth strategy of our NEOs based on our strategic corporate objectives:

Strategic Corporate Objectives
Growth through Market Share Gains in Core Products	Best in Post Trade and Regulatory Reporting
Growth through Product Expansion and Innovation	Growth through Corporate Development and M&A
Growth through Global Client/Dealer Relationships	Build a Scalable and Resilient Business
Growth through International Expansion	Best Place to Work

46	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

These goals are intended to ensure the long-term stability of the Company and alignment between NEO’s compensation and the Company’s long-term strategic goals. Specifically, the NEOs were credited with the following contributions to our key imperatives:

2022 Individual Performance Considerations
Richard M. McVey

•  Lead CEO transition planning and mentored CEO-elect

•  Delivered growth in most product areas and trading protocols as well as increased geographic expansion

•  Developed deeper senior management capabilities in key business areas

•  Expanded our client network by growing our client base and began to transition client relationships to CEO-elect

•  Continued progress in the Company’s culture and diversity programs, including recruitment and retention of diverse employees, leadership development and better employee communication

•  Financial results driven by both controllable and non-controllable factors

Christopher R. Concannon

•  Grew volume across core credit products, Municipal Bonds, Emerging Market Bonds and Treasury Bonds

•  Helped to shape significant portions of our long-term growth strategy

•  Delivered record growth in trading automation

•  Led transformative talent acquisition and organizational development initiatives

•  Expanded dealer and client relationships globally

•  Drove strategy and execution for DE&I and ESG

Christopher N. Gerosa

•  Maintained strong track record of regulatory compliance and financial controls

•  Continue to modernize the finance department through system implementations that automate workflows and introduce efficiencies

•  Enhanced the investor relations and internal audit department workflow and processes

•  Enhanced and improved the budget and financial tracking processes

•  Leading employee engagement survey action planning efforts

•  Expanded the number of procurement relationships with diverse vendors

Kevin M. McPherson

•  Grew Municipal Bond and Emerging Markets Business to record levels

•  Grew Portfolio Trading volumes more than 2X globally

•  Expanded Global client and dealer base network

•  Grew US Treasury business to record levels

•  Delivered US Investment Grade record volumes

•  Delivered record growth in trading automation

•  Leading employee engagement survey action planning efforts

•  Participating in MarketAxess’ charitable outreach programs, offering career advice to diverse students interested in fintech

2023 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Naineshkumar S. Panchal

•  Delivered technology enhancements that led to growth across core products, Emerging Markets, Municipal and Treasury bonds

•  Delivered Portfolio Trading enhancements that helped to drive record portfolio trading volumes

•  Re-organized the Technology teams to increase delivery of product features to customers

•  Increased focus on financial management and discipline on technology investment

•  Increased the focus on risk and control, including cyber-security, disaster recovery, identity and access management, data loss prevention and data management

•  Leading employee engagement survey action planning efforts

•  Exceeded diversity targets set for talent acquisition

Non-qualified deferred cash plan

The Company offers a voluntary non-qualified deferred cash plan that allows U.S.-based NEOs and other select participants to defer all or part of their annual cash incentive. In 2022, none of the NEOs deferred their annual cash incentive. Please see “Executive compensation — Nonqualified Deferred Compensation.”

Annual long-term equity incentives

We grant equity awards to our NEO’s annually as part of our on-going compensation program.

SEC rules require that we report all equity granted during the applicable reporting year in our executive compensation tables (see “Executive compensation” below).  As such, in this CD&A, we provide an overview of all equity awards granted in January 2022 for 2021 performance.  However, in calculating total direct compensation (“TDC”), which includes cash payments, annual equity awards made in relation to prior year performance (e.g., February 2023 awards for 2022 performance) and the annualized value of multi-year equity awards, for performance year 2022, we used the value of equity granted in February 2023 in recognition of performance during 2022.  Accordingly, we have also included an overview of equity awards granted in 2023.

Our annual long-term equity incentives are stock-based awards that establish direct alignment with our stock price performance and stockholder interests. The amount awarded to each of the NEOs is based upon the NEO’s individual performance, which reflects the attainment of quantitative and qualitative performance criteria, inclusive of contributions to the Company’s growth strategy, as well as progress on diversity and human capital objectives, and may be further informed by benchmark data. For information on how the Compensation Committee determines the NEO’s individual performance and contributions to our growth strategy, please refer to the factors described under “2022 compensation detail – Annual Cash Incentives – 2022 individual performance.”  The number of shares awarded is based on the average closing price of our Common Stock for the ten consecutive trading days leading up to and including the date of grant, helping to ensure that the timing of any award will not be subject to manipulation and reducing the impact of any significant short-term swings in stock price. The awards vest over a minimum of three years, and the first vesting date is at least one year from the date of grant.

48	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The composition of our NEO’s annual equity awards granted in January 2022 and February 2023 were as follows:

Component	Performance Link	Description
50% PSUs	U.S. credit market share (1/3rd)

•  Financial performance targets are pre-determined by the Compensation Committee and reflect our financial and strategic long-term goals

•  Three-year performance periods with one-year calculation periods

•  Targets for years two and three are tied to prior year’s results

•  Cliff-vest after three years

Revenue growth excluding U.S. credit (1/3rd)
Operating margin (1/3rd)
50% Time vested equity (RSUs and stock options)	Stock price performance

•  Stock-based award establishes direct alignment with our stock price performance and stockholder interests

•  Messrs. McVey and Concannon receive half of their annual long-term equity award that is time-based in RSUs and the other half in stock options

•  Under our “Flex Share” program, the other NEOs may choose to receive this portion of their award in all RSUs or a combination of RSUs and stock options, allowing the

•  Company to deliver more individualized awards without incurring additional expense

•  Vest ratably over three years

The chart below shows the annual equity award value granted to our NEOs in January 2022 to reward their performance in 2021 and the value of any multi-year awards included in their TDC for 2021.

2021 Equity Incentive Summary (000's)

	Multi-Year	Granted January 2022 for 2021				2021 Equity
	Attribution [1]	PSUs	RSUs	Options	Total	Incentive
Richard M. McVey	$2,200	$1,625	$813	$813	$3,250	$5,450
Christopher R. Concannon	$1,000	$1,275	$638	$638	$2,550	$3,550
Christopher N. Gerosa	$333	$110	$55	$55	$220	$553
Kevin M. McPherson	-	$675	$675	-	$1,350	$1,350
Naineshkumar S. Panchal [2]	-	-	-	-	-	-

(1)	See “—Multi-year awards” below.
(2)	Mr. Panchal became Chief Information Officer on March 1, 2022 and was not employed by the Company in 2021.

2023 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

The chart below shows the annual equity award value granted to our NEOs in February 2023 to reward their performance in 2022 and the value of any multi-year awards included in their TDC for 2022.

2022 Equity Incentive Summary (000's)

	Multi-Year	Granted February 2023 for 2022				2022 Equity
	Attribution [1]	PSUs	RSUs	Options	Total	Incentive
Richard M. McVey	$2,200	$1,775	$888	$888	$3,550	$5,750
Christopher R. Concannon	$1,000	$1,400	$700	$700	$2,800	$3,800
Christopher N. Gerosa	$333	$233	$117	$117	$467	$800
Kevin M. McPherson	-	$775	$775	-	$1,550	$1,550
Naineshkumar S. Panchal	$750	$325	$325	-	$650	$1,400

(1)	See “—Multi-year awards” below.

Performance stock units

PSUs are intended to align our employees’ interests, including the NEOs, with those of our stockholders, with a focus on long-term financial results. PSUs are granted to the NEOs and other employees pursuant to the 2020 Equity Incentive Plan.

The Compensation Committee approved the following awards of PSUs in 2022 and 2023:

2021 and 2022 Performance Stock Unit Summary

	Granted January 2022 for 2021			Granted February 2023 for 2022
	Grant Date	Units Granted at Target	Grant Date Fair Value [1]	Grant Date	Units Granted at Target	Grant Date Fair Value [1]
Richard M. McVey	1/31/2022	4,601	$1,584,952	2/15/2023	4,988	$1,788,348
Christopher R. Concannon	1/31/2022	3,610	$1,243,573	2/15/2023	3,934	$1,410,457
Christopher N. Gerosa	1/31/2022	311	$107,133	2/15/2023	656	$235,196
Kevin M. McPherson	1/31/2022	1,911	$658,301	2/15/2023	2,178	$780,878
Naineshkumar S. Panchal [2]	-	-	-	2/15/2023	913	$327,338

(1)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718. The Company determines the number of PSUs to grant by dividing the target grant value by the 10-trading day average up to and including the date of grant.

(2)	Mr. Panchal became Chief Information Officer on March 1, 2022 and was not employed by the Company in 2021.

The PSUs granted to the NEOs cliff-vest after three years and have three-year performance periods with one-year calculation periods. Targets for years two and three are based on prior year’s results.

For the awards granted in 2022 and 2023 the Compensation Committee established U.S. credit market share (1/3rd), revenue growth excluding U.S. credit (1/3rd), and operating margin (1/3rd) as the three financial metrics applicable to the awards. U.S. credit market share is a relative metric that captures our market share performance in U.S. high grade and U.S. high yield bonds. Revenue growth excluding U.S. credit includes our performance with respect to Eurobonds, emerging markets bonds, US treasuries, municipal bonds, information services and post-trade services, and other revenue streams. For the awards granted in 2021 for 2020 performance, the Compensation Committee established market share (50%) and operating income (50%) as the two financial metrics applicable to the PSUs. The Compensation Committee believes that the change to the metrics in 2022 and 2023 captures our full revenue stream opportunity and further emphasize long-term value creation through growth in new product areas and markets.

50	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The performance metrics used for PSUs in 2022 and 2023 are different than the performance metric used for the Company’s annual cash incentive plan. Goals were set at the beginning of the fiscal year based on prior actual results and the Company’s budget. The goals and the Company’s budget are each subject to review and approval by the Board. The Compensation Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. The Company intends to disclose the performance metric payout results as a percentage of target, as well as the resulting payout for the PSUs as a percentage, following the Compensation Committee’s certification of the Company’s results against such targets at the end of each applicable three-year performance period. See “—2020 performance stock unit awards” for information regarding the payout of awards that have vested in 2023.

The PSU payout opportunity ranges from 0 to 200% of target, based on performance. The awards are subject to continued service and any applicable severance provisions set forth in a NEO’s employment agreement, severance protection agreements and award agreement terms, each as applicable. The chart below summarizes the performance metrics for the PSUs held by our NEOs that are currently outstanding:

Performance Metrics for Outstanding Performance Stock Units

Grant Date	Metrics[1]	Metric Weightings	Performance Range
1/15/2021	Market Share Operating Margin	1/2 1/2	0% - 200%
1/31/2022	U.S. Credit Market Share Revenue Growth Excluding U.S. Credit Operating Margin	1/3 1/3 1/3	0% - 200%
2/15/2023	U.S. Credit Market Share Revenue Growth Excluding U.S. Credit Operating Margin	1/3 1/3 1/3	0% - 200%

(1)

In accordance with the 2020 Equity Incentive Plan, the Committee may provide for the performance goals to which an award is subject, or the manner in which performance will be measured against such performance goals, to be adjusted in such manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements, and the effects of accounting or tax law changes.

Restricted stock units and stock options

RSUs and stock options are intended to align our employees’ interests, including the NEOs, with those of our stockholders, and promote retention. RSUs and stock options are granted to the NEOs and other employees pursuant to the 2020 Equity Incentive Plan.

Messrs. McVey and Concannon receive half of the portion of the annual long-term equity award that is time-based in RSUs and the other half in stock options. Under our “Flex Share” program, the other NEOs may choose to receive this portion of their award in all RSUs or a combination of RSUs and stock options, allowing the Company to deliver more individualized awards without incurring additional expense to the Company. The ratio of stock options to RSUs granted was 2.90 and 3.47 for the awards granted in February 2023 and January 2022, respectively, in each case, based on the relative accounting cost of each award component on the award date.

In addition, settlement of RSU grants may be deferred at the NEO’s election, which provides an added benefit of allowing the NEO to maintain additional upside leverage in our shares of Common Stock through delayed taxation. Generally, deferring RSUs has no impact on an RSU’s vesting schedule, except that the initial vesting date for an RSU deferred in the year of grant must occur at least 13 months after the grant date in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

2023 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee approved the following awards of RSUs and stock options in 2022 and 2023 for 2021 and 2022 performance, respectively:

2021 and 2022 Restricted Stock Unit Summary

	Granted January 2022 for 2021			Granted February 2023 for 2022
	Grant Date	Units Granted	Grant Date Fair Value [1]	Grant Date	Units Granted	Grant Date Fair Value [1]
Richard M. McVey	1/31/2022	2,300	$792,304	2/15/2023	2,494	$894,174
Christopher R. Concannon	1/31/2022	1,805	$621,786	2/15/2023	1,967	$705,229
Christopher N. Gerosa	1/31/2022	156	$53,739	2/15/2023	328	$117,598
Kevin M. McPherson	1/31/2022	1,911	$658,301	2/15/2023	2,178	$780,878
Naineshkumar S. Panchal [2]	-	-	-	2/15/2023	913	$327,338

(1)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718. The Company determines the number of RSUs to grant by dividing the target grant value by the 10-trading day average up to and including the date of grant.

(2)	Mr. Panchal became Chief Information Officer on March 1, 2022 and was not employed by the Company in 2021.

2020 and 2021 Stock Option Summary

	Granted January 2022 for 2021				Granted February 2023 for 2022
	Grant Date	Units Granted	Strike Price	Grant Date Fair Value [1]	Grant Date	Units Granted	Strike Price	Grant Date Fair Value [1]
Richard M. McVey	1/31/2022	7,982	$344.48	$791,577	2/15/2023	7,243	$358.53	$894,264
Christopher R. Concannon	1/31/2022	6,263	$344.48	$621,103	2/15/2023	5,713	$358.53	$705,361
Christopher N. Gerosa	1/31/2022	540	$344.48	$53,552	2/15/2023	952	$358.53	$117,540

(1)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718. The Company determines the number of stock options to grant by dividing the target grant value by the 10-trading day average up to and including the date of grant and multiplying by the 2.90 and 3.47 ratio for stock options granted in 2023 and 2022, respectively.

The RSUs and stock options granted to the NEOs vest ratably over three years.

The exercise price of the stock options granted to the NEOs is the closing market price of our Common Stock on the date of grant.

2020 Performance Stock Unit Awards

The PSUs granted to Messrs. McVey, Concannon and McPherson in 2020 (collectively, the “2020 PSUs”) were subject to market share and operating margin performance metrics, weighted at 50% each. The performance period of the 2020 PSUs was from January 1, 2020 to December 31, 2022. Messrs. Gerosa and Panchal were not serving in their roles in 2020 and did not receive the 2020 PSUs.

52	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In January 2023, the Compensation Committee certified the Company’s consolidated financial performance against previously determined market share and operating margin metrics, adjusting for unplanned merger and acquisition activity and currency fluctuations, in accordance with 2020 Equity Incentive Plan. As demonstrated in the chart below, as a percentage of target performance, market share and operating margin funded at 123.3% and 74.1%, respectively, with a resulting payout for the 2020 PSUs calculated at 98.7% of target.

2020 Performance Stock Unit Award Funding
Performance	Metric	Performance Periods			Three-Year
Metric	Weightings	2020	2021	2022	Average
Market Share	1/2	150.0%	70.0%	150.0%	123.3%
Operating Margin	1/2	150.0%	0.0%	72.2%	74.1%
Funding	-	150.0%	35.0%	111.1%	98.7%

Multi-year and one-time buy-out awards

One-time awards are not a regular part of the Company’s annual compensation program for existing NEOs. In alignment with the feedback we received from our stockholders, we expect that the use of multi-year and other one-time equity awards will be limited to circumstances such as the hiring of new executives, promotions or the retention of key executives.  In all past cases, multi-year awards granted by the Company have been attributed to three or more years of future compensation and reduce the annual compensation awarded to the NEOs for those years of attribution.  Importantly, these awards act as dollar for dollar offset against future equity awards.

The multi-year awards that are currently outstanding were awarded: (a) in 2018 to Mr. McVey in relation to the extension of his employment agreement for an additional five-year term in order to secure his employment (the “CEO Multi-year Award”), (b) in 2019 to Mr. Concannon in relation to his appointment as President & Chief Operating Officer and to offset unvested, forfeited equity compensation from his previous employer and in lieu of a 2018 cash bonus payment from his previous employer (the “COO Multi-year Award”), (c) in 2021 to Mr. Gerosa in relation to his appointment as CFO (the “CFO Multi-year Award”) and (d) in 2022 to Mr. Panchal in relation to his appointment as CIO (the “CIO Multi-year Award”).

The CEO Multi-year Award had a grant date fair value of $11 million. The Compensation Committee designed the CEO Multi-year Award such that the aggregate $11 million is spread over five years of annual compensation and reduces the amount of the annual equity award that Mr. McVey receives for each of those performance years by $2.2 million on a dollar-for-dollar basis (the first and last years are partial year attributions).  The CEO Multi-year Award consists of stock options and performance shares that cliff vest in November 2023 that are contingent upon the Company meeting certain stock price thresholds and tenure requirements for Mr. McVey. The stock price performance criteria for the CEO Multi-year Award were met in 2019. Mr. McVey must remain either employed by the Company or a director of the Company throughout the vesting period, except in the event of certain involuntary termination scenarios. Mr. McVey may not dispose of the stock options or performance shares prior to their vesting to capitalize on any increase in stock price, short-term or otherwise.

The COO Multi-year Award had a grant date fair value of $5 million. It was a portion of an overall $11.75 million award. The Compensation Committee designed the COO Multi-year Award such that $5 million is spread over five years of annual compensation and reduces the amount of the annual equity award that Mr. Concannon receives for each of those performance years by $1 million on a dollar-for-dollar basis. The COO Multi-year Award consists of stock options and performance shares that cliff vest in January 2024 and are contingent upon the Company meeting certain stock price thresholds and tenure requirements for Mr. Concannon. The stock price performance criteria for the COO Multi-year Award were met in 2019.

2023 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS

The CFO Multi-year Award had a grant date fair value of $1 million. The Compensation Committee designed the CFO Multi-year Award such that $1 million is spread over three years of annual compensation and reduces the amount of the annual equity award that Mr. Gerosa receives for each of those performance years by $333,333 on a dollar-for-dollar basis. The CFO Multi-year Award consists of PSUs that will cliff vest in August 2024 and RSUs and stock options that will vest ratably over three years. The performance criteria for the PSUs are the same as those granted as part of the NEOs’ annual awards granted in 2021 (market share and operating margin).

The CIO Multi-year Award had a grant date fair value of $2.5 million. The CIO Multi-year Award consists of RSUs with a grant date fair value of $1 million that will cliff-vest in March 2026 and PSUs with a grant date fair value of $1.5 million. The Compensation Committee designed the RSUs granted as part of the CIO-Multi-year Award such that $1 million is spread over four years of annual compensation and reduces the amount of the annual equity award that Mr. Panchal receives for each of those performance years by $250,000 on a dollar-for-dollar basis. The Compensation Committee designed the PSUs granted as part of the CIO-Multi-year Award such that $1.5 million is spread over three years of annual compensation and reduces the amount of the annual equity award that Mr. Panchal receives for each of those performance years by $500,000 on a dollar-for-dollar basis. Mr. Panchal also received a cash buy-out award of $1.5 million and a RSU buy-out award of $1.2 million, each  awarded by the Company representing forgone compensation at his prior employer.

Other benefits; Perquisites

We provide our NEOs with the same benefits offered to all other employees. The cost of these benefits constitutes a small percentage of each NEO’s total compensation. In the U.S. and the U.K., key benefits include paid vacation time, premiums paid for group life insurance and disability policies, employer contributions to the NEO’s retirement account, and the payment of all or some of the NEO’s healthcare premiums in fiscal year 2023. We review these other benefits on an annual basis and make adjustments as warranted based on competitive practices and our performance. Comparable benefits are offered to employees in other geographic locations in which we operate.

The NEOs do not generally receive any perquisites. In 2022, however, the Board approved the payment of fees to the Federal Trade Commission for a filing required to be made by Mr. McVey under the HSR Act as a result of his stock ownership of the Company. Mr. McVey was responsible for any taxes due as a result of the Company paying the HSR Act filing fee and was not provided a tax gross-up payment for such amounts.

54	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Total direct compensation

Our compensation decisions for year-end 2022 were a balance between the Company’s financial results for the year, individual performance and positioning relative applicable benchmarking data.  As described above, cash incentives were largely funded below target with additional total compensation driven by the use of long-term equity incentive awards.  A summary of each NEO’s 2022 TDC and year-over year change in TDC can be found below:

2022 Total Compensation Summary (000's)

	2022 Base	2022 Incentive			Total Compensation [2]
	Salary	Cash	Equity [1]	Total	2022	vs. 2021 ($)	vs. 2021 (%)
Richard M. McVey	$500	$1,750	$5,750	$7,500	$8,000	$250	3%
Christopher R. Concannon	$500	$1,300	$3,800	$5,100	$5,600	$350	7%
Christopher N. Gerosa [3]	$300	$600	$800	$1,400	$1,700	$500	42%
Kevin M. McPherson	$300	$900	$1,550	$2,450	$2,750	$100	4%
Naineshkumar S. Panchal [4]	$400	$900	$1,400	$2,300	$2,700	-	-

(1)

Represents equity awards attributable to 2022 performance. Messrs. McVey’s, Concannon’s, Gerosa’s and Panchal’s equity incentive column include $2,200,000, $1,000,000, $333,333 and $750,000 in attributed multi-year compensation from previously granted multi-year equity awards. See “—Multi-Year Awards” below.

(2)

“2022 Total Compensation” differs from the figures shown in the total column of the table under “Executive compensation —Summary compensation table.” The Summary Compensation Table reflects the full grant date value of any equity award received by the NEOs in the year actually granted, in accordance with FASB ASC Topic 718.

(3)	Mr. Gerosa’s was promoted to CFO effective as of August 1, 2021. 2022 represents his first full year as CFO.
(4)	Mr. Panchal became CIO on March 1, 2022. The amount in the 2022 Base Salary column reflects his salary on an annualized basis. Mr. Panchal received $333,333 in base salary in 2022.

Additional compensation information

Common Stock ownership guidelines

We believe that equity-based awards are an important factor in aligning the long-term financial interest of our NEOs and our stockholders. As such, we maintain stock ownership guidelines for our NEOs. Generally, under the guidelines, Messrs. McVey and Concannon are required to own not less than a number of shares of Common Stock equal in value to ten times their respective base salaries using a price of $285.06 per share, which was the average of the daily closing price of our Common Stock for the twelve-month period ending March 31, 2023 (the “Calculation Price”).  At their current respective base salaries of $650,000, Messrs. McVey’s and Concannon’s required ownership level is not less than 22,802 shares each.  Additionally, effective April 2016, for the remainder of the time Mr. McVey holds the title of CEO and for the twelve months thereafter (until April 3, 2024), he will be required to maintain beneficial ownership of at least 50% of the shares that he received as equity compensation as of the date of the guideline or thereafter. All of his vested and unvested restricted shares, vested and unvested RSUs, settled performance shares, and shares deferred under a non-qualified deferred compensation arrangement will be counted for the post-termination holding requirement; vested and unvested stock options are excluded from the requirement.

2023 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s other NEOs are required to own not less than three times their base salary using the Calculation Price. At their current base salaries, the other NEOs required ownership is not less than 4,736 shares.  New NEOs will be subject to the same guidelines and will be required to be in compliance within five years of becoming an NEO. Under our ownership guidelines, shares purchased and held beneficially, vested and unvested RSUs and restricted shares and settled performance shares count toward the minimum ownership requirement. Vested and unvested options and unsettled performance shares are not counted toward the ownership requirement. Compliance with the Common Stock ownership guidelines is reviewed by our Board’s Nominating and Corporate Governance Committee every year or more often at the discretion of the Board or Nominating and Corporate Governance Committee. All of our NEOs are currently in compliance with the guidelines.

NEO Stock Ownership Requirements (Multiple of Base Salary)

	Requirement	Current Holdings
Richard M. McVey	10.0x	288.4x
Christopher R. Concannon	10.0x	17.6x
Christopher N. Gerosa	3.0x	1.2x
Kevin M. McPherson	3.0x	46.8x
Naineshkumar S. Panchal	3.0x	3.9x

Incentive compensation clawback

The Board is dedicated to maintaining and enhancing a culture focused on integrity and accountability which discourages conduct detrimental to the Company’s sustainable growth. Each of our incentive plans therefore contain a clawback provision that allows the Company to recoup all or part of the year-end incentive compensation paid to NEOs in the event of a misstatement of financial results (whether through mistake or wrongdoing) discovered within 12 months of December 31st of the respective performance year.  The clawback provisions apply to all cash and equity incentive awards for our NEOs.  In addition, Messrs. McVey’s and Concannon’s employment agreements provide that all compensation paid, whether in the form of cash, Common Stock or any other form of property, will be subject to any compensation recapture policies established by the Board. In light of recent SEC rulemaking regarding clawbacks, we are reviewing our policies and will make any necessary changes once the related NASDAQ listing standards have been finalized.

Prohibition of employee and Director hedging and pledging

The Company’s insider trading policy prohibits directors, employees (including officers), consultants, representatives or independent contractors or other persons in a special relationship with the Company from engaging in any hedging transaction with respect to Company securities or transactions of a speculative nature at any time.  Hedging includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) and other transactions designed to hedge or offset, or that have the effect of hedging or offsetting, any decrease in the market value of Company securities or limit the ability to profit from an increase in the value of Company securities.  All such persons are prohibited from short-selling Company securities or engaging in transactions involving Company-based derivative securities (which include options, warrants, stock appreciation rights or similar rights whose value is derived from the value of Company securities).  This prohibition includes, but is not limited to, trading in Company-based put and call option contracts, transacting in straddles, and similar transactions. These individuals are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

56	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Severance and change in control arrangements

In hiring and retaining executive level talent, the Compensation Committee believes that providing the executive with a level of security in the event of an involuntary termination of employment or in the event of a change in control is an important and competitive part of the executive’s compensation package. We entered into employment agreements with Messrs. McVey and Concannon that provide for severance payments and benefits in the event of the termination of their employment under certain circumstances. The other NEOs are entitled to severance payments and benefits in the event of termination of their employment under certain circumstances pursuant to the terms of severance protection agreements.  The severance protection agreements also provide for the accelerated vesting of some or all outstanding equity awards in the event of termination of their employment under certain circumstances or upon a change in control of the Company.

While the agreements with our NEOs are designed to protect them in the event of a change in control, they do not provide for “single-trigger” protection, nor does the Company provide any 280G protection or “gross-up” for excise taxes that may be imposed under Code Section 4999. The agreements do provide that if any payments or benefits paid or provided to the executive would be subject to, or result in, the imposition of the excise tax imposed by Code Section 4999, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless they would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.

See “Executive Compensation — Potential termination or change in control payments and benefits” for additional information regarding these arrangements, payments and benefits.

Impact of tax and accounting

As a general matter, the Compensation Committee reviews and considers the tax and accounting implications of using the various forms of compensation employed by the Company.

When determining the size of grants to our NEOs and other employees under the Company’s 2020 Equity Incentive Plan, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, RSUs, performance shares and other stock-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock, RSUs and performance shares, the cost is equal to the fair value of the Common Stock on the date of grant times the number of shares or units granted, with adjustments made proportionally for the number of performance shares and PSUs expected to vest at the end of each accounting period until final certification of the award. For stock options, the cost is equal to the fair value determined using an option pricing model. This expense is recognized over the requisite service or performance period.

Section 162(m) of the Code (“Section 162(m)”) generally prohibited any publicly-held corporation from taking a Federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain executive officers and certain other individuals. Exceptions to this rule had historically included qualified performance-based compensation. However, this performance-based exception from the deduction limit has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our U.S. NEOs in excess of $1 million is not deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017.  While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. There can be no assurance that any compensation will in fact be deductible.

2023 Proxy Statement	57

REPORT OF THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation and Talent Committee (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Talent Committee of the Board of Directors:

Richard L. Prager — Chair
Nancy Altobello
Kourtney Gibson

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EXECUTIVE COMPENSATION

Summary compensation table

The following table sets forth all compensation received during fiscal years 2020, 2021 and 2022 by (i) Richard M. McVey, our then-CEO, (ii) Christopher M. Concannon, our then-President & COO, (iii) Christopher N. Gerosa, our CFO, (iv) Kevin M. McPherson, our Global Head of Sales, and (v) Naineshkumar S. Panchal, our Chief Information Officer. These executives are referred to as our “named executive officers” or “NEOs” elsewhere in this Proxy Statement.

On January 9, 2023, the Company announced that Mr. McVey would become Executive Chairman and Mr. Concannon, formerly the Company’s President and Chief Operating Officer, would be promoted to CEO, each effective as of April 3, 2023. This separation of the roles of Executive Chairman and CEO allows MarketAxess to continue to leverage Mr. McVey’s industry expertise and extensive knowledge of MarketAxess while transitioning full management of MarketAxess’ operations and business plans to Mr. Concannon.

2022 Summary Compensation Table

Name and Principal Position	Year	Salary [1]	Bonus [2]	Stock Awards [3,4]	Option Awards [3,4]	Non- Equity Incentive Plan Compensation [5]	All Other Compensation [6]	Total
		($)	($)	($)	($)	($)	($)	($)
Richard M. McVey	2022	500,000	—	2,377,256	791,577	1,750,000	135,000	5,553,833
Chief Executive Officer	2021	500,000	—	2,575,252	856,932	1,800,000	10,000	5,742,184
	2020	500,000	—	2,532,567	854,119	2,250,000	7,000	6,143,686
Christopher R. Concannon	2022	500,000	—	1,865,359	621,103	1,300,000	10,000	4,296,462
President & COO	2021	500,000	—	1,813,764	603,606	1,200,000	10,000	4,127,370
	2020	500,000	—	2,209,599	—	1,500,000	7,000	4,216,599
Christopher N. Gerosa	2022	300,000	—	160,872	53,552	600,000	10,000	1,124,424
CFO	2021	276,667	—	1,066,021	250,098	370,000	10,000	1,972,786
Kevin M. McPherson	2022	300,000	—	1,316,603	—	900,000	10,000	2,526,603
Global Head of Sales	2021	300,000	—	1,354,570	—	1,000,000	10,000	2,664,570
	2020	300,000	—	589,032	—	1,200,000	7,000	2,096,032
Naineshkumar S. Panchal	2022	333,333	1,485,000	3,725,581	—	900,000	10,000	6,453,915
Chief Information Officer

(1)	Mr. Panchal’s 2022 salary represents a partial year of service. Mr. Gerosa’s 2021 salary reflects an August 1, 2021 base salary increase related to his promotion to CFO.
(2)

Mr. Panchal received a one-time cash sign-on award in 2022, from the Company representing forgone compensation at his prior employer. Under the award terms, Mr. Panchal was required to pay the amount back to the Company if he terminates service prior to his one-year anniversary of employment on March 1, 2023.

(3)

The amounts represent the aggregate grant date fair value of stock-based and option awards granted by the Company in 2020, 2021 and 2022, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation and certain assumptions made, see Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts, if any, that will be realized by the NEOs. The amounts reported for stock awards in 2020, 2021 and 2022 include performance shares or PSUs.

For 2022, the grant date fair value of the PSUs is $1,584,952 $1,243,573 $107,133 and $658,301 for Messrs. McVey, Concannon, Gerosa, and McPherson, respectively. The grant date fair value of the PSUs is reported based on achievement of 100% of the target performance goals, which represents the probable outcome of the performance goals as of the grant date.  If the Company achieves the maximum performance goals, as measured at the end of the three-year performance period ending December 2024, then the fair value of the PSUs granted in 2022 would be $3,169,905, $2,487,146, $214,267, and $1,316,603 for Messrs. McVey, Concannon, Gerosa, and McPherson, respectively.  See “2022 compensation detail – Annual long-term equity incentives – Performance stock units” in the CD&A for additional detail.

(4)

In March 2022, Mr. Panchal was awarded a one-time equity grant that consisted of PSUs and RSUs, with an aggregate grant date value of $3,690,000. The grant date fair value of the PSUs of $1,514,242 is reported based on achievement of 100% of the target performance goals, which represents the probable outcome of the performance goals as of the grant date.  If the Company achieves the maximum performance goals, as measured at the end of the three-year performance period ending December 2024, then the fair value of the PSUs granted in 2022 would be $3,028,483.  The PSUs will cliff vest on the third-year anniversary of the date of grant.  Mr. Panchal received two RSU grants with fair values of $1,201,592 and $1,009,748.  The RSU award with a grant date fair value of $1,201,592 awarded by the Company to Mr. Panchal represents forgone compensation at his prior employer.  The RSU awards will vest in three equal annual installments beginning on the first anniversary of the date of grant for the first award and will 100% cliff vest on the fourth

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EXECUTIVE COMPENSATION

anniversary of the date of grant for the second award. See “2022 compensation detail – Annual long-term equity incentives – Performance stock units” in the CD&A for additional detail.
(5)	These amounts represent annual cash incentive compensation earned under the Employee Cash Incentive Plan. See “2022 compensation detail – Annual cash incentive” in the CD&A for additional detail.
(6)

These amounts represent employer matching contributions to the Company’s 401(k) defined contribution plan for each NEO for each year reported and, for Mr. McVey, a $125,000 fee paid in 2022 to the Federal Trade Commission for a filing required to be made by Mr. McVey under the HSR Act, as a result of his stock ownership of the Company. Mr. McVey was not given a tax gross-up payment for the fees paid under the HSR Act.

Grants of plan-based awards

The following table summarizes the grants of PSUs, RSUs and stock options we made to the NEOs in 2022, as well as potential payouts pursuant to certain performance-based compensation arrangements. There can be no assurance that the grant date fair value of stock awards will ever be realized.

2022 Grants of Plan-Based Awards Table

	Grant	Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name/Award Type	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards[1]
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh)	($)
Richard M. McVey
Annual Cash Incentive[2]			—	2,025,000	—
Restricted Stock Units[3]	1/31/2022	1/12/2022							2,300			792,304
Performance Stock Units[4]	1/31/2022	1/12/2022				0	4,601	9,202				1,584,952
Stock Options[6]	1/31/2022	1/12/2022								7,982	344.48	791,577
Christopher R. Concannon
Annual Cash Incentive[2]			—	1,350,000	—
Restricted Stock Units[3]	1/31/2022	1/12/2022							1,805			621,786
Performance Stock Units[4]	1/31/2022	1/12/2022				0	3,610	7,220				1,243,573
Stock Options[6]	1/31/2022	1/12/2022								6,263	344.48	621,103
Christopher N. Gerosa
Annual Cash Incentive[2]			—	600,000	—
Restricted Stock Units[3]	1/31/2022	1/12/2022							156			53,739
Performance Stock Units[4]	1/31/2022	1/12/2022				0	311	622				107,133
Stock Options[6]	1/31/2022	1/12/2022								540	344.48	53,552
Kevin M. McPherson
Annual Cash Incentive[2]			—	1,000,000	—
Restricted Stock Units[3]	1/31/2022	1/12/2022							1,911			658,301
Performance Stock Units[4]	1/31/2022	1/12/2022				0	1,911	3,822				658,301
Naineshkumar S. Panchal
Annual Cash Incentive[2]			—	920,000	—
Restricted Stock Units[5]	3/1/2022	11/23/2021							5,821			2,211,340
Performance Stock Units[5]	3/1/2022	11/23/2021				0	3,986	7,972				1,514,242

(1)

The value of a RSU and stock option is based on the fair value of such award, computed in accordance with FASB ASC Topic 718. The value of a PSUs is based on the grant date fair value of such award assuming 100% of target, computed in accordance with FASB ASC Topic 718.  For further information on how we account for stock-based compensation, see Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(2)

Amounts reflect the threshold, target, and maximum annual cash incentive compensation amounts that could have been earned during 2022 our Employee Cash Incentive Plan. The amounts of annual cash incentive compensation earned in 2022 by our NEOs were determined and paid in January 2023. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “Compensation discussion & analysis — 2022 compensation detail — Annual cash incentives.”

(3)

Amounts reflect the number of RSUs awarded in 2022 to the NEOs. These grants of RSUs, which were made under the 2020 Equity Incentive Plan, vest in three equal installments beginning on the first anniversary of the date of grant, subject to the NEO’s continued

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service. See “Compensation discussion & analysis — 2022 compensation detail — Annual long term equity incentives — Restricted stock units and stock options.”
(4)

Reflects the threshold, target and maximum number of PSUs, that were awarded under the 2020 Equity Incentive Plan, that would vest based on the level of achievement by the Company of U.S. credit market share, revenue growth excluding U.S. credit, and operating margin targets for the three-year performance period beginning on January 1, 2022 and ending on December 31, 2024. Each PSU that is earned will cliff vest on January 31, 2025, subject to the NEO’s continued service. See “Compensation discussion & analysis — 2022 compensation detail — Annual long term equity incentives — Performance stock units.”

(5)

Reflects the threshold, target and maximum number of PSUs, that were awarded under the 2020 Equity Incentive Plan to Mr. Panchal under a one-time award, that would vest based on the level of achievement by the Company of U.S. credit market share, revenue growth excluding U.S. credit, and operating margin targets for the three-year performance period beginning on January 1, 2022 and ending on December 31, 2024. Each PSU that is earned will cliff vest on March 1, 2025, subject to his continued service.   See “Compensation discussion & analysis — 2022 compensation detail — Annual long term equity incentives — Performance stock units.”

(6)

Amounts reflect the number of shares underlying stock options awarded to the NEOs in 2022. The grant of stock options, which was made under the 2020 Equity Incentive Plan, will vest in three equal installments beginning on the first anniversary of the date of grant, subject to the participant’s continued service. See “Compensation discussion & analysis — 2022 compensation detail — Annual long term equity incentives — Restricted stock units and stock options.”

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EXECUTIVE COMPENSATION

Outstanding equity awards at fiscal year-end

The following table summarizes unexercised stock options, shares of restricted stock and RSUs that had not vested, and related information for each of our NEOs, as of December 31, 2022. The market value of restricted stock awards and RSUs is based on the closing price of the Company’s Common Stock on December 31, 2022 of $278.89.

Outstanding Equity Awards - Year End 2022

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable[1]	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested[2]	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)			(#)	($)	(#)	($)
Richard M. McVey	16,037		203.72	1/15/2024
	6,259		368.10	1/15/2026
	2,103		523.00	1/15/2027
		69,113	257.78	5/8/2024
		79,411	278.40	5/8/2024
		3,083	368.10	1/15/2026
		4,084	523.00	1/15/2027
		7,982	344.48	1/31/2028
					(5)	37,742	10,525,866
					(3)	767	213,909
					(4)	1,083	302,038
					(6)	2,300	641,447
					(8)			4,647	1,296,002
					(9)			3,283	915,596
					(10)			4,601	1,283,173
Christopher R. Concannon	1,481		523.00	1/15/2027
		35,679	272.88	7/22/2024
		41,189	294.71	7/22/2024
		2,877	523.00	1/15/2027
		6,263	344.48	1/31/2028
					(7)	18,914	5,274,925
					(3)	1,001	279,169
					(4)	762	212,514
					(6)	1,805	503,396
					(8)			3,031	845,316
					(9)			2,312	644,794
					(10)			3,610	1,006,793
Christopher N. Gerosa	639		475.17	8/1/2027
		1,276	475.17	8/1/2027
		540	344.48	1/31/2028
					(3)	80	22,311
					(4)	382	106,536
					(11)	356	99,285
					(6)	156	43,507
					(12)			1,070	298,412
					(10)			311	86,735

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EXECUTIVE COMPENSATION

Outstanding Equity Awards - Year End 2022

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable[1]	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested[2]	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)			(#)	($)	(#)	($)
Kevin M. McPherson					(3)	267	74,464
					(4)	854	238,172
					(6)	1,911	532,959
					(8)			808	225,343
					(9)			1,295	361,163
					(10)			1,911	532,959
Naineshkumar S. Panchal					(6)	3,163	882,129
					(13)	2,658	741,290
					(14)			3,986	1,111,656

(1)

The 3,083 stock options granted to Mr. McVey vested on January 31, 2023.  Of the 4,084 stock options granted to Mr. McVey, 2,042 vested on January 31, 2023 and the remainder will vest on January 31, 2024, subject to time-based performance conditions.  Of the 7,982 stock options granted to Mr. McVey, 2,713 vested on January 31, 2023 and the remainder will vest 50% on each of January 31, 2024 and January 31, 2025, subject to time-based performance conditions. 69,113 and 79,411 stock options granted to Mr. McVey will fully vest on November 8, 2023, subject to time-based performance conditions. 35,679 and 41,189 stock options granted to Mr. Concannon will fully vest on January 22, 2024, subject to time-based performance conditions. Of the 2,877 stock options granted to Mr. Concannon, 1,438 vested on January 31, 2023 and the remainder will vest on January 31, 2024.  Of the 6,263 stock options granted to Mr. Concannon, 2,129 vested on January 31, 2023 and the remainder will vest 50% on each of January 31, 2024 and January 31, 2025, subject to time-based performance conditions.  Of the 1,276 stock options granted to Mr. Gerosa, 50% will vest on each of August 1, 2023 and August 1, 2024, subject to time-based performance conditions. Of the 540 stock options granted to Mr. Gerosa, 183 vested on January 31, 2023 and the remainder will vest 50% on each of January 31, 2024 and 2025, subject to time-based performance conditions. The stock options will also vest and become exercisable in the event of certain terminations of employment. See “— Potential termination or change in control payments and benefits” for additional information.

(2)

Each share of restricted stock and each RSU represents one share of the Company’s Common Stock that is subject to forfeiture if the applicable vesting requirements are not met. Generally, vesting is subject to the NEOs continued service through the vesting date, except that shares of restricted stock and RSUs will vest in the event of certain terminations of employment and, in certain circumstances, may vest upon a change in control. See “— Potential termination or change in control payments and benefits” for additional information.

(3)	These restricted shares and RSUs fully vested on January 31, 2023.
(4)	50% of these restricted shares and RSUs vested on January 31, 2023 and the remainder will vest on January 31, 2024.
(5)

37,742 shares for Mr. McVey outstanding as of December 31, 2022 represent 100% of the target unearned performance shares awarded on November 8, 2018.  The shares were settled as the applicable performance goals were met.  The shares will fully vest on November 8, 2023.

(6)

For Mr. McVey, 767 RSUs vested on March 2, 2023 and 50% of the remainder will vest on each of January 31, 2024 and 2025.  For Mr. Concannon, 613 vested on January 31, 2023 and 50% of the remainder will vest on each of January 31, 2024 and 2025.  For Mr. Gerosa, 53 RSUs vested on January 31, 2023 and 50% of the remainder will vest on each of January 31, 2024 and 2025.  For Mr. McPherson, 649 RSUs vested on January 31, 2023 and 50% of the remainder will vest on each of January 31, 2024 and 2025.  For Mr. Panchal, 1,054 RSUs vested on March 1, 2023 and 50% of the remainder will vest on each of March 1, 2024 and 2025.

(7)

18,914 shares for Mr. Concannon outstanding as of December 31, 2022 represent 100% of the target unearned performance shares awarded on January 22, 2019.  The shares were settled as the applicable performance goals were met.  The shares will fully vest on January 22, 2024.

(8)

The 4,647 shares for Mr. McVey, 3,031 shares for Mr. Concannon, and 808 shares for Mr. McPherson outstanding as of December 31, 2022 represent 100% of the target performance shares awarded on January 15, 2020.  The shares settled at 98.7% of target in January 2023 and 4,589, 2,993, and 798 shares vested and delivered, respectively, on January 31, 2023.

(9)

The 3,283 shares for Mr. McVey, 2,312 shares for Mr. Concannon, and 1,295 shares for Mr. McPherson outstanding as of December 31, 2022 represent 100% of the target performance shares awarded on January 15, 2021.  The shares will not settle until January 2024 and will vest on January 31, 2024.

(10)

The 4,601 shares for Mr. McVey, 3,610 shares for Mr. Concannon, 311 shares for Mr. Gerosa, and 1,911 shares for Mr. McPherson outstanding as of December 31, 2022 represent 100% of the target performance shares awarded on January 31, 2022.  The shares will not settle until January 2025 and will vest on January 31, 2025.

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EXECUTIVE COMPENSATION

(11)	356 RSUs granted to Mr. Gerosa will vest 50% on each of August 1, 2023 and August 1, 2024.
(12)

The 1,070 shares for Mr. Gerosa outstanding as of December 31, 2022 represent 100% of the target performance shares awarded on August 1, 2021.  The shares will not settle until January 2024 and will vest on August 1, 2024.

(13)	2,658 RSUs granted to Mr. Panchal will vest on March 1, 2026.
(14)

The 3,986 shares for Mr. Panchal outstanding as of December 31, 2022 represent 100% of the target performance shares awarded on March 1, 2022.  The shares will not settle until January 2025 and will vest on March 1, 2025.

Option exercises and stock vested

The following table summarizes each exercise of stock options, each vesting of restricted stock and related information for each of our NEOs on an aggregated basis during 2022.

2022 Option Exercises and Stock Vesting

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise [1]	Number of Shares Acquired on Vesting	Value Realized on Vesting [2]
	(#)	($)	(#)	($)
Richard M. McVey	24,515	3,096,490	69,843	25,905,826
Christopher R. Concannon	—	—	13,759	4,988,237
Christopher N. Gerosa	—	—	566	181,573
Kevin M. McPherson	—	—	1,433	493,640
Naineshkumar S. Panchal	—	—	—	—

(1)	Value realized represents the market value on the date of exercise in excess of the exercise price.
(2)	Value realized represents the market value on the date of vesting.

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Non-qualified deferred compensation

All U.S.-based NEOs were eligible to elect to defer the settlement of the RSUs awarded in whole or in part.  The following table sets forth information with respect to vested RSUs held by Mr. McVey as of December 31, 2022, for which he has elected to defer the delivery of the underlying shares until the earlier of (i) separation of service (within the meaning of Code Section 409A), subject to the six-month delay required under Code Section 409A, (ii) a change of control of the Company and (iii) the calendar year in which the applicable anniversary following vesting occurs:

Deferral Elections

Name	Award / Deferral	Amount Deferred	Re-deferral	Deferral Period
	Date	(#)	Date	(Years)
Richard M. McVey	1/14/2011	44,855	12/1/2015 [1]	10
	1/19/2011	104,620	12/1/2015 [1]	10
	1/15/2013	14,812	N/A [2]	7
	1/15/2014	26,087	11/18/2019	separation of service
	1/15/2015	8,278	N/A [2]	5
	1/15/2016	5,962	N/A [2]	5
	1/15/2017	6,222		separation of service
	1/15/2018	2,916	N/A [2]	3
	1/15/2019	7,757		separation of service
	1/15/2020	1,557		5

(1)	Mr. McVey began taking receipt of the underlying shares for his January 14, 2011 and January 19, 2011 awards in February 2022.
(2)

Mr. McVey did not elect to re-defer his January 2013 and January 2015 RSU awards, and he began taking receipt of the underlying shares in February 2021.  He did not elect to re-defer his January 2016 and January 2018 RSU awards, and he began taking receipt of the underlying shares in February 2022.

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EXECUTIVE COMPENSATION

The table below shows (i) the contributions made by each NEO during the fiscal year ended December 31, 2022, (ii) aggregate earnings on each NEO’s account balance during the fiscal year ended December 31, 2022, (iii) the aggregate amount of withdrawals or distributions made for each NEO and (iv) the aggregate balance of each of our NEOs as of December 31, 2022:

2022 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year [1]	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year [2,3]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End [4]
	($)	($)	($)	($)	($)
Richard M. McVey	1,177,391	—	(32,914,419)	25,430,283	65,941,886
Christopher R. Concannon	—	—	(66,330)	—	296,399
Christopher N. Gerosa	—	—	(8,810)	—	137,161
Kevin M. McPherson	—	—	—	—	—
Naineshkumar S. Panchal	—	—	—	—	—

(1)

For Mr. McVey, reflects the market value of the Common Stock underlying 3,327 RSUs that vested on January 31, 2022 based on the closing price of our Common Stock on such date of $344.48. In addition, it includes the value of amounts accrued and unpaid under dividend equivalent rights in 2019 through 2021 as of such vesting dates.  The dividend equivalents are equal in amount to the ordinary cash dividends paid to the holders of our Common Stock in 2019 through 2021 and will be paid when Mr. McVey takes receipt of the underlying shares of the applicable RSUs.

(2)

Aggregate earnings with respect to vested and undelivered RSUs include changes in the market value of the shares of Common Stock underlying the RSUs based on the difference of the closing price of our Common Stock on December 31, 2022 of $278.89 and the closing price of our Common Stock on the date of vesting, as well as the value of amounts accrued under a dividend equivalent right in 2022 that were unpaid as of December 31, 2022. Additionally, aggregate earnings include the difference in value of shares of Common Stock underlying the RSUs deferred by Mr. McVey in 2011, 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020 at fiscal year-end 2022 versus fiscal year-end 2021, as well as the value of accrued but unpaid dividend equivalents. These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.

(3)	Amounts for Mr. Concannon and Mr. Gerosa represent losses incurred through the non-qualified deferred cash plan.
(4)

The value of the Aggregate Balance at Last Fiscal Year-End for the RSUs was determined by adding all executive contributions for fiscal year-end 2022 to any aggregate earnings for fiscal year 2022 and the Aggregate Balance at Last Fiscal Year-End as previously reported for year-end 2021, which was $123,109,196 for Mr. McVey, $362,729 for Mr. Concannon and $145,971 for Mr. Gerosa.

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Employment agreements and severance arrangements with our Named Executive Officers

Richard M. McVey employment agreements

Effective November 6, 2018, Mr. McVey and the Company entered into an amendment to his employment agreement (the “Prior McVey Employment Agreement”) that provided for an initial term ending on January 15, 2025 with successive one-year automatic renewals unless either party elects not to extend the term at least 90 days prior to the last day of the term.

The Prior McVey Employment Agreement provided that Mr. McVey would be employed by us as CEO and Chairman, and his employment may be terminated by him or by the Company at any time. Mr. McVey’s annual base salary under the Prior McVey Employment Agreement was a minimum of $500,000 per year.

Under the Prior McVey Employment Agreement, Mr. McVey was eligible to receive an annual bonus in accordance with the Company’s annual performance incentive plan as is in effect from time to time and is entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with other senior management of the Company.

The Prior McVey Employment Agreement provided for severance payments and benefits (subject to Mr. McVey’s execution of a waiver and general release) if Mr. McVey’s employment was terminated under various conditions. See below under “— Potential termination or change in control payments and benefits” for a description of such payments and benefits.

The Company does not provide tax reimbursements to executives in the event of a Change of Control.  The Prior McVey Employment Agreement provided that if any payments or benefits paid or provided to him would be subject to, or result in, the imposition of the excise tax imposed by Section 4999 of the Code, then the amount of such payments would be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless he would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.  The Prior McVey Employment Agreement further provided that any award gains and annual incentive awards received by Mr. McVey would be subject to potential clawback under policies adopted by the Company.

For purposes of the Prior McVey Employment Agreement, “Cause Event” generally meant Mr. McVey’s:

•	willful misconduct or gross negligence in the performance of his duties;
•	conviction of, or plea of guilty or nolo contendere to, a crime relating to us or any of our affiliates, or any felony; or
•	material breach of his employment agreement or any other material written agreement with us.

For purposes of the Prior McVey Employment Agreement, “Good Reason” generally meant:

•

Mr. McVey’s no longer holding the title of Chief Executive Officer, or the failure of the Board to nominate him as a director or, once elected to the Board, the failure of the Board to elect him as Chairman;

•

a material diminution in his duties, authorities or responsibilities or the assignment of duties or responsibilities materially adversely inconsistent with his then-current position (other than as a result of his ceasing to be a director);

•	our material breach of his employment agreement;
•	a relocation of his principal place of business of more than 50 miles; or
•

our failure to obtain a reasonably satisfactory written agreement from any successor to all or substantially all of our assets to assume and agree to perform our obligations under his employment agreement.

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For purposes of the Prior McVey Employment Agreement, “Change in Control” generally meant:

•	an acquisition representing 50% or more of the combined voting power of our then outstanding securities;
•

a change in the majority of the members of our Board during any two-year period, unless such members are approved by two-thirds of the Board members who were members at the beginning of such period or members whose nominations were so approved;

•

our merger or consolidation, other than (a) a transaction resulting in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of such surviving entity immediately after such transaction or (b) a transaction effected to implement a recapitalization (or similar transaction) in which no person acquires more than 50% of the combined voting power of our then outstanding securities; or

•

our stockholders’ approval of a plan of complete liquidation or the consummation of the sale or disposition of all or substantially all of our assets other than (a) the sale or disposition of all or substantially all of our assets to a beneficial owner of 50% or more of the combined voting power of our outstanding voting securities at the time of the sale or (b) pursuant to a spinoff type transaction of such assets to our stockholders.

On January 6, 2023, Mr. McVey and the Company entered into an amended and restated employment agreement (the “New McVey Employment Agreement”) that provides, effective the Transition Effective Date, that Mr. McVey will be employed by the Company as its Executive Chairman for a term expiring on the date of the Company’s 2025 annual meeting of stockholders. Mr. McVey’s transition to Executive Chairman was not considered a “Good Reason” trigger under the Prior McVey Employment Agreement because, pursuant to the terms of such agreement, he ceased being Chief Executive Officer of the Company pursuant to a mutual agreement between him and the Company. The term may be extended by mutual written agreement of the parties at any time. The expected duties of Mr. McVey as Executive Chairman are set forth in the McVey Agreement and include, among other things, transitioning his prior responsibilities to the new Chief Executive Officer and managing the transition of relationships with key clients and stakeholders. It is expected that Mr. McVey will spend approximately 66% on average of his business time during the term on the performance of duties as Executive Chairman. For a discussion of our leadership structure, including the roles of Executive Chairman and Chief Executive Officer, see “Corporate governance – Board leadership structure.”

The terms of the New McVey Employment agreement are materially the same as those described above under the Prior McVey Employment Agreement, except as described in the previous paragraph and as follows:

•	Mr. McVey’s annual base salary is a minimum of $650,000 per year;
•

Mr. McVey’s annual cash incentive for the 2023 calendar year, and any annual equity award made in 2024 based on the 2023 performance year, will be calculated on a pro-rata basis taking into account the award percentages that correspond to Mr. McVey’s positions before and after the Transition Effective Date;

•	“Good Reason” was modified to change references to Mr. McVey’s role as Chief Executive Officer to Executive Chairman; and
•

“Cause Event” was modified to include a material breach of our material written policies that are signed by Mr. McVey, such as our Code of Conduct, as well as policies related to personal trading, insider trading, workplace conduct and sexual harassment.

Mr. McVey has also executed a Proprietary Information and Non-Competition Agreement and the Company’s standard form of Indemnification Agreement.

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Christopher R. Concannon employment agreements

On January 7, 2019, the Company entered into an employment letter agreement (the “Prior Concannon Employment Agreement”), effective as of January 22, 2019, with Christopher R. Concannon, pursuant to which Mr. Concannon became the Company’s President and Chief Operating Officer.

The Prior Concannon Employment Agreement provided that Mr. Concannon would be employed by the Company as the President and Chief Operating Officer for an initial five-year term with successive one-year automatic renewals unless either party elects not to extend the term at least 90 days prior to the last day of the term. Under the Prior Concannon Employment Agreement, Mr. Concannon’s minimum annual base salary was $500,000 per year and he was eligible to receive an annual bonus in accordance with the Company’s annual performance incentive plan as in effect from time to time and annual equity grants on terms and conditions determined by the Compensation Committee in its sole discretion.

The Prior Concannon Employment Agreement provided that Mr. Concannon’s employment may be terminated by him or by the Company at any time. The Prior Concannon Employment Agreement provides for severance payments and benefits (subject to Mr. Concannon’s execution of a waiver and general release) if Mr. Concannon’s employment is terminated under various conditions. See below under “— Potential termination or change in control payments and benefits” for a description of such payments and benefits.

For purposes of the Prior Concannon Employment Agreement, the terms “Cause Event”, “Change in Control”, and “Good Reason” generally have the same meaning as defined in the Prior McVey Employment Agreement, except that (i) “Cause Event” also meant intentional failure or refusal to follow a lawful and proper direction of the Board, the Company or the CEO or any other conduct that is reasonably likely to have a material adverse effect on the business, assets or reputation of the Company, and (ii) “Good Reason referred to Mr. Concannon no longer holding the title of President.

The Prior Concannon Employment Agreement provided that if any payments or benefits paid or provided to Mr. Concannon would be subject to, or result in, the imposition of the excise tax imposed by Code Section 4999, then the amount of such payments would be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless Mr. Concannon would, on a net after-tax basis, receive less compensation than if the payment were not so reduced. The Prior Concannon Employment Agreement further provided that any award gains and annual incentive awards received by Mr. Concannon would be subject to potential clawback under policies adopted by the Company.

On January 6, 2023, Mr. Concannon and the Company entered into an amended and restated employment agreement (the “New Concannon Employment Agreement”) that provides, effective the Transition Effective Date, that Mr. Concannon will be employed by the Company as its Chief Executive Officer for an initial five-year term, with successive one-year automatic renewals unless either party elects not to extend the term at least 90 days prior to the last day of the term. For a discussion of our leadership structure, including the roles of Executive Chairman and Chief Executive Officer, see “Corporate governance – Board leadership structure.”

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EXECUTIVE COMPENSATION

The terms of the New Concannon Employment agreement are materially the same as those described above under the Prior Concannon Employment Agreement, except as described in the previous paragraph and as follows:

•	Mr. Concannon’s annual base salary is a minimum of $650,000 per year;
•

Mr. Concannon’s annual cash incentive for the 2023 calendar year, and any annual equity award made in 2024 based on the 2023 performance year, will be calculated on a pro-rata basis taking into account the award percentages that correspond to Mr. Concannon’s positions before and after the Transition Effective Date;

•

“Good Reason” was modified to: (i) change references to Mr. Concannon’s role as President to Chief Executive Officer and (ii) clarify that a material diminution of Mr. Concannon’s duties does not include the performance of duties by Mr. McVey pursuant to the terms of the New McVey Employment Agreement;

•

“Cause Event” was modified to include a material breach of our material written policies that are signed by Mr. Concannon, such as our Code of Conduct, as well as policies related to personal trading, insider trading, workplace conduct and sexual harassment; and

•

The New Concannon Employment Agreement provides that Mr. Concannon would receive on the Transition Effective Date the following equity awards under the Company’s 2020 Equity Incentive Plan: (i) RSUs with a target grant date fair value of $1.05 million (as determined by the Committee by dividing award value by the average closing price of Company stock on the ten trading days leading up to and including the grant date, rounded to the nearest whole number); and (ii) PSUs with a target grant date fair value of $2.45 million (as determined by the Committee based on the Monte Carlo method).

Mr. Concannon has also executed a Proprietary Information and Non-Competition Agreement and the Company’s standard form of Indemnification Agreement.

Severance protection agreements

Messrs. Gerosa, McPherson and Panchal do not have employment agreements with us but are entitled to severance payments and benefits under their respective severance protection agreements (the “Severance Protection Agreements” or the “SPAs”), which provide for severance payments and benefits (subject to such executive’s execution of a waiver and general release) if such executive’s employment is terminated under various conditions. See below under “— Potential termination or change in control payments and benefits” for a description of such payments and benefits.

For purposes of the Severance Protection Agreements, “Cause” generally means such executive’s:

•	willful misconduct, gross misconduct, or gross negligence in the performance of such executive’s duties;
•	conviction of, or plea of guilty or nolo contendere to, a crime relating to us or any of our affiliates, or any felony;
•	material breach of any material written agreement (including such executive’s proprietary information and non-competition agreement) with us or on of our written policies signed by such executive;
•	intentional failure or refusal to follow a lawful and proper direction of the Board or the CEO; or
•

any other conduct by the executive, whether or not in the course of performing the executive’s responsibilities to the Company, that has or is reasonably likely to have a material adverse effect on the business, assets or reputation of the Company.

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For purposes of the Severance Protection Agreements, “Good Reason” generally means the occurrence of any of the following:

•	an adverse change in such executive’s title
•

a material diminution in such executive’s duties, authorities or responsibilities or the assignment of duties or responsibilities materially adversely inconsistent with such executive’s then-current position;

•	a reduction in such executive’s base salary or annual target incentive bonus (as a percentage of base salary)
•	a relocation of such executive’s principal place of business of more than 50 miles;
•	we provide written notice of our intent not to renew the applicable Severance Protection Agreement;
•

our failure to obtain a reasonably satisfactory written agreement from any successor to all or substantially all of our assets to assume and agree to perform our obligations under the Severance Protection Agreement.

For purposes of the Severance Protection Agreements, the term “Change in Control” generally has the same meaning as defined in the Prior McVey Employment Agreement.

Proprietary information and non-competition agreements

Each of our U.S.-based NEOs has entered into, and is subject to the terms of, a Proprietary Information and Non-Competition Agreement with us that contains, among other things, (i) certain provisions prohibiting disclosure of our confidential information without our prior written consent, (ii) certain non-competition provisions that restrict their engaging in certain activities that are competitive with us during their employment and for one year thereafter for Messrs. McVey, Concannon, McPherson and Panchal and six months thereafter for Mr. Gerosa, (iii) certain non-solicitation provisions that restrict their recruiting, soliciting or hiring our non-clerical employees or consultants during their employment and for two years thereafter and (iv) certain non-solicitation provisions that restrict their soliciting any person or entity to terminate, cease, reduce or diminish their relationship with us, during their employment and for two years thereafter for Messrs. McVey and Concannon and one year thereafter for Messrs. Gerosa, McPherson and Panchal.

Potential termination or change in control payments and benefits

Each of the NEOs is entitled to certain payments and benefits pursuant to their employment agreements and/or other agreements, as applicable, entered into between us and such executive upon a termination of such executive’s employment in certain circumstances or in the event of a change in control of the Company. For Messrs. McVey and Concannon, their rights upon certain termination or change in control events: (a) to base salary continuation, bonus and healthcare benefits are governed by the Prior McVey Employment Agreement and Prior Concannon Employment Agreement, respectively; and (b) to vesting of unvested equity awards are governed by their equity award agreements. For Messrs. Gerosa, McPherson and Panchal, their rights upon certain termination or change in control events are governed by their applicable Severance Protection Agreement or where more favorable, their applicable equity award agreements. The benefits described herein are subject to the applicable NEO’s, his estate’s or his legal guardian’s, as applicable, execution of a general release of claims and covenant not to sue.

The following tables estimate the payments we would be obligated to make to each of our NEOs as a result of such NEO’s termination or resignation under the circumstances shown or because of a change in control, in each case assuming such event had occurred on December 31, 2022. We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual

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EXECUTIVE COMPENSATION

amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through December 31, 2022 that would be paid in the normal course of continued service, such as accrued but unpaid salary, and (ii) vested account balances under our 401(k) Plan that are generally available to all of our salaried employees. Where applicable, the information in the table uses a price per share for our Common Stock of $278.89, the closing price on December 31, 2022.

Payments and Benefits for Mr. McVey
	Termination for Cause or Without Good Reason	Qualified Retirement	Prior to CIC Termination[1]	Following CIC Termination[1]	CIC Trigger[1] (No Termination)	Enhanced Non-CCPP Termination[1]	Death or Disability CCPP Termination[1]	Death or Disability Non-CCPP Termination[1]	Non-Extension Non-CCPP Termination[1]
Base Salary[2]	—	—	$1,000,000	$1,000,000	—	$1,000,000	$1,000,000	$500,000	$500,000
Bonus[3]	—	—	$2,700,000	$2,700,000	—	$2,700,000	$2,700,000	$1,350,000	$1,350,000
Health Benefits[4]	—	—	$73,118	$73,118	—	$54,838	$73,118	$36,559	$36,559
Unvested Restricted Stock[5]	—	—	$10,525,866	$10,525,866	$10,525,866	$5,262,933	$10,525,866	$10,525,866	—
Unvested Performance Shares[6]	—	—	—	$1,296,002	$1,296,002	—	$648,001	$648,001	—
Unvested Performance Stock Units[7]	—	$915,596	—	$2,198,769	$2,198,769	—	$2,198,769	$2,198,769	—
Unvested Restricted Stock Units[8]	—	—	—	$943,485	$1,157,394	—	$1,050,439	$1,050,439	—
Unvested Stock Options[9]	—	—	$1,497,887	$1,497,887	$0	$1,497,887	$748,943	$748,943	—
Total	—	$915,596	$15,796,871	$20,235,126	$15,178,030	$10,515,658	$18,945,136	$17,058,577	$1,886,559

(1)

A “Qualified Retirement” occurs if Mr. McVey retires on December 31, 2022 and had given notice of his retirement on December 31, 2021 (he has already satisfied the age and tenure requirements applicable to such provision). A “Prior to CIC Termination” occurs if Mr. McVey resigns for Good Reason or his employment is terminated for any reason other than his resignation without Good Reason (including due to his providing a notice of non-extension of the term of the Prior McVey Employment Agreement at least 90 days prior to the end of the term (a “Non-Extension Notice”)), or by us for Cause, in any case, within three months prior to a “change in control event” within the meaning of Section 409A of the Code (such period, a “Prior Change in Control Protection Period” or a “Prior CCPP”). A “Following CIC Termination” occurs if Mr. McVey resigns for Good Reason or his employment is terminated for any reason other than his resignation without Good Reason (including due to his providing a Non-Extension Notice), or by us for Cause, in any case, within (a) 18 months (for base salary, bonus and healthcare) and (b) 24 months (for equity awards), in each case, after a Change in Control as defined in the Prior McVey Employment Agreement (such period, combined with a Prior CCPP, a “CCPP”). A “CIC Trigger” occurs if, immediately prior to a Change in Control, the Compensation Committee determines that the applicable equity award will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans. An “Enhanced Non-CCPP Termination” occurs if Mr. McVey’s employment is terminated outside of a CCPP for any reason other than: (a) his death, (b) his voluntary resignation without Good Reason (including due to his providing a Non-Extension Notice), (c) due to our providing a Non-Extension Notice, (d) by us as a result of his having a disability or (e) for Cause. A “Death or Disability CCPP Termination” occurs if Mr. McVey’s employment is terminated during a CCPP due to his death or by us as a result of his having a disability. A “Death or Disability Non-CCPP Termination” occurs if Mr. McVey’s employment is terminated outside of a CCPP due to his death or by us as a result of his having a disability. A “Non-Extension Non-CCPP Termination” occurs if Mr. McVey’s employment is terminated outside a CCPP due to our providing a Non-Extension Notice. An “Average Bonus” for Mr. McVey means the average of his annual bonus amounts received for the Company’s three fiscal years immediately preceding the termination.

(2)

Represents the continued payment of base salary: (a) upon a Prior to CIC Termination, a Following CIC Termination, an Enhanced Non-CCPP Termination or a Death or Disability CCPP Termination for 24 months; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Non-CCPP Termination, for 12 months.

(3)

Represents a bonus: (a) upon a Prior to CIC Termination, a Following CIC Termination, an Enhanced Non-CCPP Termination or a Death or Disability CCPP Termination, in the amount of two times Mr. McVey’s Average Bonus, payable in 24 monthly installments; and (b) upon a Death or

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Disability Non-CCPP Termination or a Non-Extension Non-CCPP Termination, in the amount of one times Mr. McVey’s Average Bonus, payable in 12 monthly installments.
(4)

Represents healthcare coverage: (a) upon a Prior to CIC Termination, a Following CIC Termination or a Death or Disability CCPP Termination, for 24 months; (b) for an Enhanced Non-CCPP Termination, for 18 months; and (c) upon a Death or Disability Non-CCPP Termination or a Non-Extension Non-CCPP Termination, for 12 months.

(5)

Represents the value of the unvested restricted stock issued to Mr. McVey upon the settlement of performance shares granted to him in January 2018, as part of his multi-year award (the “McVey 2018 Multi-Year”), which will vest as follows: (a) for the McVey 2018 Multi-Year, (i) upon a Prior to CIC Termination, a Following CIC Termination, a CIC Trigger, a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, his unvested restricted stock shall fully vest; and (ii) upon an Enhanced Non-CCPP Termination, half of his restricted stock shall vest; and (b) for the McVey 2020 Annual, (i) upon a Following CIC Termination or a CIC Trigger, his unvested restricted stock shall fully vest; and (ii) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his restricted stock shall vest.

(6)

Represents the target value of the unvested performance shares granted to Mr. McVey in January 2020 as part of his annual award (the “McVey 2020 Annual”), which will vest as follows (a) upon a Following CIC Termination or a CIC Trigger, his unvested performance shares shall fully vest; provided that, with respect to a Following CIC Termination, the performance stock would only vest if Mr. McVey is terminated without Cause in the period following a Change in Control and (b) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested performance shares shall vest.

(7)

Represents the target value of the unvested PSUs granted to Mr. McVey in January 2021 (the “McVey 2021 Annual”) and in January 2022 (the “McVey 2022 Annual” and together with the McVey 2020 Annual and the McVey 2021 Annual, the “McVey Annual Awards”), each as part of his annual award, which will vest as follows: (i) for the McVey 2021 Award only, upon a Qualified Retirement, continue to vest in accordance with its original vesting schedule; provided that if Mr. McVey (x) undertakes any business activity or employment in the financial services or fintech industries or undertakes any activity that could create reputational risk or a conflict of interest with the Company (in each case, as determined by the Company in its sole discretion) without the prior written consent of the Company or (y) breaches any of the terms and conditions of any restrictive covenants applicable to Mr. McVey, in either case, the McVey 2021 Award will be forfeited immediately for no consideration; and (ii) for the McVey 2021 Awards and McVey 2022 Awards, upon a Following CIC Termination, a CIC Trigger, a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination his unvested PSUs shall fully vest; provided that, with respect to a Following CIC Termination, the PSUs would only vest if Mr. McVey is terminated without Cause in the period following a Change in Control.

(8)

Represents the value of the unvested RSUs granted to Mr. McVey as part of the McVey Annual Awards, which will vest as follows: (a) for the McVey 2020 Annual, (i) upon a CIC Trigger, his unvested RSUs shall fully vest; and (ii) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested RSUs shall vest; and (b) for the McVey 2021 Annual and the McVey 2022 Annual, upon a Following CIC Termination, a CIC Trigger, a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, his unvested RSUs shall fully vest; provided that, with respect to a Following CIC Termination, the PSUs would only vest if Mr. McVey is terminated without Cause in the period following a Change in Control.

(9)

Represents the value of the unvested stock options granted to Mr. McVey as part of the McVey 2018 Multi-Year and the McVey Annual Awards, which will vest as follows: (a) for the McVey 2018 Multi-Year, (i) upon a Prior to CIC Termination, a Following CIC Termination, or an Enhanced Non-CIC Termination, his unvested stock options shall fully vest; and (ii) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested stock options shall vest; (b) for the McVey 2020 Annual, (i) upon a CIC Trigger, his unvested stock options shall fully vest, but have no impact on the value presented in the table above because it is presented as of December 31, 2022 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date; and (ii) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested stock options shall vest, but have no impact on the value presented in the table above because it is presented as of December 31, 2022 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date; and (c) for the McVey 2021 Annual and McVey 2022 Annual, upon a Following CIC Termination, a CIC Trigger, a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, his unvested stock options shall fully vest, but have no impact on the value presented in the table above because it is presented as of December 31, 2022 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date.

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Payments and Benefits for Mr. Concannon
	Termination for Cause or Without Good Reason	Death or Disability CCPP Termination[1]	Death or Disability Non-CCPP Termination[1]	CCPP Without Cause or for Good Reason Termination[1]	Non-CCPP Without Cause or for Good Reason[1]	CIC Trigger[1] (No Termination)	Non-Extension Termination[1]
Base Salary[2]	—	$1,000,000	$500,000	$1,000,000	$1,000,000	—	$500,000
Bonus[3]	—	$2,800,000	$1,400,000	$2,800,000	$2,800,000	—	$1,400,000
Health Benefits[4]	—	$54,838	$36,559	$54,838	$54,838	—	$36,559
Unvested Restricted Stock[5]	—	$5,274,925	$5,274,925	$5,274,925	$2,637,463	$5,274,925	—
Unvested Performance Shares[6]	—	$422,658	$422,658	$845,316	—	$845,316	—
Unvested Performance Stock Units[7]	—	$1,651,587	$1,651,587	$1,651,587	—	$1,651,587	—
Unvested Restricted Stock Units[8]	—	$855,495	$855,495	$995,080	$0	$995,080	—
Unvested Stock Options[9]	—	$107,215	$107,215	$214,431	$214,431	—	—
Total	—	$12,166,719	$10,248,439	$12,836,176	$6,706,732	$8,766,907	$1,936,559

(1)

A “Death or Disability CCPP Termination” occurs upon Mr. Concannon’s death or disability during a CCPP (as defined in footnote (1) to the “Payments and Benefits for Mr. McVey” table). A “Death or Disability Non-CCPP Termination” occurs upon Mr. Concannon’s death or disability outside of a CCPP. A “CCPP Without Cause or for Good Reason Termination” occurs upon: (i) a termination by Mr. Concannon for Good Reason during a Prior CCPP (as defined in footnote (1) to the “Payments and Benefits for Mr. McVey” table); or (ii) the Company terminates Mr. Concannon without Cause or a termination by Mr. Concannon for Good Reason during the portion of a CCPP that is not a Prior CCPP. A “Non-CCPP Without Cause or for Good Reason Termination” means a termination by the Company without Cause or by Mr. Concannon for Good Reason that is not a CCPP Without Cause or for Good Reason Termination. A “CIC Trigger” occurs if, immediately prior to a Change in Control, the Compensation Committee determines that the applicable equity award will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans. A “Non-Extension Termination” occurs if Mr. Concannon’s employment is terminated due to our providing a Non-Extension Notice (as defined in footnote (1) to the “Payments and Benefits for Mr. McVey” table, except with respect to the Prior Concannon Employment Agreement). An “Average Bonus” for Mr. Concannon means the average of his annual bonus amounts received in 2019 and 2020.

(2)

Represents the continued payment of base salary: (a) upon a Death or Disability CCPP Termination, a CCPP Without Cause or for Good Reason Termination or a Non-CCPP Without Cause or for Good Reason Termination, for 24 months; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Termination, for 12 months.

(3)

Represents a bonus: (a) upon a Death or Disability CCPP Termination, a CCPP Without Cause or for Good Reason Termination or a Non-CCPP Without Cause or for Good Reason Termination, in the amount of two times Mr. Concannon’s Average Bonus, payable in 24 monthly installments; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Termination, in the amount of one times Mr. Concannon’s Average Bonus, payable in 12 monthly installments.

(4)

Represents healthcare coverage: (a) upon a Death or Disability CCPP Termination, a CCPP Without Cause or for Good Reason Termination or a Non-CCPP Without Cause or for Good Reason Termination, for 18 months; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Termination, for 12 months.

(5)

Represents the value of the unvested restricted stock issued to Mr. Concannon upon the settlement of performance shares granted to him in January 2019, as part of his sign on award (the “Concannon Sign On”), which will vest as follows: (a) upon a Death or Disability CCPP Termination, a Death or Disability Non-CCPP Termination, a CCPP Without Cause or For Good Reason Termination or a CIC Trigger, his unvested restricted stock shall fully vest; and (b) upon a Non-CCPP Without Cause or For Good Reason Termination, half of his restricted stock shall vest.

(6)

Represents the target value of the unvested performance shares granted to Mr. Concannon in January 2020 as part of his annual award (the “Concannon 2020 Annual”), which will vest as follows: (a) upon a CCPP Without Cause or for Good Reason Termination or a CIC Trigger, his unvested performance shares shall fully vest; provided that the unvested performance shares would not vest if his employment was terminated by him for Good Reason; and (b) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested performance shares shall vest.

(7)

Represents the target value of the unvested PSUs granted to Mr. Concannon in January 2021 (the “Concannon 2021 Annual) and in January 2022 (the “Concannon 2022 Annual,” together with the Concannon 2020 Annual and the Concannon 2021 Annual, the “Concannon Annual Awards”), each as a part of his annual award, which will fully vest upon a Death or Disability CCPP Termination, a Death or Disability Non-CCPP Termination, a CCPP Without Cause or For Good Reason Termination, or a CIC Trigger; provided that, with respect to a CCPP Without Cause or for Good Reason Termination, the unvested PSUs would not vest if his employment was terminated by him for Good Reason.

(8)

Represents the value of the unvested RSUs granted to Mr. Concannon as part of the Concannon Annual Awards, which will vest as follows: (a)  for the Concannon 2020 Annual, (i) upon a CCPP Without Cause or For Good Reason Termination or a CIC Trigger, his unvested RSUs shall fully vest; provided that, with respect to a CCPP Without Cause or for Good Reason Termination, the unvested RSUs would not vest if his employment was terminated by him for Good Reason; and (ii) upon a Death or Disability CCPP Termination, a Death or Disability Non-CCPP Termination, half of his unvested RSUs shall vest; and (c) for the Concannon 2021 Annual and Concannon 2022 Annual, upon a CCPP Without Cause or For Good Reason Termination, Death or Disability CCPP Termination, a Death or Disability Non-CCPP Termination or a CIC Trigger, his unvested RSUs s shall fully

74	2023 Proxy Statement

EXECUTIVE COMPENSATION

vest; provided that, with respect to a CCPP Without Cause or for Good Reason Termination, the unvested RSUs would not vest if his employment was terminated by him for Good Reason.
(9)

Represents the value of the unvested stock options granted to Mr. Concannon as part of the Concannon Sign On, the Concannon 2021 Annual and the Concannon 2022 Annual, which will vest as follows: (a) for the Concannon Sign On, (i) upon a CCPP Without Cause or For Good Reason Termination or a Non-CCPP Without Cause or For Good Reason Termination, his unvested stock options shall fully vest; and (ii) upon a Death or Disability CCPP Termination, a Death or Disability Non-CCPP Termination, half of his unvested stock options shall vest; and (b) for the Concannon 2021 Annual and the Concannon 2022 Annual, upon a CCPP Without Cause or For Good Reason Termination, a Death or Disability CCPP Termination, a Death or Disability Non-CCPP Termination or a CIC Trigger, his unvested stock options shall fully vest, but have no impact on the value presented in the table above because it is presented as of December 31, 2022 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date; provided that, with respect to a CCPP Without Cause or for Good Reason Termination, the unvested stock options would not vest if his employment was terminated by him for Good Reason.

2023 Proxy Statement	75

EXECUTIVE COMPENSATION

Payments and Benefits for Mr. Gerosa
	Termination for Cause or Without Good Reason	CIC Termination[1]	CIC Trigger[1] (No Termination)	Non-CIC Termination[1]	Death or Disability
Severance[2]	—	$1,005,000	—	$631,667	$315,833
Pro Rata Bonus[3]	—	$370,000	—	$331,667	$165,833
Health Benefits[4]	—	$55,349	—	$36,899	$36,899
Unvested Restricted Stock[5]	—	$22,311	$22,311	$22,311	$22,311
Unvested Performance Stock Units[6]	—	$385,147	$385,147	—	$385,147
Unvested Restricted Stock Units[7]	—	$249,328	$249,328	$117,692	$249,328
Unvested Stock Options[8]	—	—	—	—	—
Total	—	$2,087,135	$656,786	$1,140,235	$1,175,352

(1)

A “CIC Termination”, occurs upon termination by the Company without Cause or a termination by the applicable NEO for Good Reason during the period beginning on the effective date of a Change in Control and ending on the second anniversary following such effective date (such period, a “Protection Period”). A “CIC Trigger” occurs if, immediately prior to a Change in Control, the Compensation Committee determines that the applicable equity award will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans. An “Non-CIC Termination” occurs either upon (a) a termination by the Company without Cause prior to a Change in Control, or (b) a termination by the Company without Cause or a termination by the applicable NEO for Good Reason following the expiration of a Protection Period. The applicable NEO’s “Average Annual Bonus” means the average of his annual bonus amounts earned and payable for the Company’s three fiscal years immediately preceding the termination, or, with respect to a CIC Termination, if greater, the bonus amount from the year preceding a Change in Control.

(2)

Represents severance: (a) upon a CIC Termination, equal to one and a half times the sum of Mr. Gerosa’s base salary and his Average Annual Bonus, payable in a lump sum; (b) upon a Non-CIC Termination, equal to one times the sum of Mr. Gerosa’s base salary and his Average Annual Bonus, payable in regular installments over twelve months; and (c) upon death or disability, equal to half of the sum of Mr. Gerosa’s base salary and his Average Annual Bonus, payable in a lump sum.

(3)

Represents a pro rata bonus: (a) upon a CIC Termination or a Non-CIC Termination, equal to Mr. Gerosa’s Average Annual Bonus, payable in a lump sum; and (b) upon death or disability, equal to half of his Average Annual Bonus, payable in a lump sum.

(4)	Represents healthcare coverage: (a) upon a CIC Termination, for eighteen months; and (b) upon a Non-CIC Termination or upon death or disability, for twelve months.
(5)

Represents the value of the unvested restricted stock granted to Mr. Gerosa in January 2020, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or upon death or disability, his restricted stock shall fully vest; and (b) upon a Non-CIC Termination, his restricted stock shall continue to vest for a year from such termination.

(6)

Represents the target value of the unvested PSUs granted to Mr. Gerosa in January 2021 and January 2022, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested PSUs shall fully vest; and (b) upon a Non-CIC Termination, his PSUs shall continue to vest for a year from such termination (but as such shares cliff vest in January 2024 and January 2025, respectively, no PSUs shall vest)

(7)

Represents the value of the unvested RSUs granted to Mr. Gerosa in January 2021 and August 2021 and January 2022, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested RSUs shall fully vest; and (ii) upon a Non-CIC Termination, his unvested RSUs shall continue to vest for a year from such termination.

(8)

Represents the value of the unvested stock options granted to Mr. Gerosa in August 2021 and January 2022, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested stock options shall fully vest, but have no impact on the value presented in the table above because it is presented as of December 31, 2022 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date; and (b) upon a Non-CIC Termination, his unvested stock options shall continue to vest for a year from such termination, but have no impact on the value presented in the table above because it is presented as of December 31, 2022 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date.

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EXECUTIVE COMPENSATION

Payments and Benefits for Mr. McPherson
	Termination for Cause or Without Good Reason	CIC Termination[1]	CIC Trigger[1] (No Termination)	Non-CIC Termination[1]	Death or Disability
Severance[2]	—	$2,100,000	—	$1,400,000	$700,000
Pro Rata Bonus[3]	—	$1,100,000	—	$1,100,000	$550,000
Health Benefits[4]	—	$55,349	—	$36,899	$36,899
Unvested Performance Shares[5]	—	$225,343	$225,343	—	$225,343
Unvested Performance Stock Units[6]	—	$894,121	$894,121	—	$894,121
Unvested Restricted Stock Units[7]	—	$845,594	$845,594	$374,549	$845,594
Total	—	$5,220,408	$1,965,059	$2,911,449	$3,251,958

(1)	Refer to footnote (1) under the “Payments and Benefits Payable to Mr. Gerosa” table for applicable definitions.
(2)

Represents severance: (a) upon a CIC Termination, equal to one and a half times the sum of Mr. McPherson’s base salary and his Average Annual Bonus, payable in a lump sum; (b) upon a Non-CIC Termination, equal to one times the sum of Mr. McPherson’s base salary and his Average Annual Bonus, payable in regular installments over twelve months; and (c) upon death or disability, equal to half of the sum of Mr. McPherson’s base salary and his Average Annual Bonus, payable in a lump sum.

(3)

Represents a pro rata bonus: (a) upon a CIC Termination or a Non-CIC Termination, equal to Mr. McPherson’s Average Annual Bonus, payable in a lump sum; and (b) upon death or disability, equal to half of his Average Annual Bonus, payable in a lump sum.

(4)	Represents healthcare coverage: (a) upon a CIC Termination, for eighteen months; and (b) upon a Non-CIC Termination or upon death or disability, for twelve months.
(5)

Represents the target value of the unvested performance shares granted to Mr. McPherson in January 2020, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested performance shares shall fully vest; and (b) upon a Non-CIC Termination, his performance shares shall continue to vest for a year from such termination.

(6)

Represents the target value of the unvested PSUs granted to Mr. McPherson in January 2021 and January 2022, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested PSUs shall fully vest; and (b) upon a Non-CIC Termination, his PSUs shall continue to vest for a year from such termination (but as such shares cliff vest in January 2024 and January 2025, respectively, no PSUs shall vest).

(7)

Represents the value of the unvested RSUs granted to Mr. McPherson in January 2020, January 2021 and January 2022, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested RSUs shall fully vest; and (b) upon a Non-CIC Termination, his unvested RSUs shall continue to vest for a year from such termination.

2023 Proxy Statement	77

EXECUTIVE COMPENSATION

Payments and Benefits for Mr. Panchal
	Termination for Cause or Without Good Reason	CIC Termination[1]	CIC Trigger[1] (No Termination)	Non-CIC Without Cause Termination[1]	Non-CIC With Good Reason Termination[1]	Death or Disability
Severance[2]	—	$600,000	—	$400,000	$400,000	$200,000
Pro Rata Bonus[3]	—	—	—	—	—	—
Health Benefits[4]	—	$55,155	—	$36,770	$36,770	$36,770
Unvested Performance Stock Units[5]	—	$1,111,656	$1,111,656	—	—	$1,111,656
Unvested Restricted Stock Units[6]	—	$1,623,419	$1,623,419	$882,129	$293,950	$1,623,419
Total	—	$3,390,229	$2,735,074	$1,318,899	$730,720	$2,971,844

(1)

Refer to footnote (1) under the “Payments and Benefits Payable to Mr. Gerosa” table for applicable definitions, except as follows. A “Non-CIC without Cause Termination” occurs either upon (a) a termination by the Company without Cause prior to a Change in Control, or (b) a termination by the Company without Cause following the expiration of a Protection Period. A “Non-CIC with Good Reason Termination” occurs upon a termination by Mr. Panchal following the expiration of a Protection Period.

(2)

Represents severance: (a) upon a CIC Termination, equal to one and a half times the sum of Mr. Panchal’s base salary and his Average Annual Bonus, payable in a lump sum; (b) upon a Non-CIC without Cause Termination or a Non-CIC with Good Reason Termination, equal to one times the sum of Mr. Panchal’s base salary and his Average Annual Bonus, payable in regular installments over twelve months; and (c) upon death or disability, equal to half of the sum of Mr. Panchal’s base salary and his Average Annual Bonus, payable in a lump sum. In each case, Mr. Panchal had not yet received a bonus on December 31, 2022, so his Average Annual Bonus was zero.

(3)

Represents a pro rata bonus: (a) upon a CIC Termination, a Non-CIC without Cause Termination or a Non-CIC with Good Reason Termination, equal to Mr. Panchal’s Average Annual Bonus, payable in a lump sum; and (b) upon death or disability, equal to half of his Average Annual Bonus, payable in a lump sum. In each case, Mr. Panchal had not yet received a bonus on December 31, 2022, so his Average Annual Bonus was zero.

(4)

Represents healthcare coverage: (a) upon a CIC Termination, for eighteen months; and (b) upon a Non-CIC without Cause Termination, a Non-CIC with Good Reason Termination or upon death or disability, for twelve months.

(5)

Represents the target value of the unvested PSUs granted to Mr. Panchal in March 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested PSUs shall fully vest; and (b) upon a Non-CIC without Cause Termination or a Non-CIC with Good Reason Termination, his PSUs shall continue to vest for a year from such termination (but as such shares cliff vest in March 2025, no PSUs shall vest).

(6)

Represents the value of the unvested RSUs granted to Mr. Panchal in March 2022 as part of his buy-out award the (the “Panchal Buy-out Award”) and sign-on award (the “Panchal Sign-On Award”), which will vest as follows: (a) for the Panchal Buy-out Award and for the Paschal Sign-on Award, upon a CIC Termination, a CIC Trigger or death or disability, his unvested RSUs shall fully vest; (b) upon a Non-CIC without Cause Termination, (i) for the Panchal Buy-out Award, his unvested RSUs shall fully vest and (ii) for the Panchal Sign-on Award, his unvested RSUs shall continue to vest for a year from such termination (but as such shares cliff vest in March 2026, no PSUs shall vest); and (c) upon a Non-CIC with Good Reason Termination, for the Panchal Buy-out Award and the Panchal Sign-on Award, his unvested RSUs shall continue to vest for a year from such termination.

Compensation Committee interlocks and insider participation

The Compensation Committee is composed of four independent directors: Mr. Prager (Chair), Ms. Altobello, Mr. Casper and Ms. Gibson. No member of the Compensation Committee is, or was during 2022, a current or former officer or employee of the Company or any of its subsidiaries. Additionally, during 2022, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

78	2023 Proxy Statement

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act), the Company is providing its stockholders the opportunity to cast an advisory vote to approve the compensation of the Company’s NEOs. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s stockholders the opportunity to express their views on the NEOs’ compensation. This year, we are also holding an advisory vote on the frequency of such votes. See Proposal 4 for the advisory vote on the frequency of the Say-on-Pay vote, in which the Board recommends continuing to hold an advisory vote on Say-on-Pay every year.

As described in detail in the Compensation Discussion and Analysis above, the Company’s NEO compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its NEO compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, in addition to short-term (annual) incentive awards, which has enabled the Company to successfully motivate and reward its NEOs. The Company believes that its ability to retain its current high-performing team of seasoned executive officers is critical to its continuing financial success and that its focus on the long-term interests of its NEOs aligns with the interests of its stockholders.

We urge stockholders to read the letter from the Compensation Committee found on page 32 and the Compensation, Discussion and Analysis beginning on page 33, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives beginning on page 59, which provide detailed information on the compensation of our NEOs.  For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Your vote

As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s NEO compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for NEOs. Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs as disclosed in this Proxy Statement. The affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy is required to approve this Proposal 3. Abstentions will have the same effect as a vote AGAINST this proposal and broker non-votes will have no effect on the outcome of the vote.

BOARD RECOMMENDATION
The board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

2023 Proxy Statement	79

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Act), the Company is seeking the input of its stockholders on the frequency with which it will hold a non-binding, advisory vote on the compensation of its named executive officers (commonly known as a “Say-on-Frequency” proposal). In voting on this Proposal 4, stockholders are provided with four choices. Stockholders may indicate their preference as to whether the advisory vote on the compensation of the Company’s named executive officers should occur every (i) one year, (ii) two years, or (iii) three years; or the stockholders may abstain from voting on this Proposal 4.

After careful consideration, the Board of Directors believes that an annual frequency of the stockholder vote on the compensation of the Company’s named executive officers is optimal. The Board of Directors recommends an annual advisory vote on Say-on-Pay because an annual vote will allow stockholders to provide direct input on the Company’s compensation policies and practices, and the resulting compensation for the named executive officers, every year. Stockholders would have the opportunity to consider the Company’s most recent compensation decisions in the context of its pay for performance philosophy and focus on increasing long-term stockholder value, and to provide feedback to the Company in a timely way.

As an advisory vote, this proposal is not binding on the Company. Notwithstanding the advisory nature of this vote, the Board of Directors values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on executive compensation.

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote for every “ONE YEAR”, on an advisory basis, for the frequency with which the Company will hold a non-binding, advisory vote on the compensation of its named executive officers. The affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy is required to approve this Proposal 4. Because stockholders have four choices (one year, two years, three years or abstain) on the advisory approval of a frequency of future votes on the compensation of the Company’s named executive officers, it is possible that no frequency will receive a majority vote. If no frequency receives the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. Abstentions will have the same effect as a vote AGAINST this proposal and broker non-votes will have no effect on the outcome of the vote.

BOARD RECOMMENDATION
The board unanimously recommends that you vote for every “ONE YEAR.”

80	2023 Proxy Statement

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, our Company is required to calculate and disclose the total compensation paid to its median employee, as well as the ratio of the total compensation paid to such median employee as compared to the total compensation paid to the Company’s CEO.  The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Measurement date

We identified the median employee using our employee population on December 31, 2022. On December 31, 2022, the CEO of the Company was Mr. McVey.

Consistently Applied Compensation Measure (CACM)

We identified our median employee using a consistently applied compensation measure, consisting of the following:

•	Actual base salary paid;
•	Cash bonus paid in 2023 for 2022 performance;
•	Other cash payments including, but not limited to, overtime, allowances and one-time awards;
•	Value of equity awards granted in 2022, computed in accordance with FASB ASC Topic 718; and
•	Company contributions to a pension or retirement plan, including, but not limited to, a 401(k) defined contribution plan in the U.S.

De minimis exception

As of December 31, 2022, we had 744 employees globally, including 462 U.S. employees and 282 non-U.S. employees.  In determining the median employee, we did not include employees from the following countries as they represented, in aggregate, less than 5% of our employee population:

•	Brazil – 3 employees
•	France – 4 employees
•	Germany – 3 employees
•	Hong Kong – 10 employees
•	Italy – 1 employee
•	The Netherlands – 10 employees
•	Switzerland – 3 employees

After excluding the CEO and employees located in the countries described above, we determined our median employee from a population of 709 employees, including 461 U.S. employees and 248 non-U.S. employees.

CEO pay ratio

The annual total compensation for the CEO and the median employee, as calculated using the Summary Compensation Table requirements, was $5,553,833 and $159,747, respectively, resulting in a ratio of 35:1.

This pay ratio information is being provided solely for compliance purposes.  Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

2023 Proxy Statement	81

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to each of our Principal Executive Officer (“PEO”), which is our CEO, and the average of our non-PEO NEOS, and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Pay Versus Performance

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Total Shareholder Return[5]	Index Total Shareholder Return[6]	Net Income (millions)[7]	Adjusted Operating Income[8]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	5,553,833	(17,047,453)	3,600,351	1,318,174	$75.12	$113.64	$250.2	$370.4
2021	5,742,184	(23,796,801)	2,778,019	(567,512)	$109.67	$131.62	$257.9	$379.6
2020	6,143,686	46,225,725	2,563,567	12,445,573	$151.29	$99.47	$299.4	$423.6

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. McVey (our Chief Executive Officer as of December 31, 2022) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. McVey, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. McVey during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. McVey’s total compensation for each year to determine the compensation actually paid:

PEO Compensation Actually Paid

Year	Reported Summary Compensation Total for PEO	Reported Value of Equity Awards[a]	Equity Award Adjustments[b]	Compensation Actually Paid to PEO
2022	5,553,833	3,168,833	(19,432,453)	(17,047,453)
2021	5,742,184	3,432,184	(26,106,801)	(23,796,801)
2020	6,143,686	3,386,686	43,468,725	46,225,725

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. McVey, who has served as our CEO as of December 31, 2022) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. McVey) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Christopher R. Concannon, Christopher N. Gerosa, Kevin M. McPherson and Naineshkumar Panchal; (ii) for 2021, Christopher R. Concannon, Antonio DeLise, Christopher N. Gerosa, Kevin M.

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PAY VERSUS PERFORMANCE

McPherson and Nicholas Themelis; and (iii) for 2020, Christopher R. Concannon, Antonio DeLise, Kevin M. McPherson and Nicholas Themelis.
(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. McVey, who has served as our CEO as of December 31, 2022), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. McVey) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. McVey) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Non-PEO NEO Compensation Actually Paid

Year	Reported Summary Compensation Average for Non-PEO NEOs	Reported Average Value of Equity Awards[a]	Equity Award Adjustments[b]	Compensation Actually Paid to Non-PEO NEOs
2022	3,600,351	1,935,768	(346,409)	1,318,174
2021	2,778,019	1,578,686	(1,766,846)	(567,512)
2020	2,563,567	1,006,567	10,888,573	12,445,573

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in  same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)

Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the Dow Jones U.S. Financials Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	Adjusted Operating Income is defined as operating income before: (1) unplanned inorganic activity and (2) the impact of cash incentives.

Financial performance measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected to incentivize our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted operating income
•	Operating margin
•	Revenue growth excluding U.S. credit
•	U.S. credit market share

2023 Proxy Statement	83

PAY VERSUS PERFORMANCE

Analysis of the information presented in the Pay versus Performance table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. McVey and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. McVey) is aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. McVey and to the other NEOs is comprised of equity awards.

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Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Mr. McVey and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. McVey) is generally aligned with the Company’s net income over the three years presented in the table.

Compensation Actually Paid and Adjusted Operating Income

As demonstrated by the following graph, the amount of compensation actually paid to Mr. McVey and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. McVey) is generally aligned with the Company’s Adjusted Operating Income over the three years presented in the table. As described above, Adjusted Operating Income is defined as operating income before: (1) unplanned inorganic activity and (2) the impact of cash incentives. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted Operating Income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the pay versus performance table above) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted Operating Income as the financial component of the Company’s short-term incentive compensation program. See “– Compensation Discussion and Analysis.”

2023 Proxy Statement	85

OTHER INFORMATION

General information

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of the Company, to be used at our Annual Meeting scheduled for Wednesday, June 7, 2023, at 9:00 a.m., Eastern Daylight Time, via live audio webcast at www.virtualshareholdermeeting.com/MKTX2023.

Holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 37,381,480 shares entitled to be voted.

The Annual Meeting will be held in virtual format only. You will not be able to attend the Annual Meeting physically, however you may vote and submit questions while attending the Annual Meeting online via the live audio webcast.

To participate in the Annual Meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card.  You will be able to submit questions during the meeting by typing in your question in the “ask a question” box on the meeting page. Should you require technical assistance, support will be available by dialing 800-586-1548 (U.S.) or 303-562-9288 (International) during the meeting. We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

We encourage you to vote your shares, either by voting online during the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote via the Internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions. If any matter other than the Proposals listed in the Notice of Annual Meeting of Stockholders is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner that the Board may recommend or, in the absence of such recommendation, in the manner they perceive to be in the best interests of the Company.

If you indicate when voting via the Internet that you wish to vote as recommended by the Board or if you execute the enclosed paper proxy card but do not give instructions, your proxy will be voted as follows: (1) FOR the election of each of the nominees for director named herein, (2) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023, (3) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (4) every ONE YEAR on the frequency of our advisory vote on executive compensation and (5) in accordance with the best judgment of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, see “— Voting — Broker authority to vote.”

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting), as well as how you can revoke a proxy, is contained in this Proxy Statement under the headings “— Solicitation of Proxies” and “— Voting.”

We are furnishing proxy materials to our stockholders primarily via the Internet. On April 26, 2023, we expect to mail beneficial owners of our Common Stock a Notice containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice also instructs you on how to vote via the Internet. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. The proxy card includes instructions on how to vote via the telephone. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our Annual Report, on the website referred to in the Notice.

86	2023 Proxy Statement

OTHER INFORMATION

Internet distribution of our proxy materials is designed to provide our stockholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Our Proxy Statement and 2022 Annual Report to Stockholders are available at
https://materials.proxyvote.com/57060D

Solicitation of proxies

General

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of a Notice, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Voting

Stockholders entitled to vote and shares outstanding

Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 37,381,480 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.

How to vote

Submitting a proxy via mail, the Internet or telephone

You may vote by calling the toll-free telephone number listed on the proxy card or visiting the website address listed on the Notice or the proxy card. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the Notice before your proxy will be accepted. In addition to the instructions that appear on the Notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., EDT, on June 6, 2023 in order for them to be counted at the Annual Meeting.

If you are a stockholder of record, or otherwise received a printed copy of the proxy materials, in addition to the methods described above, you may also submit your proxy with voting instructions by mail by following the instructions set forth on the proxy card included with the proxy materials. Specifically, if you are a stockholder of record on the Record Date, you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card.

2023 Proxy Statement	87

OTHER INFORMATION

Voting your shares online at the Annual Meeting

For Shares Directly Registered in the Name of the Stockholder: You may vote online at the Annual Meeting at www.virtualshareholdermeeting.com/MKTX2023; however, we encourage you to vote by proxy card or the Internet even if you plan to attend the online meeting. If you plan to attend the online Annual Meeting, you will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

For Shares Registered in the Name of a Brokerage Firm or Bank: If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted prior to or during the online meeting, or contact your broker, bank or other nominee for such information.

Revoking a proxy

A proxy that was submitted via the Internet or by telephone may be revoked at any time before it is exercised by (1) executing a later-dated proxy card via the Internet or by telephone or (2) attending the Annual Meeting and voting online.

A proxy that was submitted by mail may be revoked at any time before it is exercised by (1) giving written notice revoking the proxy to our General Counsel and Corporate Secretary at MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001, (2) subsequently sending another proxy bearing a later date or (3) attending the Annual Meeting and voting online.

If your shares are registered in the name of a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote online at the meeting.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet, by telephone or by mail.

Broker authority to vote

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. A “broker non-vote” occurs when a beneficial owner has not provided voting instructions and the broker holding shares for the beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal.

88	2023 Proxy Statement

OTHER INFORMATION

Quorum

A quorum is required for the conduct of business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting on the Record Date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Votes necessary to approve each proposal

Election of Directors. Our Bylaws include a majority of votes cast voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors (Proposal 1), you may either vote “FOR,” “AGAINST” or “ABSTAIN” as to each nominee. Cumulative voting is not permitted. Under the majority of votes cast voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. A majority of the votes cast means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that candidate for director. Abstentions will have no effect in determining whether a director nominee has received a majority of the votes cast because an abstention does not count as a vote cast. In addition, brokers do not have discretionary authority to vote for directors, therefore, broker non-votes will not count as a vote cast “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

Other Items. For Proposals 2 and 3, if a quorum is present, the proposals will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy. Abstentions will be counted as shares present having voting power on these proposals and will have the same effect as votes ”AGAINST.” Brokers have discretionary authority to vote on Proposal 2, the ratification of the appointment of PwC. Therefore, there will be no broker non-votes on Proposal 2. Brokers do not have discretionary authority to vote on Proposals 3 (Say-on-Pay), and any resulting broker non-votes will have no effect on the outcome of the vote.

With respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers (Proposal 4), approval of a frequency requires votes for that frequency from the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy. Because stockholders have four choices (every one year, two years, three years or abstain) on the advisory approval of a frequency of future votes on the compensation of the Company’s named executive officers, it is possible that no frequency will receive a majority vote. If no frequency receives the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. Abstentions will be counted as shares present and entitled to vote on this proposal and will have the same effect as a vote against each frequency. Broker non-votes will have no effect on the outcome of the vote. The Board and the Compensation Committee will consider the outcome of the vote when making their determination regarding how frequently (every one year, two years or three years) over the next six years the advisory vote will be held, after which period another frequency vote will be held.

2023 Proxy Statement	89

OTHER INFORMATION

Availability of certain documents

Householding of Annual Meeting materials

The Company and some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. This “householding” procedure reduces our printing costs and postage fees as well as the environmental impact of the annual meeting. Stockholders who participate in householding will continue to receive separate proxy cards. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001 or 212-813-6000. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.marketaxess.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended December 31, 2022, without charge to any stockholder upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001 or 212-813-6000.

Other matters

As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

Stockholder proposals for 2024 Annual Meeting

In order to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2024 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices in New York, New York, on or before December 28, 2023. In addition, under the Company’s bylaws, any proposal for consideration at the 2024 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on November 28, 2023 and the close of business on December 28, 2023 and is otherwise in compliance with the requirements set forth in the Company’s bylaws.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide the Company with notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024.

90	2023 Proxy Statement

APPENDIX A — RECONCILIATION OF NON-GAAP AMOUNTS

The Company believes that presenting adjusted operating income, a non-GAAP measure, is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. The Company defines adjusted operating income as operating income before: (1) unplanned inorganic activity and (2) the impact of cash incentives. The Company believes adjusted operating income is an appropriate measure for evaluating the operating performance of the Company on a consolidated basis. Adjusted operating income and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. Adjusted operating income should be viewed as a supplement to and not a substitute for operating income, net income, cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. All dollar amounts included in this Appendix A are presented in thousands, except as otherwise noted.

The following is a reconciliation of operating income (GAAP) to Adjusted Operating Income (non-GAAP):

Twelve Months Ended
December 31,2022
Operating income	$326,875
Cash incentives	$42,320
Unplanned inorganic activity	$1,185
Adjusted operating income	$370,380

2023 Proxy Statement	A-1

Market Axess®

NYC Headquarters

55 Hudson Yards Floor 15
New York NY 10001 USA

T +1 212 813 6000
marketaxess.com

MARKETAXESS nyc headquarters 55 hudson yards floor new york ny 10001 usa 15 t +1 212 813 6000 marketaxess.com

MARKETAXESS HOLDINGS INC. 55 HUDSON YARDS 15TH FLOOR NEW YORK, NY 10001 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MKTX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V13309-P87255 MARKETAXESS HOLDINGS INC. The Board of Directors recommends you vote FOR ALL of the following director nominees: 1. Election of Directors Nominees: 1d. Steven L. Begleiter 1a. Richard M. McVey 1c. Nancy Altobello 1b. Christopher R. Concannon 1e. Stephen P. Casper 1f. Jane Chwick 1j. Emily H. Portney 1k. Richard L. Prager 1g. William F. Cruger 1i. Richard G. Ketchum 1h. Kourtney Gibson For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3: 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the 2023 Proxy Statement. The Board of Directors recommends you vote for 1 YEAR on the following proposal: 4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers. NOTE: UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED, FOR PROPOSALS 2 AND 3, AND 1 YEAR ON PROPOSAL 4, AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW - NO BOXES NEED BE CHECKED For Against Abstain 1 Year 2 Years 3 Years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  Market Axess ®

2023 ANNUAL MEETING OF STOCKHOLDERS OF MARKETAXESS HOLDINGS INC. June 7, 2023 This proxy is solicited by the Board of Directors Please date, sign and mail your proxy card in the envelope provided as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V13310-P87255 MARKETAXESS HOLDINGS INC. The undersigned hereby appoints Richard M. McVey, Christopher R. Concannon, Christopher N. Gerosa and Scott Pintoff, jointly and severally, as proxies and attorneys of the undersigned, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Market Axess Holdings Inc. to be held on Wednesday, June 7, 2023, via a live webcast at www.virtualshareholdermeeting.com/MKTX2023 or at any postponement or adjournment thereof. You are encouraged to indicate your choices by marking the appropriate boxes, as specified on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side